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                                  $300,000,000
                                CREDIT AGREEMENT

                                  dated as of
                                  May 9, 2000


                                     Among


                               FERRO CORPORATION
                                  as Borrower

                     THE LENDING INSTITUTIONS NAMED THEREIN
                                   as Lenders

                          KEYBANK NATIONAL ASSOCIATION
                      as a Lender and as Syndication Agent

                               BANK ONE, MICHIGAN
                     as a Lender and as Documentation Agent

                               NATIONAL CITY BANK
        as a Lender, the Swing Line Lender, the Letter of Credit Issuer,
                 the Lead Arranger and the Administrative Agent


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                                TABLE OF CONTENTS

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
SECTION 1.        DEFINITIONS AND TERMS ........................................................     1
                  1.1.     Certain Defined Terms ...............................................     1
                  1.2.     Computation of Time Periods .........................................    15
                  1.3.     Accounting Terms ....................................................    15
                  1.4.     Terms Generally .....................................................    15

SECTION 2.        AMOUNT AND TERMS OF LOANS ....................................................    16
                  2.1.     Commitments for Revolving Loans                                          16
                  2.2.     Procedures for Revolving Borrowing and Disbursement of Funds ........    16
                  2.3.     Competitive Bid Loans ...............................................    18
                  2.4.     Notes; Loan Accounts ................................................    21
                  2.5.     Conversions of General Revolving Loans ..............................    22
                  2.6.     Refunding of, or Participation in, Swing Line Revolving Loans .......    23
                  2.7.     Interest ............................................................    24
                  2.8.     Selection and Continuation of Interest Periods ......................    26
                  2.9.     Increased Costs, Illegality, etc. ...................................    27
                  2.10.    Compensation ........................................................    29
                  2.11.    Change of Lending Office; Replacement of Lenders ....................    29

SECTION 3.        LETTERS OF CREDIT ............................................................    30
                  3.1.     Letters of Credit ...................................................    30
                  3.2.     Letter of Credit Requests: Notices of Issuance ......................    30
                  3.3.     Agreement to Repay Letter of Credit Drawings ........................    31
                  3.4.     Letter of Credit Participations .....................................    31
                  3.5.     Increased Costs .....................................................    33
                  3.6.     Guaranty of Letter of Credit Obligations of Other Letter
                             of Credit Obligors ................................................    33

SECTION 4.        FEES; COMMITMENTS ............................................................    35
                  4.1.     Fees ................................................................    35
                  4.2.     Voluntary Termination/Reduction of Commitments ......................    36
                  4.3.     Mandatory Adjustments of Commitments, etc. ..........................    36
                  4.4.     Extension of Maturity Date ..........................................    37

SECTION 5.        PAYMENTS .....................................................................    37
                  5.1.     Voluntary Prepayments of  Loans .....................................    37
                  5.2.     Mandatory Prepayments ...............................................    38
                  5.3.     Method and Place of Payment .........................................    39
                  5.4.     Net Payments ........................................................    39

SECTION 6.        CONDITIONS PRECEDENT .........................................................    40
                  6.1.     Conditions Precedent at Closing Date ................................    40
                  6.2.     Conditions Precedent to All Credit Events
                             (Other than any Competitive Bid Borrowing) ........................    41
                  6.3.     Conditions Precedent to Each Competitive Bid Borrowing ..............    41

SECTION 7.        REPRESENTATIONS AND WARRANTIES ...............................................    42
                  7.1.     Corporate Status, etc. ..............................................    42
                  7.2.     Subsidiaries ........................................................    42
                  7.3.     Corporate Power and Authority, etc. .................................    42


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                  7.4.     No Violation ........................................................    42
                  7.5.     Governmental Approvals ..............................................    43
                  7.6.     Litigation ..........................................................    43
                  7.7.     Use of Proceeds; Margin Regulations .................................    43
                  7.8.     Financial Statements, etc. ..........................................    43
                  7.9.     No Material Adverse Change. .........................................    43
                  7.10.    Tax Returns and Payments ............................................    43
                  7.11.    Title to Properties, etc. ...........................................    44
                  7.12.    Lawful Operations, etc. .............................................    44
                  7.13.    Environmental Matters ...............................................    44
                  7.14.    Compliance with ERISA ...............................................    44
                  7.15.    Intellectual Property, etc. .........................................    45
                  7.16.    Investment Company ..................................................    45
                  7.17.    Burdensome Contracts; Labor Relations ...............................    45
                  7.18.    Existing Indebtedness                                                    45
                  7.19.    True and Complete Disclosure ........................................    45

SECTION 8.        AFFIRMATIVE COVENANTS ........................................................    46
                  8.1.     Reporting Requirements ..............................................    46
                  8.2.     Books, Records and Inspections ......................................    47
                  8.3.     Insurance ...........................................................    48
                  8.4.     Payment of Taxes and Claims .........................................    48
                  8.5.     Corporate Franchises ................................................    48
                  8.6.     Good Repair .........................................................    48
                  8.7.     Compliance with Statutes, etc. ......................................    48
                  8.8.     Compliance with Environmental Laws ..................................    48
                  8.9.     Fiscal Years, Fiscal Quarters .......................................    48
                  8.10.    Hedge Agreements, etc. ..............................................    49
                  8.11.    Certain Subsidiaries to Join in Subsidiary Guaranty .................    49
                  8.12.    Most Favored Covenant Status ........................................    49
                  8.13.    Senior Debt .........................................................    50

SECTION 9.        NEGATIVE COVENANTS ...........................................................    50
                  9.1.     Changes in Business .................................................    50
                  9.2.     Consolidation, Merger, Asset Sales, etc. ............................    50
                  9.3.     Restrictions on Secured Debt ........................................    51
                  9.4.     Limitation on Sales and Leasebacks ..................................    52
                  9.5.     Indebtedness ........................................................    53
                  9.6.     Consolidated Total Debt/Consolidated EBITDA Ratio ...................    53
                  9.7.     Interest Coverage Ratio .............................................    53
                  9.8.     No Stock Repurchases While Index Debt is Not Investment Grade, etc ..    53
                  9.9.     Transactions with Affiliates ........................................    53
                  9.10.    Plan Terminations, Minimum Funding, etc. ............................    54

SECTION 10.       EVENTS OF DEFAULT ............................................................    54
                  10.1.    Events of Default ...................................................    54
                  10.2.    Acceleration, etc. ..................................................    56
                  10.3.    Application of Liquidation Proceeds .................................    56

SECTION 11.       THE ADMINISTRATIVE AGENT .....................................................    57
                  11.1.    Appointment .........................................................    57
                  11.2.    Delegation of Duties ................................................    57



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                  11.3.    Exculpatory Provisions ..............................................    57
                  11.4.    Reliance by Administrative Agent ....................................    57
                  11.5.    Notice of Default ...................................................    58
                  11.6.    Non-Reliance ........................................................    58
                  11.7.    Indemnification .....................................................    58
                  11.8.    The Administrative Agent in Individual Capacity .....................    59
                  11.9.    Successor Administrative Agent ......................................    59
                  11.10.   Other Agents ........................................................    59

SECTION 12.       MISCELLANEOUS ................................................................    59
                  12.1.    Payment of Expenses etc. ............................................    59
                  12.2.    Right of Setoff .....................................................    60
                  12.3.    Notices .............................................................    60
                  12.4.    Benefit of Agreement ................................................    61
                  12.5.    No Waiver: Remedies Cumulative ......................................    64
                  12.6.    Payments Pro Rata; Sharing of Setoffs, etc ..........................    64
                  12.7.    Calculations: Computations ..........................................    65
                  12.8.    Governing Law; Submission to Jurisdiction; Venue; Waiver of
                              Jury Trial .......................................................    65
                  12.9.    Counterparts ........................................................    66
                  12.10.   Effectiveness; Integration ..........................................    66
                  12.11.   Headings Descriptive ................................................    66
                  12.12.   Amendment or Waiver .................................................    66
                  12.13.   Survival of Indemnities .............................................    67
                  12.14.   Domicile of Loans ...................................................    67
                  12.15.   Confidentiality .....................................................    67
                  12.16.   Lender Register .....................................................    68
                  12.17.   Limitations on Liability of the Letter of Credit Issuers ............    68
                  12.18.   General Limitation of Liability .....................................    68
                  12.19.   No Duty .............................................................    68
                  12.20.   Lenders and Agent Not Fiduciary to Borrower, etc. ...................    69
                  12.21.   Survival of Representations and Warranties ..........................    69
                  12.22.   Severability ........................................................    69
                  12.23.   Independence of Covenants ...........................................    69
                  12.24.   No Reliance on Margin Stock .........................................    69
                  12.25.   Interest Rate Limitation ............................................    69



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---------------
ANNEX I           -        INFORMATION AS TO LENDERS
ANNEX II          -        INFORMATION AS TO SUBSIDIARIES
ANNEX III         -        DESCRIPTION OF EXISTING INDEBTEDNESS
ANNEX IV          -        DESCRIPTION OF LETTERS OF CREDIT DEEMED
                           ISSUED UNDER THE CREDIT AGREEMENT


EXHIBIT A-1       -        FORM OF GENERAL REVOLVING NOTE
EXHIBIT A-2       -        FORM OF SWING LINE REVOLVING NOTE
EXHIBIT A-3       -        FORM OF COMPETITIVE BID NOTE

EXHIBIT B-1       -        FORM OF NOTICE OF REVOLVING BORROWING
EXHIBIT B-2       -        FORM OF NOTICE OF COMPETITIVE BID BORROWING
EXHIBIT B-3       -        FORM OF NOTICE OF CONVERSION
EXHIBIT B-4       -        FORM OF LETTER OF CREDIT REQUEST

EXHIBIT C         -        FORM OF SUBSIDIARY GUARANTY

EXHIBIT D         -        FORM OF OPINION OF SPECIAL COUNSEL TO THE BORROWER

EXHIBIT E         -        FORM OF ASSIGNMENT AGREEMENT

EXHIBIT F         -        FORM OF DESIGNATION AGREEMENT

EXHIBIT G         -        FORM OF SECTION 5.4(b)(ii) CERTIFICATE


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CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of May 9, 2000, among the following:

                  (i) FERRO CORPORATION, an Ohio corporation (herein, together with its successors and assigns, the "Borrower");

                  (ii) the lending institutions signatory hereto (each a "Lender" and collectively, the "Lenders");

                  (iii) KEYBANK NATIONAL ASSOCIATION, as a Lender and as syndication agent (the "Syndication Agent");

                  (iv) BANK ONE, MICHIGAN, as a Lender and as documentation agent (the "Documentation Agent"); and

                  (v) NATIONAL CITY BANK, a national banking association, as a Lender, the Swing Line Lender, the Letter of Credit Issuer, the Lead Arranger, and as the administrative agent (the "Administrative Agent"):


         PRELIMINARY STATEMENTS:

         (1) Unless otherwise defined herein, all capitalized terms used herein and defined in section 1 are used herein as so defined.

         (2) The Borrower has applied to the Lenders for credit facilities in order to provide working capital and funds for other lawful purposes.

         (3) Subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the credit facilities provided for herein.

         NOW, THEREFORE, it is agreed:

         SECTION 1. DEFINITIONS AND TERMS.

         1.1. Certain Defined Terms. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

         "Acquisition" shall mean and include (i) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of any facility and/or business operated by any person who is not a Subsidiary of the Borrower, and
(ii) acquisitions of a majority of the outstanding equity or other similar interests in any such person (whether by merger, stock purchase or otherwise).

         "Adjusted LIBO Rate" shall mean with respect to each Interest Period for a LIBOR Loan, (i) the rate per annum appearing on page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market), at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period, divided (and rounded to the nearest ten thousandth of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets which may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that in the event that the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the average (rounded to the nearest ten thousandth of 1%) of the rates at which U.S. dollar deposits of $5,000,000 are offered to the Reference Banks in the London interbank market at approximately 11:00 a.m. (London time), two Business Days prior to the commencement of such Interest Period, for contracts which would be entered into at the commencement of such Interest Period.

         "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to section 11.9.

         "Administrative Questionnaire" shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such person. A person shall be deemed to control a second person if such first person possesses, directly or indirectly, the power (i) to vote 20% or more of the securities having ordinary voting power for the election of directors or managers of such second person or (ii) to direct or cause the direction of the management and policies of such second person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (x) a director, officer or employee of a person shall not, solely by reason of such status, be considered an Affiliate of such person; and (y) neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of the Borrower or any other Credit Party or any of their respective Subsidiaries.

         "Agreement" shall have the meaning provided in the first paragraph hereof.

         "Alternative Currency" shall mean and include any lawful currency other than Dollars which is readily and freely transferable and convertible into Dollars and is acceptable to any applicable Letter of Credit Issuer.

         "Applicable LIBOR Margin" shall have the meaning provided in section 2.7(h).

         "Applicable Facility Fee Rate" shall have the meaning provided in section 4.1(a).

         "Applicable Lending Office" shall mean, (i) with respect to each Lender and its General Revolving Loans which are Prime Rate Loans, such Lender's Domestic Lending Office, (ii) with respect to each Lender and its General Revolving Loans which are LIBOR Loans, such Lender's Eurodollar Lending Office,
(iii) with respect to each Lender and its Competitive Bid Loans, such Lender's Domestic Lending Office, (iv) with respect to the Swing Line Lender and its Swing Line Revolving Loans, its Domestic Lending Office, and (v) with respect to any Designated Bidder and its Competitive Bid Loans, such Designated Bidder's Applicable Lending Office, located in the United States, as specified in the Designation Agreement of such Designated Bidder.

         "Asset Sale" shall mean the sale, transfer or other disposition (including by means of sale and leaseback transaction, and by means of mergers, consolidations, and liquidations of a corporation, partnership or limited liability company of the interests therein of the Borrower or any Subsidiary) by the Borrower or any Subsidiary to any person other than the Borrower or any Subsidiary of any of their respective assets (other than sales, transfers or other dispositions of inventory, or obsolete or excess furniture, fixtures, equipment or other property, tangible or intangible, in the ordinary course of business).

         "Assignment Agreement" shall mean an Assignment Agreement substantially in the form of Exhibit E hereto.

         "Attributable Debt" shall mean, as to any particular lease under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (after giving effect to any extensions at the option of the lessor), discounted from the respective due dates thereof to such date at the rate of 1% per annum over the interest rate which would then be applicable to a new Borrowing of Eurodollar Loans under the General Revolving Facility with an Interest Period of six months, compounded semi-annually. The net amount of rent required to be paid under any such





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

lease for any such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

         "Authorized Officer" shall mean any officer or employee of the Borrower designated as such in writing to the Administrative Agent by the Borrower.

         "Bankruptcy Code" shall have the meaning provided in section 10.1(h).

         "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

         "Borrowing" shall mean a General Revolving Borrowing, a Swing Line Revolving Borrowing or a Competitive Bid Borrowing, as applicable.

         "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the city in which the Payment Office is located a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

         "Capital Lease" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that person.

         "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

         "Change of Control" shall mean and include any of the following:

                           (i) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Borrower's Board of Directors (together with any new directors (x) whose election by the Borrower's Board of Directors was, or (y) whose nomination for election by the Borrower's shareholders was (prior to the date of the proxy or consent solicitation relating to such nomination), approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), shall cease for any reason to constitute a majority of the directors then in office;

                           (ii) any person or group (as such term is defined in section 13(d)(3) of the 1934 Act), other than the Borrower, any trustee or other fiduciary holding securities under an employee benefit plan of the Borrower and the Current Holder Group, shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 50%, on a fully diluted basis, of the economic or voting interest in the Borrower's capital stock;

                           (iii) the shareholders of the Borrower approve a merger or consolidation of the Borrower with any other person, other than a merger or consolidation which would result in the voting securities of the Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity) more than 50% of





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

         the combined voting power of the voting securities of the Borrower or such surviving or resulting entity outstanding after such merger or consolidation; and/or

                           (iv) the shareholders of the Borrower approve a plan of complete liquidation of the Borrower or an agreement or agreements for the sale or disposition by the Borrower of all or substantially all of the Borrower's assets.

         "Closing Date" shall mean the date, on or after the Effective Date, upon which the conditions specified in section 6.1 are satisfied.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "Commitment" shall mean, with respect to each Lender, its General Revolving Commitment, and/or its Swing Line Revolving Commitment, as applicable.

         "Competitive Bid Borrowing" shall mean a borrowing consisting of one or more Competitive Bid Loans made pursuant to section 2.3.

         "Competitive Bid Loan" shall mean a loan denominated in U.S. Dollars made pursuant to section 2.3.

         "Competitive Bid Note" shall have the meaning provided in section
2.4(a).

         "Competitive Bid Reduction" shall have the meaning provided in section 2.1.

         "Confidential Information Memorandum" shall have the meaning provided in section 7.8(c).

         "Consolidated Amortization Expense" shall mean, for any period, all amortization expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Consolidated Depreciation Expense" shall mean, for any period, all depreciation expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period; plus (A) the sum of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation Expense, (iv) Consolidated Amortization Expense, and (v) non-cash losses and charges which are properly classified as extraordinary or nonrecurring; less (B) gains on sales of assets (excluding sales in the ordinary course of business) and other gains which are properly classified as extraordinary or nonrecurring; all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         Notwithstanding the foregoing, in determining Consolidated Net Income for purposes of this definition there shall be excluded therefrom (i) the income, (or loss) of any entity (other than Subsidiaries of the Borrower) in which the Borrower or any of its Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries during such period, and (ii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

         In addition and notwithstanding the foregoing, the Borrower's Consolidated EBITDA for any Testing Period shall (x) include the appropriate financial items for any person or business unit which has been acquired by the



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

Borrower for any portion of such Testing Period prior to the date of acquisition, and (y) exclude the appropriate financial items for any person or business unit which has been disposed of by the Borrower, for the portion of such Testing Period prior to the date of disposition.

         "Consolidated Income Tax Expense" shall mean, for any period, all provisions for taxes based on the net income of the Borrower or any of its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that which is capitalized, that which is attributable to Capital Leases or Synthetic Leases and the pre-tax equivalent of dividends payable on Redeemable Preferred Stock) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedge Agreements, but excluding, however, any amortization or write-off of deferred financing costs and any charges for prepayment penalties on prepayment of Indebtedness.

         "Consolidated Net Income" shall mean for any period, the net income (or loss), without deduction for minority interests, of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

         "Consolidated Net Tangible Assets" shall mean the aggregate amount of assets (less applicable reserves and other properly deductible items), after deducting therefrom (i) all current liabilities (excluding any thereof constituting Indebtedness by reason of being renewable or extendible for a matuturity longer than one year), and (ii) all goodwill and intangibles, including trade names trademarks, patents and unamortized debt discount and expense, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Consolidated Net Worth" shall mean at any time for the determination thereof all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower as at such date, provided that in no event shall Consolidated Net Worth include any amounts in respect of Redeemable Stock.

         "Consolidated Total Debt" shall mean the sum (without duplication) of all Indebtedness of the Borrower and of each of its Subsidiaries, all as determined on a consolidated basis.

         "Continue", "Continuation" and "Continued" each refers to a continuation of General Revolving Loans consisting of LIBOR Loans for an additional Interest Period as provided in section 2.8.

         "Convert", "Conversion" and "Converted" each refers to a conversion of General Revolving Loans of one Type into General Revolving Loans of another Type, pursuant to section 2.5, 2.8(b), 2.9 or 5.2.

         "Credit Documents" shall mean this Agreement, the Notes, any Letter of Credit Document and (if executed and delivered) the Subsidiary Guaranty.

         "Credit Event" shall mean the making of any Loans and/or the issuance of any Letter of Credit.

         "Credit Party" shall mean the Borrower and each of its Subsidiaries which is a party to any Credit Document.

         "Current Holder Group" shall mean (i) those persons who are officers and directors of the Borrower at the Effective Date, (ii) the spouses, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of any such person, (iii) the executors and administrators of the estate of any such person, and any court appointed guardian of any such person, and/or (iv) any trust for the benefit of any such person referred to in the foregoing clauses (i) and (ii) or any other persons, so long as one or more members of the Current Holder Group has the exclusive right to control the voting and disposition of securities held by such trust.

         "Debt" shall have the meaning provided in section 9.3.

         "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Defaulting Lender" shall mean any Lender with, respect to which a Lender Default is in effect.

         "Designated Bidder" shall mean (i) an Eligible Transferee or (ii) a special purpose corporation which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least Prime-1 (or the then equivalent grade) by Moody's or A-1 (or the then equivalent grade) by S&P, that, in either case, (A) is organized under the laws of the United States or any State thereof, (B) shall have become a party hereto pursuant to section 12.4(d), and (C) is not otherwise a Lender.

         "Designation Agreement" shall mean a designation agreement entered into by a Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Administrative Agent, in substantially the form of Exhibit F hereto.

         "Dollars", "U.S. dollars" and the sign "$" each means lawful money of the United States.

         "Domestic Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its Domestic Lending Office in its Administrative Questionnaire or in the Assignment Agreement pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "Domestic Subsidiary" shall mean any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any United States possession, the chief executive office and principal place of business of which is located in, and which conducts the majority of its business within, the United States of America and its territories and possessions.

         "Effective Date" shall have the meaning provided in section 12.10.

         "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), in each case which

                  (i) is not disapproved in writing by the Borrower in a notice given to a requesting Lender and the Administrative Agent, specifying the reasons for such disapproval, within five Business Days following the giving of notice to the Borrower of the identity of any proposed transferee (any such disapproval by the Borrower must be reasonable), provided that the Borrower shall not be entitled to exercise the foregoing right of disapproval if and so long as any Event of Default shall have occurred and be continuing; and

                  (ii) is not a direct competitor of the Borrower or engaged in the same or similar business as the Borrower and its Subsidiaries considered as an entirety or is not an Affiliate of any such competitors of the Borrower and its Subsidiaries.

         "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter "Claims"), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued to or rendered against the Borrower or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" shall mean each person (as defined in section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of section 414(b), (c),
(m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

         "Eurodollar Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its Eurodollar Lending Office in its Administrative Questionnaire or in the Assignment Agreement pursuant to which it became a Lender, or such other office or offices for LIBOR Loans of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "Event of Default" shall have the meaning provided in section 10.1.

         "Existing Indebtedness" shall have the meaning provided in section
7.18.

         "Existing Indebtedness Agreements" shall have the meaning provided in section 7.18.

         "Existing Letter of Credit" shall have the meaning provided in section 3.1(d).

         "Facility Fee" shall have the meaning provided in section 4.1(a).

         "Facing Fee" shall have the meaning provided in section 4.1(c).

         "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

         "Fees" shall mean all amounts payable pursuant to, or referred to in, section 4.1.

         "Foreign Subsidiary" shall mean any Subsidiary (i) which is not incorporated in the United States and substantially all of whose assets and properties are located, or substantially all of whose business is carried on, outside the United States, or (ii) substantially all of whose assets consist of Subsidiaries that are Foreign Subsidiaries as defined in clause (i) of this definition.

         "Funded Debt" shall mean all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower or issuer.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of section 9, including defined terms as used therein, are subject (to the extent provided therein) to section 1.3 and 12.7(a).

         "General Revolving Borrowing" shall mean the incurrence of General Revolving Loans consisting of one Type of Loan, by the Borrower from all of the Lenders having Commitments in respect thereof on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date), having in the case of LIBOR Loans the same Interest Period.

         "General Revolving Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I as its "General Revolving Commitment" as the same may be reduced from time to time pursuant to section 4.2, 4.3 and/or 10.2 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 12.4.

         "General Revolving Facility" shall mean the credit facility evidenced by the Total General Revolving Commitment.

         "General Revolving Facility Percentage" shall mean at any time for any Lender with a General Revolving Commitment, the percentage obtained by dividing such Lender's General Revolving Commitment by the Total General Revolving Commitment, provided, that if the Total General Revolving Commitment has been terminated, the General Revolving Facility Percentage for each Lender with a General Revolving Commitment shall be determined by dividing such Lender's General Revolving Commitment immediately prior to such termination by the Total General Revolving Commitment immediately prior to such termination.

         "General Revolving Loan" shall have the meaning provided in section 2.1(a).

         "General Revolving Note" shall have the meaning provided in section 2.4(a).

         "Guaranty Obligations" shall mean as to any person (without duplication) any obligation of such person guaranteeing any Indebtedness ("primary Indebtedness") of any other person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or
(d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

         "Hedge Agreement" shall mean (i) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates, (ii) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement designed to protect against fluctuations in currency exchange rates, and (iii) any forward commodity purchase agreement or similar agreement or arrangement designed to protect against fluctuations in raw material or other commodity prices.

         "Hazardous Materials" shall mean (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous wastes", "restrictive hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect, under any applicable Environmental Law.

         "Indebtedness" of any person shall mean without duplication:

                  (i) all indebtedness of such person for borrowed money;

                  (ii) all bonds, notes, debentures and similar debt securities of such person;

                  (iii) the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such person;

                  (iv) the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder; (v) all obligations, contingent or otherwise, of such person in respect of bankers' acceptances;

                  (vi) all Indebtedness of a second person secured by any Lien on any property owned by such first person, whether or not such indebtedness has been assumed;

                  (vii) all Capitalized Lease Obligations of such person;

                  (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such person;

                  (ix) all obligations of such person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations;

                  (x) all net obligations of such person under Hedge Agreements;

                  (xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts;

                  (xii) the stated value, or liquidation value if higher, of all Redeemable Stock of such person; and

                  (xiii) all Guaranty Obligations of such person;

provided that (x) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness; and (y) the Indebtedness of any person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such person is a general partner) to the extent such person is liable thereon as a result of such person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such person is not liable thereon.

         "Index Debt" shall mean senior, unsecured, long-term debentures or other debt securities of the Borrower that are not guaranteed by any other person or subject to any other credit support or enhancement.

         "Interest Period" with respect to any LIBOR Loan shall mean the interest period applicable thereto, as determined pursuant to section 2.8.

         "Investment Grade" shall mean at any date of determination that the Index Debt of the Borrower has (i) a rating from Moody's not lower than Baa3 (or the equivalent thereof used by Moody's) and (ii) a rating from S&P not lower than BBB- (or the equivalent thereof used by S&P).

         "Lead Arranger" shall mean National City Bank, and its successors and assigns.

         "Leaseholds" of any person means all the right, title and interest of such person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

         "Lender" shall have the meaning provided in the first paragraph of this Agreement and, except when used with reference to a Revolving Loan, a Facility, a Commitment or a related term or defined term, shall also refer to each Designated Bidder.

         "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender in violation of the requirements of this Agreement to make available its portion of any incurrence of Loans, to fund its portion of any Swing Line Participation Amount under section 2.6(b), or to fund its portion of any unreimbursed payment under section 3.4(c); or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under section 2.1, section 2.6(a) or (b) and/or section 3.4(c), in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

         "Lender Register" shall have the meaning provided in section 12.16.

         "Letter of Credit" shall have the meaning provided in section 3.1(a).

         "Letter of Credit Documents" shall have the meaning specified in section 3.2(a).

         "Letter of Credit Fee" shall have the meaning provided in section
4.1(b).

         "Letter of Credit Issuer" shall mean (i) in respect of each Existing Letter of Credit, the Lender that has issued same as of the Effective Date; and
(ii) in respect of any other Letter of Credit, (1) NCB, and/or (2) such other Lender that is requested, and agrees, to so act by the Borrower, and is approved by the Administrative Agent.

         "Letter of Credit Outstandings" shall mean, at any time, the sum, without duplication, of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings.

         "Letter of Credit Request" shall have the meaning provided in section 3.2(a).

         "LIBOR Loans" shall mean each Loan bearing interest at the rates provided in section 2.7(b).

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

         "Loan" shall mean a General Revolving Loan, a Swing Line Revolving Loan or a Competitive Bid Loan, as applicable.

         "Margin Stock" shall have the meaning provided in Regulation U.

         "Material Adverse Effect" shall mean (i )a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of, when used with reference to the Borrower and/or any of its Subsidiaries, the Borrower and its Subsidiaries, taken as a whole, or when used with reference to any other person, such person and its Subsidiaries, taken as a whole, as the case may be; (ii) any material adverse effect on the ability of the Borrower to perform its obligations under the Credit Documents to which it is a party; or (iii) any material adverse effect on the validity or effectiveness as against, or the enforceability against, any Credit Party of any of the Credit Documents to which it is a party.

         "Material Subsidiary" shall mean,, at any time, with reference to any person, any Subsidiary of such person (i) that has assets at such time comprising 10% or more of the consolidated assets of such person and its Subsidiaries, or (ii) whose operations in the current fiscal year are expected to, or whose operations in the most recent fiscal year did (or would have if such person had been a Subsidiary for such entire fiscal year), represent 10% or more of the consolidated earnings before interest, taxes, depreciation and amortization of such person and its Subsidiaries for such fiscal year.

         "Maturity Date" shall mean April 30, 2005 or such later date to which the Total Commitment has been extended as provided in section 4.4, subject in any case to earlier termination as provided in this Agreement.

         "Minimum Borrowing Amount" shall mean (i) for Swing Line Revolving Loans, $500,000, with minimum increments thereafter of $100,000; and (ii) for General Revolving Loans which are (A) Prime Rate Loans, $1,000,000, with minimum increments thereafter of $100,000, or (B) LIBOR Loans, $5,000,000, with minimum increments thereafter of $1,000,000.

         "Money Market Rate Loan" shall mean a Swing Line Revolving Loan bearing interest at a Quoted Rate.

         "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

         "Mortgage" shall mean and include any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

         "Multiemployer Plan" shall mean a multiemployer plan, as defined in section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" shall mean an employee benefit plan, other than a Multiemployer Plan, to which the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

         "NCB" shall mean National City Bank, and its successors and assigns.

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Non-Defaulting Lender" shall mean each Lender other than a Defaulting Lender.

         "Note" shall mean a General Revolving Note, a Swing Line Revolving Note or a Competitive Bid Note, as applicable.

         "Notice of Borrowing" shall mean a Notice of Revolving Borrowing or a Notice of Competitive Bid Borrowing, as applicable.

         "Notice of Competitive Bid Borrowing" shall have the meaning provided in section 2.3(a).

         "Notice of Continuation" shall have the meaning provided in section 2.8(a).

         "Notice of Conversion" shall have the meaning provided in section 2.5.

         "Notice Office" shall mean the office of the Administrative Agent at 1900 East Ninth Street, Cleveland, Ohio 44114, Attention: Agency Services (telephone: (216) 575-2560; facsimile: (216) 222-0012), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Borrower from time to time.

         "Notice of Revolving Borrowing" shall have the meaning provided in section 2.2(a).

         "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Borrower to the Administrative Agent or any Lender or Designated Bidder pursuant to the terms of this Agreement or any other Credit Document.

         "Operating Lease" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that person.

         "pari passu" shall mean, when used with reference to the ranking of any Debt of any person in relation to any other Debt of such person, that each such Debt (a) either (i) is not subordinate in right of payment to any other Debt of such person or (ii) is subordinate in right of payment to the same Debt of such person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Debt of such person as to which the other is not so subordinate.

         "Participant" shall have the meaning provided in section 3.4(a).

         "Payment Office" shall mean the office of the Administrative Agent at 1900 East Ninth Street, Cleveland, Ohio 44114, Attention: Funding Desk Administrator (telephone: (216) 575-2314 or (216) 575-560; facsimile: (216) 222-
0012), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Borrower from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "Permitted Liens" shall mean Liens which are not prohibited by section 9.3.

         "Permitted Receivables Programs" shall have the meaning provided in section 9.2(c).

         "person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" shall mean any multiemployer or single-employer plan as defined in section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute by) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

         "Prime Rate" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by NCB in Cleveland, Ohio, from time to time, as its prime rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; and (ii) the Federal Funds Effective Rate in effect from time to time plus 1/2 of 1% per annum.

         "Prime Rate Loan" shall mean each Loan bearing interest at the rate provided in section 2.7(a).

         "Principal Domestic Manufacturing Property" shall mean any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing or warehousing of the Borrower's products and located in the United States of America, owned or leased by the Borrower or any Subsidiary, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such building, structure or other facility or portion thereof or any such land or fixture (i) which is financed by obligations issued by a State, a Territory, or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludible from gross income of the holders thereof pursuant to the provisions of section 745 of Title 48 of the United States Code (or any successor to such provisions) as in effect at the time of the issuance of such obligations, or (ii) which, in the opinion of the Board of Directors of the Borrower, is not of material importance to the total business conducted by the Borrower and its Subsidiaries as an entirety.

         "Prohibited Transaction" shall mean a transaction with respect to a Plan that is prohibited under section 4975 of the Code or section 406 of ERISA and not exempt under section 4975 of the Code or section 408 of ERISA.

         "Quoted Rate" shall have the meaning provided in section 2.2(b).

         "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. section 6901 et seq.

         "Real Property" of any person shall mean all of the right, title and interest of such person in and to land, improvements and fixtures, including Leaseholds.

         "Redeemable Stock" shall mean with respect to any person any capital stock or similar equity interests of such person that (i) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the Maturity Date; or (ii) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the Maturity Date, other than any such repurchase or retirement occasioned by a "change of control" or similar event.

         "Reference Banks" shall mean (i) NCB and (ii) any other Lender or Lenders selected as a Reference Bank by the Administrative Agent and the Required Lenders, provided, that if any of such Reference Banks is no longer a Lender, such other Lender or Lenders as may be selected by the Administrative Agent acting on instructions from the Required Lenders.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

         "Reportable Event" shall mean an event described in section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under subsections .22, .23,
 .25, .27, .28, .29, .30, .31, .32, .34, .35, .62, .63, .64, .65 or .67 of PBGC
Regulation section 4043.

         "Required Lenders" shall mean Non-Defaulting Lenders whose outstanding General Revolving Loans and Unutilized General Revolving Commitments constitute at least 66+2/3% of the sum of the total outstanding General Revolving Loans and Unutilized General Revolving Commitments of Non-Defaulting Lenders (provided that, for purposes hereof, neither the Borrower, nor any of its Affiliates, shall be included in (i) the Lenders holding such amount of such General Revolving Loans or having such amount of such Unutilized General Revolving Commitments, or (ii) determining the aggregate unpaid principal amount of such General Revolving Loans or such Unutilized General Revolving Commitments); and provided, further, that for purpose of declaring the Loans due and payable pursuant to section 10.2, and for all purposes after the Loans become due and payable pursuant to section 10.2 or after the Total Commitment expires or is terminated, the outstanding Competitive Bid Loans of the Non-Defaulting Lenders shall be included together with the outstanding General Revolving Loans in determining the Required Lenders.

         "Revolving Loan" shall mean a General Revolving Loan or a Swing Line Revolving Loan, as applicable.

         "sale and leaseback transaction" shall have the meaning provided in section 9.4.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

         "Section 5.4(b)(ii) Certificate" shall have the meaning provided in section 5.4(b)(ii).

         "Stated Amount" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

         "Subsidiary" of any person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Subsidiary Guaranty" shall have the meaning provided in section
8.11(a).

         "Subordinated Indebtedness" shall mean any Indebtedness which has been subordinated to the Obligations in such manner and to such extent as the Administrative Agent (acting on instructions from the Required Lenders) may require.

         "Swing Line Lender" shall mean NCB and its successors and assigns having the Swing Line Revolving Commitment.

         "Swing Line Participation Amount" shall have the meaning provided in section 2.6(b).

         "Swing Line Revolving Borrowing" shall mean the incurrence of a Swing Line Revolving Loan of a single Type from the Swing Line Lender on a given date, having in the case of a Money Market Loan a single maturity date and Quoted Rate.

         "Swing Line Revolving Commitment" shall mean, with respect to the Swing Line Revolving Lender, the amount, if any, set forth opposite the Swing Line Lender's name in Annex I as its "Swing Line Revolving Commitment" as the same may be reduced from time to time pursuant to sections 4.2, 4.3 and/or 10.2 or adjusted from time to time as a result of assignments to or from the Swing Line Lender pursuant to section 12.4.

         "Swing Line Revolving Facility" shall mean the credit facility evidenced by the Swing Line Revolving Commitment.

         "Swing Line Revolving Loan" shall have the meaning provided in section 2.1(b).

         "Swing Line Revolving Note" shall have the meaning provided in section 2.4(a).

         "Synthetic Lease" shall mean any lease (i) which is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the "owner" of the leased property for Federal income tax purposes.

         "Testing Period" shall mean for any determination a single period consisting of the four consecutive fiscal quarters of the Borrower then last ended (whether or not such quarters are all within the same fiscal year), except that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such

Testing Period shall consist of the particular fiscal quarter or quarters then last ended which are so indicated in such provision.

         "Total Commitment" shall mean all of the Commitments hereunder.

         "Total General Revolving Commitment" shall mean the sum of the General Revolving Commitments of the Lenders.

         "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., (i) a Prime Rate Loan or a LIBOR Loan, in the case of Borrowings under the General Revolving Facility, (ii) a Prime rate Loan or a Money Market Rate Loan, in the case of Borrowings under the Swing Line Revolving Facility, or (iii) a Competitive Bid Loan with interest at a fixed rate or on some other basis, in the case of Borrowings of Competitive Bid Loans.

         "UCC" shall mean the Uniform Commercial Code as at the time in effect in any applicable jurisdiction.

         "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

         "United States" and "U.S." each means United States of America.

         "Unpaid Drawing" shall have the meaning provided in section 3.3(a).

         "Unutilized General Revolving Commitment" for any Lender at any time shall mean the excess of (i) such Lender's General Revolving Commitment at such time over (ii) the sum of (x) the principal amount of General Revolving Loans made by such Lender and outstanding at such time and (y) such Lender's General Revolving Facility Percentage of Letter of Credit Outstandings at such time.

         "Unutilized Total General Revolving Commitment" shall mean, at any time, the excess of (i) the Total General Revolving Commitment at such time over
(ii) the sum of (x) the aggregate principal amount of all General Revolving Loans then outstanding plus (y) the aggregate Letter of Credit Outstandings at such time.

         "Unutilized Swing Line Revolving Commitment" shall mean, at any time, the excess of (i) the Swing Line Revolving Commitment at such time over (ii) the aggregate principal amount of all Swing Line Revolving Loans then outstanding.

         "Wholly-Owned Subsidiary" shall mean each Subsidiary of the Borrower at least 95% of whose capital stock, equity interests and partnership interests, other than director's qualifying shares or similar interests, are owned directly or indirectly by the Borrower.

         "Written", "written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

         1.2. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         1.3. Accounting Terms. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision of section 8 or 9 hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof to such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any such provision hereof for such purposes), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with the requirements of this Agreement.

         1.4. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to sections, Annexes and Exhibits shall be construed to refer to sections of, and Annexes and Exhibits to, this Agreement, and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing.

         1.5. Currency Equivalents. For purposes of this Agreement, except as otherwise specified herein, (i) the equivalent in Dollars of any Alternative Currency shall be determined by using the quoted spot rate at which the Administrative Agent offers to exchange Dollars for such Alternative Currency at its Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined, and (ii) the equivalent in any Alternative Currency of Dollars shall be determined by using the quoted spot rate at which the Administrative Agent's Payment Office offers to exchange such Alternative Currency for Dollars at the Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined; provided, that (A) the equivalent in Dollars of any Unpaid Drawing in respect of any Letter of Credit denominated in an Alternative Currency shall be determined at the time the drawing under such Letter of Credit was paid or disbursed by the applicable Letter of Credit Issuer; (B) for purposes of sections 2.1(a), 3.1(b) and 5.2(a), the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in an Alternative Currency shall be calculated (x) on the date of the issuance of the respective Letter of Credit, (y) on the first Business Day of each calendar month thereafter and (z) in any other case where the same is required or permitted to be calculated, on such other day as the Administrative Agent may, in its sole discretion, consider appropriate; and (C) for purposes of sections 4.1(b) and (c), the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in an Alternative Currency shall be calculated on the first day of each calendar month in the quarterly period in which the respective payment is due pursuant to said sections.


         SECTION 2. AMOUNT AND TERMS OF LOANS.

         2.1. Commitments for Revolving Loans. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a Revolving Loan or Revolving Loans to the Borrower, which Revolving Loans shall be drawn, to the extent such Lender has a commitment under a Facility, under the applicable Facility, as set forth below:

                  (a) General Revolving Facility. Revolving Loans under the General Revolving Facility (each a "General Revolving Loan" and, collectively, the "General Revolving Loans"): (i) may be incurred by the Borrower at any time and from time to time on and after the Closing Date and prior to the earlier of the Maturity Date or the date the Total General Revolving Commitment is terminated; (ii) except as otherwise provided, may, at the option of the Borrower, be incurred and maintained as, or Converted into, General Revolving Loans which are Prime Rate Loans or LIBOR Loans, in each case denominated in Dollars, provided that all General Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of General Revolving Loans of the same Type; (iii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (iv) may only be made if after giving effect thereto the Unutilized Total General Revolving Commitment exceeds the outstanding Swing Line Revolving Loans; and (v) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the product at such time of (A) such Lender's General Revolving Facility Percentage, times (B) the aggregate Letter of Credit Outstandings, equals the General Revolving Commitment of such Lender at such time.

                  (b) Swing Line Revolving Facility. Revolving Loans under the Swing Line Revolving Facility (each a "Swing Line Revolving Loan" and, collectively, the "Swing Line Revolving Loans"): (i) may be incurred by the Borrower at any time and from time to time on and after the Closing Date and prior to the earlier of the Maturity Date or the date the Swing Line Revolving Commitment is terminated; (ii) shall be made by only by the Swing Line Lender; (iii) shall be incurred only for working capital requirements of the Borrower and its Subsidiaries; (iv) may only be incurred and maintained as Prime Rate Loans or Money Market Rate Loans, in each case denominated in Dollars; (v) shall in the case of any Swing Line Revolving Loan have a maturity of not more than 30 days, as specified in the Notice of Revolving Borrowing related thereto; (vi) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (vii) may only be made if after giving effect thereto the Unutilized Total General Revolving Commitment exceeds the outstanding Swing Line Revolving Loans; and (viii) shall not exceed for the Swing Line Lender at any time outstanding its Swing Line Revolving Commitment at such time.

Except as may otherwise be specifically provided in this Agreement, the Total General Revolving Commitment shall be deemed used (and correspondently, the Unutilized Total General Revolving Commitment shall be deemed reduced) from time to time to the extent of the aggregate amount of the Competitive Bid Loans then outstanding, and such deemed usage of the Total General Revolving Commitment (and such deemed reduction in the Unutilized Total General Revolving Commitment) shall be applied to the Lenders having General Revolving Commitments ratably according to their respective General Revolving Facility Percentages (such deemed usage of the Total General Revolving Commitment and such deemed reduction in the Unutilized Total General Revolving Commitment, each being a "Competitive Bid Reduction").

         2.2. Procedures for Revolving Borrowing and Disbursement of Funds. (a) Notice of Revolving Borrowing. Whenever the Borrower desires to incur General Revolving Loans or a Swing Line Revolving Loan, it shall give the Administrative Agent at its Notice Office,

                  (A) Borrowings under the General Revolving Facility of LIBOR
         Loans: prior to 12:00 noon (local time at its Notice Office), at least three Business Days' prior written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of each Borrowing of LIBOR Loans to be made hereunder,

                  (B) Borrowings under the General Revolving Facility or the Swing Line Revolving Facility of Prime Rate Loans: prior to 12:00 noon (local time at its Notice Office) on the proposed date thereof written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of each Borrowing of Prime Rate Loans to be made hereunder, or

                  (C) Borrowings under the Swing Line Revolving Facility of Money Market Rate Loans: in the case of any Borrowing under the Swing Line Revolving Facility of a Money Market Rate Loan to be made hereunder, if the Administrative Agent shall have furnished the Borrower with a Quoted Rate therefor, prior to 12:00 noon (local time at its Notice Office) on the proposed date thereof (which shall be within such period as the Administrative Agent shall have specified for such Quoted Rate) written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent).

Each such notice (each such notice, a "Notice of Revolving Borrowing") shall (if requested by the Administrative Agent to be confirmed in writing), be substantially in the form of Exhibit B-1, and in any event shall be irrevocable and shall specify: (i) the Facility under which such Borrowing is to be incurred; (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing; (iii) the date of the Borrowing (which shall be a Business
Day);

(iv) whether the Borrowing shall consist of Prime Rate Loans, LIBOR Loans or (in the case of the Swing Line Revolving Facility) a Money Market Rate Loan; (v) if the requested Borrowing consists of LIBOR Loans, the Interest Period to be initially applicable thereto; and (vi) if the requested Borrowing is of a Money Market Rate Loan under the Swing Line Revolving Facility, the maturity date thereof (which shall not be more than 30 days and shall conform to the quotation by the Administrative Agent as provided below) and the Quoted Rate applicable thereto. The Administrative Agent shall promptly give each Lender which has a Commitment under any applicable Facility written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing under such Facility, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Revolving Borrowing relating thereto.

         (b) Borrowings of Money Market Rate Loans. Whenever the Borrower proposes to submit a Notice of Revolving Borrowing with respect to a Swing Line Revolving Loan which will be a Money Market Rate Loan, it will prior to submitting such Notice of Revolving Borrowing notify the Administrative Agent of its intention and request the Administrative Agent to quote a fixed or floating interest rate (the "QUOTED RATE") to be applicable thereto prior to the proposed maturity thereof (which shall not exceed 30 days). The Administrative Agent will immediately so notify the Swing Line Lender, and if the Swing Line Lender is agreeable to a particular interest rate for the proposed maturity of such Money Market Rate Loan if such Loan is made on or prior to a specified date, the Administrative Agent shall quote such interest rate to the Borrower as the Quoted Rate applicable to such proposed Money Market Rate Loan if made on or before such specified date for a maturity as so proposed by the Borrower. The Swing Line Lender contemplates that any Quoted Rate will be a rate of interest which reflects a margin corresponding to the Applicable LIBOR Margin plus the Applicable Facility Fee Rate, each as in effect at the time of quotation of any Quoted Rate, over the then prevailing Federal Funds Effective Rate, commercial paper, call money, overnight repurchase or other commonly quoted interest rate, or the Swing Line Lender's average fully absorbed cost of short term funds, in each case as selected and determined by the Swing Line Lender. Nothing herein shall be deemed to permit any Lender other than the Swing Line Lender any right of approval with respect to a Quoted Rate.

         (c) Actions by Administrative Agent on Telephone Notice. Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

         (d) Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing under a Facility by the Borrower shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred by the Borrower on any day under the same and/or any different Facility, provided that
(i) if there are two or more Borrowings on a single day by the Borrower under the same Facility which consist of LIBOR Loans, each such Borrowing shall have a different initial Interest Period, (ii) only one Borrowing may be made under the Swing Line Revolving Facility on any day, and (iii) at no time shall there be more than 10 Borrowings of LIBOR Loans outstanding under the General Revolving Facility

         (e) Pro Rata Borrowings. All Borrowings under a Facility shall be made by the Lenders having Commitments under such Facility pro rata on the basis of their respective Commitments under such Facility. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

         (f) Disbursement of Funds. (i) No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Revolving Borrowing relating to LIBOR Loans, and no later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Revolving Borrowing relating to Prime Rate Loans, each Lender will make available its pro rata share, if any, of each Borrowing requested to be made on such date in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S. dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of

Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with section 2.7, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to section 2.10).

         (ii) Nothing in this section 2.2(f) and no subsequent termination of the Commitments pursuant to section 4.2 or 4.3 shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder and in existence from time to time or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         2.3. Competitive Bid Loans. (a) General. Each Lender severally agrees that the Borrower may make Competitive Bid Borrowings under this section 2.3 from time to time on any Business Day during the period from the Closing Date until the date occurring one month prior to the earlier of the Maturity Date or the date the Total General Revolving Commitment is terminated, in the manner, and subject to the terms and conditions, set forth below; provided that notwithstanding anything to the contrary contained herein, following the making of each Competitive Bid Borrowing, the sum of the aggregate outstanding General Revolving Loans, the aggregate outstanding Swing Line Revolving Loans, the Letter of Credit Outstandings and the aggregate outstanding Competitive Bid Loans shall not exceed the Total General Revolving Commitment then in effect (computed without regard to any Competitive Bid Reduction):

                  (i) Permitted Types of Competitive Bid Borrowings. The only types of Competitive Bid Borrowings which can be made under this Agreement are the following:

                           (A) a Competitive Bid Borrowing in which the rate of
                  interest to be paid to each Lender participating in such Competitive Bid Borrowing shall be the fixed rate per annum bid by such Lender for such Competitive Bid Borrowing as provided below (a "Fixed Rate Competitive Bid Borrowing"), and

                           (B) a Competitive Bid Borrowing in which the rate of
                  interest to be paid to each Lender participating in such Competitive Bid Borrowing shall be the Adjusted LIBO Rate for the Interest Period applicable to such Competitive Bid Borrowing plus the margin in basis points which was bid by such Lender for such Competitive Bid Borrowing as provided below (an "Adjusted LIBO Rate Competitive Bid Borrowing").

                  (ii) Notice of Competitive Bid Borrowing. The Borrower may request a Competitive Bid Borrowing under this section 2.3 by delivering to the Administrative Agent, by telecopier, electronic e-mail transmission, telex or cable, confirmed immediately in writing, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying (x) the date and aggregate amount of the proposed Competitive Bid Borrowing, (y) the maturity date for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Borrowing (which maturity date shall be the last day of an Interest Period of one, two, three or six months duration following the date of such Competitive Bid Borrowing, but in no event later than the Maturity
         Date), (z) the interest payment date or dates relating thereto, and any other terms to be applicable to such Competitive Bid Borrowing, not later than 10:00 A.M. (local time at the Notice Office)

                           (A) at least two Business Days prior to the date of
                  the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the Borrowing shall be a Fixed Rate Competitive Bid Borrowing), or

                           (B) at least five Business Days prior to the date of
                  the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the Borrowing shall be an Adjusted LIBO Rate Competitive Bid Borrowing.

         A Notice of Competitive Bid Borrowing shall specify that the requested Borrowing is either a Fixed Rate Competitive Bid Borrowing or an Adjusted LIBO Rate Competitive Bid Borrowing, but not both or either in the alternative. Competitive Bid Loans shall only be made in U.S. Dollars. If the Borrower and the Administrative Agent shall have so agreed, the Borrower shall pay to the Administrative Agent, for its own account, in connection with each request for a Competitive Bid Borrowing, promptly after receipt of an invoice therefor, a competitive bid administrative fee in such amount as has been so agreed. The Administrative Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

                  (iii) Bidding by Lenders. Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion but responsive to the paramaters for a Fixed Rate Competitive Bid Borrowing or an Adjusted LIBO Rate Competitive Bid Borrowing, as specified in such Notice of Competitive Bid Borrowing, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (local time at the Notice Office) (A) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Notice of Competitive Bid Borrowing requesting a Fixed Rate Competitive Bid Borrowing and (B) four Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Notice of Competitive Bid Borrowing requesting an Adjusted LIBO Rate Competitive Bid Borrowing, of the minimum amount and maximum amount of each Competitive Bid Loan which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of this section 2.3(a), exceed such Lender's General Revolving Commitment), the margin or rate or rates of interest therefor (specified to four decimal places) and such Lender's Applicable Lending Office with respect to such Competitive Bid Loan; provided that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (local time at the Notice Office) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. (local time at the Notice Office) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Loan as part of such proposed Competitive Bid Borrowing. It is understood and agreed that the Borrower may not accept any offer to make a Competitive Bid Loan if such offer is not made on a timely basis or otherwise fails to comply with the requirements of this Agreement.

                  (iv) Acceptance of Bids or Cancellation of Competitive Bid Borrowing. The Borrower shall, in turn, (A) before 12:00 noon (local time at the Notice Office) on the date of such proposed Competitive Bid Borrowing, in the case of a Notice of Competitive Bid Borrowing delivered pursuant to clause (A) of paragraph (i) above and (B) before 12:00 noon (local time at the Notice Office) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Notice of Competitive Bid Borrowing delivered pursuant to clause (B) of paragraph (i) above, either

                           (x) cancel such Competitive Bid Borrowing by giving
                  the Administrative Agent notice to that effect, or

                           (y) accept one or more of the offers made by any
                  Lender or Lenders pursuant to paragraph (iii) above, in ascending order, from the lowest cost to the highest cost acceptable to the Borrower in its sole discretion (subject, if necessary, to ratable allocation between or among Lenders offering the same interest rates or margins), by giving notice to the Administrative Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Competitive Bid Loan pursuant to paragraph (iii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (iii) above by giving the Administrative Agent notice to that effect, provided that the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount requested in the relevant Notice of Competitive Bid Borrowing.

                  (v) Notice to Lenders of Cancellation. If the Borrower notifies the Administrative Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iv)(x) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

                  (vi) Borrowing Procedures. If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph
         (iv)(y) above, the Administrative Agent shall in turn promptly notify
         (A) each Lender that has made an offer as described in paragraph (iii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (iii) above have been accepted by the Borrower,
         (B) each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Loan to be made by such Lender as part of such Competitive Bid Borrowing and
         (C) each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, upon receipt, that the Administrative Agent has (to the extent not previously delivered) received forms of documents appearing to fulfill the applicable conditions set forth in section 6. Each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing shall, before 12:00 noon (local time at the Notice Office) on the date of such Competitive Bid Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at its Payment Office such Lender's portion of such Competitive Bid Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in section 6 and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's Payment's Office. Promptly after each Competitive Bid Borrowing the Administrative Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.

         (b) Amount of Competitive Bid Borrowings. Each Competitive Bid Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower shall be in compliance with the limitations set forth in the proviso to the first sentence of section 2.3(a) above.

         (c) Borrowings, Repayments, Prepayments and Reborrowings; Time Between Competitive Bid Borrowings. Within the limits and on the conditions set forth in this section 2.3, the Borrower may from time to time borrow under this section 2.3, repay or prepay pursuant to section 2.3(d) below, and reborrow under this section 2.3, provided that a Competitive Bid Borrowing shall not be made within 10 Business Days of the date of any other Competitive Bid Borrowing.

         (d) Repayment of Competitive Bid Loans, etc. The Borrower shall repay to the Administrative Agent for the account of each Lender which has made a Competitive Bid Loan, or each other holder of a Competitive Bid Note, on the maturity date of each Competitive Bid Loan (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Loan in the related Notice of Competitive Bid Borrowing delivered pursuant to section 2.3(a)(ii) above and provided in the Competitive Bid Note evidencing such Competitive Bid Loan), the then unpaid principal amount of such Competitive Bid Loan. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Loan unless, and then only on the terms, specified by the Borrower for such Competitive Bid Loan in the related Notice of Competitive Bid Borrowing delivered pursuant to section 2.3(a)(ii) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Loan. Competitive Bid Loans made by any Lender shall be subject to mandatory prepayment in accordance with the provisions of section 5.2 hereof. Any such mandatory prepayment shall be accompanied by accrued interest on the amount of the prepayment to the date of prepayment and such breakage compensation as may be reasonably determined by such Lender as necessary to compensate it for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Competitive Bid Loans) which such Lender may sustain by reason of such mandatory prepayment.

         (e) Interest on Competitive Bid Loans. The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Loan from the date of such Competitive Bid Loan to the date the principal amount of such Competitive Bid Loan is repaid in full, at the rate of interest for such Competitive Bid Loan specified by the Lender making such Competitive Bid Loan in its notice with respect thereto delivered pursuant to section 2.3(a)(iii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Loan in the related Notice of Competitive Bid Borrowing delivered pursuant to section 2.3(a)(ii) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Loan.

         (f) Competitive Bid Notes. The indebtedness of the Borrower resulting from each Competitive Bid Loan made to the Borrower as part of a Competitive Bid Borrowing shall be evidenced by the Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Loan.

         2.4. Notes; Loan Accounts. (a) Forms of Notes. The Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Lender shall be evidenced (i) in the case of a General Revolving Loan, by a promissory note of the Borrower substantially in the form of Exhibit A-1 with blanks appropriately completed in conformity herewith (each a "GENERAL REVOLVING NOTE" and, collectively, the "GENERAL REVOLVING NOTES"), (ii) in the case of a Swing Line Revolving Loan, by a promissory note of the Borrower substantially in the form of Exhibit A-2 with blanks appropriately completed in conformity herewith (the "SWING LINE REVOLVING NOTE"), and (iii) in the case of a Competitive Bid Loan, by a promissory note of the Borrower substantially in the form of Exhibit A-3 with blanks appropriately completed in conformity herewith (a "COMPETITIVE BID NOTE" and collectively, the "COMPETITIVE BID NOTES"). The form of Competitive Bid Note issued to a Lender hereunder may be in a "grid" form with no specific dollar amount mentioned in words or figures and covering all Competitive Bid Loans made by such Lender, or if any Lender so requests, the Borrower will issue one or more Competitive Bid Notes in specified denominations, as evidence of particular Competitive Bid Loans, in which case the form of Competitive Bid Note attached hereto as Exhibit A-3 shall be appropriately completed to reflect such information.

         (b) Terms of General Revolving Notes. The General Revolving Note issued by the Borrower to a Lender with a General Revolving Commitment shall: (i) be executed by the Borrower; (ii) be payable to the order of such Lender and be dated on or prior to the Closing Date (or if later, the date the of the first General Revolving Loan which is outstanding thereunder); (iii) be payable in the principal amount of General Revolving Loans evidenced thereby; (iv) mature on the Maturity Date; (v) bear interest as provided in section 2.7 in respect of the Prime Rate Loans or LIBOR Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory prepayment as provided in section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (c) Terms of Swing Line Revolving Note. The Swing Line Revolving Note issued by the Borrower to the Swing Line Lender shall: (i) be executed by the Borrower; (ii) be payable to the order of such Lender and be dated on or prior to the Closing Date (or if later, the date the of the first Swing Line Revolving Loan which is outstanding thereunder); (iii) be payable in the principal amount of Swing Line Revolving Loans evidenced thereby; (iv) mature as to any Swing Line Revolving Loan on the maturity date therefor (which shall not in any event exceed 30 days) specified in the Notice of Revolving Borrowing related thereto;
(v) bear interest as provided in section 2.7 in respect of the Prime Rate Loans or Money Market Rate Loans evidenced thereby; (vi) be subject to mandatory prepayment as provided in section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (d) Terms of Competitive Bid Notes. The Competitive Bid Note issued to a Lender which has made a Competitive Bid Loan shall: (i) be executed by the Borrower; (ii) be payable to the order of such Lender and be dated on or prior to the date the first Competitive Bid Loan is made by such Lender; (iii) be payable in the principal amount of the Competitive Bid Loans evidenced thereby;
(iv) mature as to any Competitive Bid Loan evidenced thereby on the maturity date selected therefor in the applicable Notice of Competitive Bid Borrowing;
(v) bear interest as to any such Competitive Bid Loan at the rate and payable on the dates provided therefor as contemplated by sections 2.3(e) and 2.7; (vi) be subject in the case of any Competitive Bid Loan evidenced thereby to optional or mandatory prepayment only as contemplated by section 2.3(d); and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (e) Loan Accounts of Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (f) Loan Accounts of Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof, and the Interest Period and applicable interest rate if such Loan is a LIBOR Loan, (ii) the amount of any principal due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (g) Effect of Loan Accounts, etc. The entries made in the accounts maintained pursuant to section 2.4(e) and (f) shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay or prepay the Loans in accordance with the terms of this Agreement.

         (h) Endorsements of Amounts on Notes Prior to Transfer. Each Lender will, prior to any transfer of any of the Notes issued to it by the Borrower, endorse on the reverse side thereof or the grid attached thereto the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Loans.

         2.5. Conversions of General Revolving Loans. The Borrower shall have the option to Convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of its General Revolving Loans of one Type into a Borrowing or Borrowings pursuant to the same Facility of another Type of Loans which can be made pursuant to such Facility, provided that: (i) no partial Conversion of a Borrowing of LIBOR Loans shall reduce the outstanding principal amount of the LIBOR Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto;
(ii) any Conversion of LIBOR Loans into Prime Rate Loans shall be made on, and only on, the last day of an Interest Period for such LIBOR Loans; (iii) Prime Rate Loans may only be Converted into LIBOR Loans if no Default under section 10.1(a) or Event of Default is in existence on the date of the Conversion unless the Required Lenders otherwise agree; and (iv) Borrowings of LIBOR Loans resulting from this section 2.5 shall conform to the requirements of section 2.2(d). Each such Conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 11:00 A.M. (local time at such Notice Office), at least three Business Days' (or prior to 11:00 A.M. (local time at such Notice Office) same Business Day's, in the case of a Conversion into Prime Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing if so requested by the Administrative Agent) (each a "NOTICE OF CONVERSION"), substantially in the form of Exhibit B-3, specifying the Loans to be so Converted, the Type of Loans to be Converted into and, if to be Converted into a Borrowing of LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed Conversion affecting any of its Loans. For the avoidance of doubt, the prepayment or repayment of any General Revolving Loans out of the proceeds of other General Revolving Loans by the Borrower is not considered a Conversion of General Revolving Loans into other General Revolving Loans.

         2.6. Refunding of, or Participation in, Swing Line Revolving Loans. (a) If any Event of Default exists, the Swing Line Lender may, in its sole and absolute discretion, direct that the Swing Line Revolving Loans owing to it be refunded by delivering a notice to such effect to the Administrative Agent, specifying the aggregate principal amount thereof (a "NOTICE OF SWING LINE REFUNDING"). Promptly upon receipt of a Notice of Swing Line Refunding, the Administrative Agent shall give notice of the contents thereof to the Lenders with General Revolving Commitments and, unless an Event of Default specified in section 10.1(h) in respect of the Borrower has occurred, the Borrower. Each such Notice of Swing Line Refunding shall be deemed to constitute delivery by the Borrower of a Notice of Revolving Borrowing requesting General Revolving Loans consisting of Prime Rate Loans in the amount of the Swing Line Revolving Loans to which such Notice of Swing Line Refunding relates. Each Lender with a General Revolving Commitment (including the Swing Line Lender giving the Notice of Swing Line Refunding) hereby unconditionally agrees (notwithstanding that any of the conditions specified in section 6.2 hereof or elsewhere in this Agreement shall not have been satisfied, but subject to the provisions of paragraph (b) and (d) below) to make a General Revolving Loan to the Borrower in an amount equal to such Lender's General Revolving Facility Percentage of the aggregate amount of the Swing Line Revolving Loans to which such Notice of Swing Line Refunding relates. Each such Lender shall make the amount of such General Revolving Loan available to the Administrative Agent in immediately available funds at the Payment Office not later than 2:00 P.M. (local time at the Payment Office), if such notice is received by such Lender prior to 11:00 A.M. (local time at its Domestic Lending Office), or not later than 2:00 P.M. (local time at the Payment Office) on the next Business Day, if such notice is received by such Lender after such time. The proceeds of such General Revolving Loans shall be made immediately available to the Swing Line Lender giving such Notice of Swing Line Refunding and applied by it to repay the principal amount of the Swing Line Revolving Loans to which such Notice of Swing Line Refunding related. The Borrower irrevocably and unconditionally agrees that, notwithstanding anything to the contrary contained in this Agreement, General Revolving Loans made as herein provided in response to a Notice of Swing Line Refunding shall constitute General Revolving Loans hereunder consisting of Prime Rate Loans.

         (b) If prior to the time a General Revolving Loan would otherwise have been made as provided above as a consequence of a Notice of Swing Line Refunding, any of the events specified in section 10.1(h) shall have occurred in respect of the Borrower or one or more of the Lenders with General Revolving Commitments shall determine that it is legally prohibited from making a General Revolving Loan under such circumstances, each Lender (other than the Swing Line Lender giving the Notice of Swing Line Refunding), or each Lender (other than such Swing Line Lender) so prohibited, as the case may be, shall, on the date such General Revolving Loan would have been made by it (the "PURCHASE DATE"), purchase an undivided participating interest in the outstanding Swing Line Revolving Loans to which such Notice of Swing Line Refunding related, in an amount (the "SWING LINE PARTICIPATION AMOUNT") equal to such Lender's General Revolving Facility Percentage of such Swing Line Revolving Loans. On the Purchase Date, each such Lender or each such Lender so prohibited, as the case may be, shall pay to the Swing Line Lender, in immediately available funds, such Lender's Swing Line Participation Amount, and promptly upon receipt thereof the Swing Line Lender shall, if requested by such other Lender, deliver to such Lender a participation certificate, dated the date of the Swing Line Lender's receipt of the funds from, and evidencing such Lender's participating interest in such Swing Line Revolving Loans and its Swing Line Participation Amount in respect thereof. If any amount required to be paid by a Lender to the Swing Line Lender pursuant to the above provisions in respect of any Swing Line Participation Amount is not paid on the date such payment is due, such Lender shall pay to the Swing Line Lender on demand interest on the amount not so paid at the overnight Federal Funds Effective Rate from the due date until such amount is paid in full.

         (c) Whenever, at any time after the Swing Line Lender has received from any other Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment from or on behalf of the Borrower on account of the related Swing Line Revolving Loans, the Swing Line Lender will promptly distribute to such Lender its General Revolving Facility Percentage of such payment on account of its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); PROVIDED, HOWEVER, that in the event such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

         (d) Each Lender's obligation to make General Revolving Loans and/or to purchase participations in connection with a Notice of Swing Line Refunding (which shall in all events be within such Lender's Unutilized General Revolving Commitment, taking into account all outstanding participations in connection with Swing Line Refundings) shall be subject to the conditions that

                  (i) such Lender shall have received a Notice of Swing Line Refunding complying with the provisions hereof; and

                  (ii) at the time the Swing Line Revolving Loans which are the subject of such Notice of Swing Line Refunding were made, the Swing Line Lender making the same had no actual written notice from another Lender that an Event of Default had occurred and was continuing);

but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Swing Line Lender which gives such Notice of Swing Line Refunding, and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, any Credit Party, or any other person, or any Credit Party may have against any Lender or other person, as the case may be, for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; (C) any event or circumstance involving a Material Adverse Effect upon the Borrower; (D) any breach of any Credit Document by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.

         2.7. Interest. (a) Interest Rate for Prime Rate Loans. During such periods as a General Revolving Loan or a Swing Line Revolving Loan is a Prime Rate Loan, the unpaid principal amount thereof shall bear interest at a fluctuating rate per annum which shall at all times be equal to the Prime Rate in effect from time to time.

         (b) Interest Rate for LIBOR Loans. During such periods as a General Revolving Loan is a LIBOR Loan, the unpaid principal amount thereof shall bear interest at a rate per annum which shall at all times during any Interest Period applicable thereto be the Applicable LIBOR Margin (as defined below) for such LIBOR Loan plus the relevant Adjusted LIBO Rate for such Interest Period.

         (c) Interest Rate for Money Market Rate Loans. During such periods as a Swing Line Revolving Loan is a Money Market Rate Loan, the unpaid principal amount thereof shall bear interest at the rate per annum which shall be equal to the Quoted Rate therefor.

         (d) Interest Rate for Competitive Bid Loans. The Borrower shall pay interest on each Competitive Bid loan in accordance with the provisions of section 2.3(e).

         (e) Default Interest. Notwithstanding the above provisions, if a Default under section 10.1(a) or Event of Default is in existence, all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan shall bear interest, payable on demand, at a fluctuating rate per annum equal to 2% per annum above the interest rate which would be applicable under section 2.7(a) to Prime Rate Loans in effect from time to time. If any amount (other than the principal of and interest on the Loans) payable by the Borrower under the Credit Documents is not paid when due, such amount shall bear interest, payable on demand, at a fluctuating rate per annum equal 2% per annum above the interest rate which would be applicable under section 2.7(a) to Prime Rate Loans in effect from time to time.

         (f) Accrual and Payment of Interest. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable:

                           (i) in the case of any Swing Line Revolving Loan, (A) at the maturity date thereof, which shall in any event be less than 30 days, (B) on any prepayment (on the amount prepaid), and (C) after maturity (whether by acceleration or otherwise), on demand; and

                           (ii) in the case of any General Revolving Loan, (A) which is a Prime Rate Loan, monthly in arrears on the first Business Day of the succeeding calendar month, (B) which is a LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period, and (C) on any repayment, prepayment or Conversion (on the amount repaid, prepaid or Converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; and

                           (iii) in the case of any Competitive Bid Loan, (A) on the interest payment date or dates contemplated by section 2.3(e), at the maturity date thereof, which shall in any event be no more than six months, (B) on any prepayment (on the amount prepaid), and (C) after maturity (whether by acceleration or otherwise), on demand.

         (g) Computations of Interest. All computations of interest hereunder shall be made in accordance with section 12.7(b).

         (h) Interest Margins. As used herein, the term "Applicable LIBOR Margin", as applied to any General Revolving Loan which is a LIBOR Loan, means for any date the particular rate per annum determined by the Administrative Agent in accordance with the Pricing Grid Table which appears below, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt, and the following provisions:

                  (i) Initially, until changed hereunder in accordance with the following provisions, the Applicable LIBOR Margin will be 50.00 basis points per annum.

                  (ii) Notwithstanding the above provisions, during any period when a Default under section 10.1(a) or an Event of Default has occurred and is continuing, the Applicable LIBOR Margin shall be the highest rate per annum indicated therefor in the Pricing Grid Table, regardless of the then ratings on the Index Debt.

                  (iii) For purposes of determinations of the Applicable LIBOR Margin, (1) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this paragraph), then such rating agency shall be deemed to have established a rating in Category 5; (2) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (3) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable LIBOR Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable LIBOR Margin Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  (iv) Any changes in the Applicable LIBOR Margin shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent pursuant to this section 2.7(h) shall be conclusive and binding absent manifest error.

                               PRICING GRID TABLE
                          (expressed in basis points)


         --------------------------- -------------------------- -------------------
         Index Debt Ratings          Applicable LIBOR Margin    Facility Fee Rate
         --------------------------- -------------------------- -------------------
                 Category 1                   40.00                      10.00
             A- or better by S&P
           A2 or better by Moody's
         --------------------------- -------------------------- -------------------
                 Category 2                   50.00                      12.50
                 BBB+ by S&P
               Baa1 by Moody's
         --------------------------- -------------------------- -------------------
                 Category 3                   60.00                      15.00
                 BBB by S&P
              Baa2 by Moody's
         --------------------------- -------------------------- -------------------
                 Category 4                   80.00                      20.00
                 BBB- by S&P
               Baa3 by Moody's
         --------------------------- -------------------------- -------------------
                 Category 5                  110.00                      27.50
             BB+ or less by S&P
           Ba1 or less by Moody's
         --------------------------- -------------------------- -------------------

         (i) Information as to Interest Rates. The Administrative Agent upon determining the interest rate for any Borrowing shall promptly notify the Borrower and the affected Lenders thereof. If the Administrative Agent is unable to determine the Adjusted LIBO Rate for any Borrowing of LIBOR Loans based on the quotation service referred to in clause (i) of the definition of the term Adjusted LIBO Rate, it will promptly so notify the Reference Banks and each Reference Bank will furnish the Administrative Agent timely information for the purpose of determining the Adjusted LIBO Rate for such Borrowing. If any one or more of the Reference Banks shall not timely furnish such information, the Administrative Agent shall determine the Adjusted LIBO Rate for such Borrowing on the basis of timely information furnished by the remaining Reference Banks.

         2.8. Selection and Continuation of Interest Periods. (a) The Borrower shall have the right

                  (x) at the time it gives a Notice of Revolving Borrowing or Notice of Conversion in respect of the making of or Conversion into a Borrowing of General Revolving Loans consisting of LIBOR Loans, to select in such Notice the Interest Period to be applicable to such Borrowing, and

                  (y) prior to 12:00 noon (local time at the Notice Office) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of General Revolving Loans consisting of LIBOR Loans, to elect by giving the Administrative Agent written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) to Continue all or the Minimum Borrowing Amount of the principal amount of such Loans as one or more Borrowings of LIBOR Loans and to select the Interest Period to be applicable to any such Borrowing (any such notice, a "NOTICE OF CONTINUATION"), which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period; provided, that notwithstanding anything to the contrary contained above, the Borrower's right to select an Interest Period or to effect any Continuation shall be subject to the applicable provisions of section 2.10 and to the following:

                  (i) the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) no Interest Period for any LIBOR Loan may be selected which would end after the Maturity Date;

                  (v) each Borrowing of LIBOR Loans resulting from any Continuation shall be in at least the Minimum Borrowing Amount applicable thereto; and

                  (vi) no Interest Period may be elected at any time when a Default under section 10.1(a) or an Event of Default is then in existence unless the Required Lenders otherwise agree.

         (b) If upon the expiration of any Interest Period the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of LIBOR Loans as provided above, the Borrower shall be deemed to have elected to Convert such Borrowing to Prime Rate Loans effective as of the expiration date of such current Interest Period.

         2.9. Increased Costs, Illegality, etc. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses
(ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Adjusted LIBO Rate for any Interest Period that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate; or

                  (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender deems material with respect to any LIBOR Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Adjusted LIBO Rate pursuant to the definition thereof) and/or
         (y) other circumstances adversely affecting the interbank Eurodollar market or the position of such Lender in such market; or

                  (iii) at any time, that the making or continuance of any LIBOR Loan has become unlawful by compliance by such Lender in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies or has become impracticable as a result of a contingency occurring after the Effective Date which materially adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Revolving Borrowing or Notice of Conversion given by the Borrower with respect to LIBOR Loans which have not yet been incurred or Converted shall be deemed rescinded by the Borrower or, in the case of a Notice of Revolving Borrowing, shall, at the option of the Borrower, be deemed converted into a Notice of Revolving Borrowing for Prime Rate Loans to be made on the date of Borrowing contained in such Notice of Revolving Borrowing,
(y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause
(iii) above, the Borrower shall take one of the actions specified in section 2.9(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any LIBOR Loan is affected by the circumstances described in section 2.9(a)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan affected pursuant to section 2.9(a)(iii) the Borrower shall) either
(i) if the affected LIBOR Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to section 2.9(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Revolving Borrowing into one requesting a Borrowing of Prime Rate Loans or require the affected Lender to make its requested Loan as a Prime Rate Loan, or (ii) if the affected LIBOR Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, require the affected Lender to Convert each such LIBOR Loan into a Prime Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this section 2.9(b).

         (c) If any Lender shall have determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this section 2.9(c), will give prompt written notice thereof to the Borrower, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this section 2.9(c) upon the subsequent receipt of such notice.

         (d) Notwithstanding anything in this Agreement to the contrary, (i) no Lender shall be entitled to compensation or payment or reimbursement of other amounts under section 2.9 or 3.5 for any amounts incurred or accruing more than 180 days prior to the giving of notice to the Borrower of additional costs or other amounts of the nature described in such sections, and (ii) no Lender shall demand compensation for any reduction referred to in section 2.9(c) or payment or reimbursement of other amounts under section 3.5 if it shall not at the time be the general policy or practice of such Lender to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements.

         2.10. Compensation. The Borrower shall compensate each applicable Lender, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBOR Loans or Money Market Rate Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent), (A) a Borrowing of LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing, Notice of Conversion or Notice of Continuation (whether or not rescinded or withdrawn by or on behalf of such Borrower or deemed rescinded or withdrawn pursuant to section 2.9(a)), or (B) a Borrowing of Money Market Rate Loans does not occur on a date specified therefor in a Notice of Borrowing; (ii) if any repayment, prepayment, Conversion or Continuation of any of its LIBOR Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any repayment or prepayment of any Money Market Rate Loan occurs on a date which is not the maturity date thereof; (iv) if any prepayment of any LIBOR Loans or Money Market Rate Loans, as the case may be, is not made on any date specified in a notice of prepayment given by or on behalf of the Borrower; (v) if the Borrower, pursuant to section 2.11(b) hereof, requires any Lender (other than a Defaulting Lender) to transfer its LIBOR Loans and/or Money Market Rate Loans, as the case may be, on any date other than the last day of the Interest Period or maturity date thereof; or (vi) as a consequence of (x) any other default by the Borrower to repay its LIBOR Loans or Money Market Rate Loans, as the case may be, when required by the terms of this Agreement or (y) an election made pursuant to section 2.9(b). Such loss, cost, expense and liability to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the interest rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor or the then maturity date thereof in the case of any Money Market Rate Loan (or, in the case of a failure to effect a Borrowing, Conversion or Continuation, for the period that would have been the Interest Period for such Loan or the period to maturity of such Loan, in the case of a Money Market Rate Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this section shall be delivered to the Borrower and shall be conclusive absent convincing evidence of error. The Borrower shall pay such Lender the amount shown as due on any such request within 30 days after receipt by the Borrower thereof.

         2.11. Change of Lending Office; Replacement of Lenders. (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of section 2.9(a)(ii) or (iii), 2.9(c) or 3.5 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Commitment affected by such event, PROVIDED that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section.

         (b) If any Lender requests any compensation, reimbursement or other payment under section 2.9(a)(ii) or (iii), 2.9(c) or 3.5 with respect to such Lender, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in section 12.4(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation, reimbursement or other payments required to be made under section 2.9(a)(ii) or (iii), 2.9(c) or
3.5 with respect to such Lender, such assignment will result in a reduction in such compensation, reimbursement or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

         (c) Nothing in this section 2.11 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in section 2.9 or 3.5.


         SECTION 3. LETTERS OF CREDIT.

         3.1. Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Closing Date and prior to the date that is 60 Business Days prior to the Maturity Date to issue, for the account of the Borrower or any of its Subsidiaries (the Borrower or any such Subsidiary, a "LETTER OF CREDIT OBLIGOR"), and in support of worker compensation, liability insurance, releases of contract retention obligations, contract performance guarantee requirements and other bonding obligations of the Borrower or any such other Letter of Credit Obligor incurred in the ordinary course of its business, and such other standby obligations of the Borrower and the other Letter of Credit Obligors that are acceptable to the Letter of Credit Issuer, and subject to and upon the terms and conditions herein set forth, such Letter of Credit Issuer agrees to issue from time to time, irrevocable standby letters of credit denominated and payable in Dollars or an Alternative Currency in such form as may be approved by such Letter of Credit Issuer and the Administrative Agent (each such letter of credit (and each Existing Letter of Credit described in section 3.1(d)), a "LETTER OF CREDIT" and collectively, the "LETTERS OF CREDIT").

         (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued, and the Stated Amount of any outstanding Letter of Credit shall not be increased, if after giving effect thereto the Letter of Credit Outstandings would exceed either (x) $25,000,000 or (y) when added to the aggregate principal amount of all General Revolving Loans and Swing Line Revolving Loans then outstanding, an amount equal to the Total General Revolving Commitment at such time; (ii) no individual Letter of Credit (other than any Existing Letter of Credit) shall be issued which has an initial Stated Amount less than $100,000 unless such lesser Stated Amount is acceptable to the Letter of Credit Issuer; and (iii) each Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (A) one year from the date of issuance thereof, unless a longer period is approved by the relevant Letter of Credit Issuer and Lenders (other than any Defaulting Lender) holding a majority of the Total General Revolving Commitment, and (B) 15 Business Days prior to the Maturity Date, in each case on terms acceptable to the Administrative Agent and the relevant Letter of Credit Issuer.

         (c) Notwithstanding the foregoing, in the event a Lender Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless either (i) such Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' General Revolving Facility Percentage of the Letter of Credit Outstandings; or (ii) the issuance of such Letter of Credit, taking into account the potential failure of the Defaulting Lender or Lenders to risk participate therein, will not cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to Revolving Loans and Letter of Credit Outstandings in excess of its Revolving Commitment, and the Borrower has undertaken, for the benefit of such Letter of Credit Issuer, pursuant to an instrument satisfactory in form and substance to such Letter of Credit Issuer, not to thereafter incur Loans or Letter of Credit Outstandings hereunder which would cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to Revolving Loans and Letter of Credit Outstandings in excess of its Revolving Commitment.

         (d) Annex IV hereto contains a description of all letters of credit outstanding on, and to continue in effect after, the Closing Date. Each such letter of credit issued by a bank that is or becomes a Lender under this Agreement on the Effective Date (each, an "EXISTING LETTER OF CREDIT") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of section 3.4(a), on the Closing Date, and the Borrower, the Administrative Agent and the applicable Lenders hereby agree that, from and after such date, the terms of this Agreement shall apply to such Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof.

         3.2. Letter of Credit Requests: Notices of Issuance. (a) Whenever it desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the Letter of Credit Issuer written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) which, if in the form of written notice shall be substantially in the form of Exhibit B-4, or transmit by electronic communication (if arrangements for doing so have been approved by the Letter of Credit Issuer), prior to 12:00 noon (local time at its Notice Office) at least three Business Days (or such shorter period as may be acceptable to the relevant Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a "LETTER OF CREDIT REQUEST"), which Letter of Credit Request shall include such supporting documents that such Letter of Credit Issuer customarily requires in connection therewith (including, in the case of a Letter of Credit for an account party other than the Borrower, an application for, and if applicable a reimbursement agreement with respect to, such Letter of Credit). Any such documents executed in connection with the issuance of a Letter of Credit, including the Letter of Credit itself, are herein referred to as "LETTER OF CREDIT DOCUMENTS". In the event of any inconsistency between any of the terms or provisions of any Letter of Credit Document and the terms and provisions of this Agreement respecting Letters of Credit, the terms and provisions of this Agreement shall control. The Administrative Agent shall promptly notify each Lender of each Letter of Credit Request.

         (b) Each Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give the Administrative Agent, each applicable Lender and the Borrower written notice of the issuance of such Letter of Credit, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it. Each Letter of Credit Issuer shall provide to the Administrative Agent a quarterly (or monthly if requested by any applicable Lender) summary describing each Letter of Credit issued by such Letter of Credit Issuer and then outstanding and an identification for the relevant period of the daily aggregate Letter of Credit Outstandings represented by Letters of Credit issued by such Letter of Credit Issuer.

         3.3. Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse (or cause any Letter of Credit Obligor for whose account a Letter of Credit was issued to reimburse) each Letter of Credit Issuer, by making payment directly to such Letter of Credit Issuer in immediately available funds at the payment office of such Letter of Credit Issuer, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "UNPAID DRAWING") immediately after, and in any event on the date on which, such Letter of Credit Issuer notifies the Borrower (or any such other Letter of Credit Obligor for whose account such Letter of Credit was issued) of such payment or disbursement (which notice to the Borrower (or such other Letter of Credit Obligor) shall be delivered reasonably promptly after any such payment or disbursement), such payment to be made in Dollars (and in the amount which is the Dollar equivalent of any such payment or disbursement made or denominated in an Alternative Currency), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (local time at the payment office of the Letter of Credit Issuer) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the rate then applicable to Revolving Loans which are Prime Rate Loans (plus an additional 2% per annum if not reimbursed on the date of such payment or disbursement), any such interest also to be payable on demand.

         (b) The Borrower's obligation under this section 3.3 to reimburse, or cause another Letter of Credit Obligor to reimburse, each Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other Letter of Credit Obligor may have or have had against such Letter of Credit Issuer, the Administrative Agent, any other Letter of Credit Issuer or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing, PROVIDED, HOWEVER that the Borrower shall not be obligated to reimburse, or cause another Letter of Credit Obligor to reimburse, a Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

         3.4. Letter of Credit Participations. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit (and on the Closing Date with respect to any Existing Letter of Credit), such Letter of Credit

Issuer shall be deemed to have sold and transferred to each Lender with a Revolving Commitment, and each such Lender (each a "PARTICIPANT") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's General Revolving Facility Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder, the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the Lenders as provided in section 4.1(b) and the Participants shall have no right to receive any portion of any fees of the nature contemplated by section 4.1(c)), the obligations of any Letter of Credit Obligor under any Letter of Credit Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing. Upon any change in the Revolving Commitments of the Lenders pursuant to section 12.4(c), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this section 3.4 to reflect the new General Revolving Facility Percentages of the assigning and assignee Lender.

         (b) In determining whether to pay under any Letter of Credit, a Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by a Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

         (c) In the event that a Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed (or caused any applicable Letter of Credit Obligor to reimburse) such amount in full to such Letter of Credit Issuer pursuant to section 3.3(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's General Revolving Facility Percentage of such payment in U.S. Dollars (the Administrative Agent having determined in the case of any payment by a Letter of Credit Issuer made in an Alternative Currency the equivalent thereof in Dollars) and in same day funds, PROVIDED, HOWEVER, that no Participant shall be obligated to pay to the Administrative Agent its General Revolving Facility Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (local time at its Notice Office) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer such Participant's General Revolving Facility Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its General Revolving Facility Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the Federal Funds Effective Rate. The failure of any Participant to make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer its General Revolving Facility Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its General Revolving Facility Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's General Revolving Facility Percentage of any such payment.

         (d) Whenever a Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to section 3.4(c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its General Revolving Facility Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Participant's General Revolving Facility Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations, as and to the extent so received.

         (e) The obligations of the Participants to make payments to the Administrative Agent for the account of each Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, set-off defense or other right which the Borrower (or any other Letter of Credit Obligor) may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Lender, or other person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower (or any other Letter of Credit Obligor) and the beneficiary named in any such Letter of Credit), other than any claim which the Borrower (or any other Letter of Credit Obligor which is the account party with respect to a Letter of Credit) may have against any applicable Letter of Credit Issuer for gross negligence or wilful misconduct of such Letter of Credit Issuer in making payment under any applicable Letter of Credit;

                  (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit
         Documents: or

                  (v) the occurrence of any Default or Event of Default.

         (f) To the extent the Letter of Credit Issuer is not indemnified by the Borrower, the Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective General Revolving Facility Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way related to or arising out of its issuance of Letters of Credit, provided that no Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from the Letter of Credit Issuer's gross negligence or willful misconduct.

         3.5. Increased Costs. If after the Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Lender with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made subsequent to the Effective Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Lender's participation therein, or (ii) shall impose on such Letter of Credit Issuer or any Lender any other conditions affecting this Agreement, any Letter of Credit or such Lender's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Lender of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the Borrower by such Letter of Credit Issuer or such Lender (a copy of which notice shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), the Borrower shall pay to such Letter of Credit Issuer or such Lender such additional amount or amounts as will compensate any such Letter of Credit Issuer or such Lender for such increased cost or reduction. A certificate submitted to the Borrower by any Letter of Credit Issuer or any Lender, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), setting forth, in reasonable detail, the basis for the determination of such additional amount or amounts necessary to compensate any Letter of Credit Issuer or such Lender as aforesaid shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this section 3.5. Reference is hereby made to the provisions of section 2.10(d) for certain limitations upon the rights of a Letter of Credit Issuer or Lender under this section.

         3.6. Guaranty of Letter of Credit Obligations of Other Letter of Credit Obligors. (a) The Borrower hereby unconditionally guarantees, for the benefit of the Administrative Agent and the Lenders, the full and punctual payment of the Obligations of each Other Letter of Credit Obligor under each Letter of Credit Document to which such Other Letter of Credit Obligor is now or hereafter becomes a party. Upon failure by any such Other Letter of Credit Obligor to pay punctually any such amount, the Borrower shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any applicable Letter of Credit Document.

         (b) As a separate, additional and continuing obligation, the Borrower unconditionally and irrevocably undertakes and agrees, for the benefit of the Administrative Agent and the Lenders, that, should any amounts not be recoverable from the Borrower under section 3.6(a) for any reason whatsoever (including, without limitation, by reason of any provision of any Credit Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other person, at any time, the Borrower as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Lenders and the Administrative Agent, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Credit Documents.

         (c) The obligations of the Borrower under this section shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

                  (i) any extension, renewal, settlement, compromise, waiver or release in respect to any obligation of any Other Letter of Credit Obligor under any Letter of Credit Document, by operation of law or otherwise;

                  (ii) any modification or amendment of or supplement to this Agreement, any Note or any other Credit Document;

                  (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under this Agreement, any Note or any other Credit Document or of any Other Letter of Credit Obligor under any Letter of Credit Document;

                  (iv) any change in the corporate existence, structure or ownership of any Other Letter of Credit Obligor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Other Letter of Credit Obligor or its assets or any resulting release or discharge of any obligation of any Other Letter of Credit Obligor contained in any Letter of Credit Document;

                  (v) the existence of any claim, set-off or other rights which the Borrower may have at any time against any Other Letter of Credit Obligor, the Administrative Agent, any Lender or any other person, whether in connection herewith or any unrelated transactions;

                  (vi) any invalidity or unenforceability relating to or against any Other Letter of Credit Obligor for any reason of any Letter of Credit Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Other Letter of Credit Obligor of any Obligations in respect of any Letter of Credit; or

                  (vii) any other act or omission to act or delay of any kind by any Other Letter of Credit Obligor, the Administrative Agent, any Lender or any other person or any other circumstance whatsoever which might, but for the provisions of this section, constitute a legal or equitable discharge of the Borrower's obligations under this section.

         (d) The Borrower's obligations under this section shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under the Credit Documents and by any Other Letter of Credit Obligor under the Letter of Credit Documents shall have been paid in full. If at any time any payment of any of the Obligations of any Other Letter of Credit Obligor in respect of any Letter of Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Other Letter of Credit Obligor, the Borrower's obligations under this section with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         (e) The Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Other Letter of Credit Obligor or any other person, or against any collateral or guaranty of any other person.

         (f) Until the indefeasible payment in full of all of the Obligations and the termination of the Commitments of the Lenders hereunder, the Borrower shall have no rights, by operation of law or otherwise, upon making any payment under this section to be subrogated to the rights of the payee against any Other Letter of Credit Obligor with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any Other Letter of Credit Obligor in respect thereof.

         (g) In the event that acceleration of the time for payment of any amount payable by any Other Letter of Credit Obligor under any Letter of Credit Document is stayed upon insolvency, bankruptcy or reorganization of such Other Letter of Credit Obligor, all such amounts otherwise subject to acceleration under the terms of any applicable Letter of Credit Document shall nonetheless be payable by the Borrower under this section forthwith on demand by the Administrative Agent.



         SECTION 4. FEES; COMMITMENTS.

         4.1. Fees. (a) Facility Fees. (i) The Borrower agrees to pay to the Administrative Agent a Facility Fee ("FACILITY FEE") for the account of each Non-Defaulting Lender which has a General Revolving Commitment, for the period from and including the Effective Date to but not including the date the Total General Revolving Commitment has been terminated and no General Revolving Loans or Letters of Credit are outstanding. In the case of any such Lender, the portion of the Facility Fee to which it shall be entitled shall be computed for each day at a rate per annum equal to the Applicable Facility Fee Rate for such day, on the amount of its General Revolving Facility Percentage of the Total General Revolving Commitment on such day, whether used or unused. Accrued Facility Fees shall be payable in arrears on the first Business Day of each April, July, October and January and on the date when the Total General Revolving Commitment has been terminated and no General Revolving Loans or Letters of Credit are outstanding.

         (ii) As used herein the term "APPLICABLE FACILITY FEE RATE" shall mean the particular rate per annum determined by the Administrative Agent in accordance with the Pricing Grid Table which appears in section 2.7(h), based upon the ratings by Moody's and S&P, respectively, applicable on any date to the Index Debt, and the following provisions:

                  (A) Initially, until changed hereunder in accordance with the following provisions, the Applicable Facility Fee Rate will be 12.50 basis points per annum.

                  (B) Effective on the effective date of any change in the Applicable LIBOR Margin pursuant to section 2.7(h)(iii), the Applicable Facility Fee Rate shall change on the same date to the Applicable Facility Fee Rate which corresponds to the changed Applicable LIBOR Margin, as indicated in the Pricing Grid Table which appears in section 2.7(h) hereof.

                  (C) Notwithstanding the above provisions, during any period when a Default under section 10.1(a) or an Event of Default has occurred and is continuing, the Applicable Facility Fee Rate shall be the highest rate per annum indicated therefor in the Pricing Grid Table, regardless of the then ratings on the Index Debt.

                  (D) Any changes in the Applicable Facility Fee Rate shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent pursuant to this section 4.1(a)(ii) shall be conclusive and binding absent manifest error.

         (b) Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent, for the account of each Non-Defaulting Lender, pro rata on the basis of its Percentage, a fee in respect of each Letter of Credit (the "LETTER OF CREDIT FEE"), computed for each day at the rate per annum equal to the Applicable LIBOR Margin then in effect on the Stated Amount of all Letters of Credit outstanding on such day. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the first Business Day of each April, July, October and January and on the date when the Total Commitment expires or is terminated and no Letters of Credit remain outstanding. The Borrower also agrees to pay to the Administrative Agent, for the account of each Non-Defaulting Lender, PRO RATA on the basis of its Percentage, additional Letter of Credit Fees, on demand, at the rate of 200 basis points per annum, on the Stated Amount of each Letter of Credit, for any period when a Default under section 10.1(a) or Event of Default is in existence.

         (c) Facing Fees. The Borrower to pay directly to each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (a "Facing Fee"), computed for each day at the rate of 1/8 of 1% per annum on the Stated Amount of such Letter of Credit issued by such Letter of Credit Issuer which is outstanding on such day. Accrued Facing Fees shall be due and payable quarterly in arrears on the first Business Day of each April, July, October and January and on the date on which the Total Commitment expires or is terminated and no Letters of Credit remain outstanding.

         (d) Additional Charges of Letter of Credit Issuer. The Borrower agrees to pay directly to each Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment, extension, renewal or transfer of, a Letter of Credit issued by it such amount as shall at the time of such issuance, drawing, amendment, extension, renewal or transfer be the administrative or processing charge which such Letter of Credit Issuer is customarily charging for issuances of, drawings under or amendments, extensions, renewals or transfers of, letters of credit issued by it.

         (e) Other Fees. The Borrower shall pay to the Administrative Agent and/or the Lead Arranger, on the Effective Date and thereafter, for its or their own account and/or for distribution to the Lenders, such fees as heretofore agreed in writing by the Borrower, the Lead Arranger and the Administrative Agent.

         (f) Computations of Fees. All computations of Fees shall be made in accordance with section 12.7(b).

         4.2. Voluntary Termination/Reduction of Commitments. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right to:

                  (a) Termination of Total Commitment: terminate the Total Commitment, PROVIDED that (i) all outstanding Revolving Loans are contemporaneously prepaid in accordance with section 5.1 and all outstanding Competitive Bid Loans are contemporaneously prepaid in accordance with section 2.3(d), and (ii) either (A) no Letters of Credit remain outstanding, or (B) the Borrower shall contemporaneously either (x) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions acceptable to each Letter of Credit Issuer and the Required Lenders), or (y) the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Letter of Credit Outstandings and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrower and any other Letter of Credit Obligor in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, each Letter of Credit Issuer and the

         Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent, each Letter of Credit Issuer and the Borrower until the proceeds are applied to the secured obligations);

                  (b) Partial Reductions of Unutilized Total General Revolving
         Commitment: partially and permanently reduce the Unutilized Total General Revolving Commitment, PROVIDED that (i) any such reduction shall apply to proportionately and permanently reduce the General Revolving Commitment of each of the Lenders; (ii) any partial reduction of the Unutilized Total General Revolving Commitment pursuant to this section 4.2(b) shall be in the amount of at least $5,000,000 (or, if greater, in integral multiples of $1,000,000); and (iii) after giving effect to any partial reduction of the Unutilized Total General Revolving Commitment pursuant to this section 4.2(b), the Unutilized Total General Revolving Commitment shall exceed the Swing Line Revolving Commitment then in effect by at least $20,000,000; and/or

                  (c) Partial Reductions of Unutilized Swing Line Revolving
         Commitment: partially and permanently reduce the Unutilized Swing Line Revolving Commitment, provided that any partial reduction of the Unutilized Swing Line Revolving Commitment pursuant to this section 4.2(c) shall be in the amount of at least $1,000,000 (or, if greater, in integral multiples of $1,000,000).

         4.3. Mandatory Adjustments of Commitments, etc. (a) The Total Commitment (and the Commitment of each Lender) shall terminate on May 15, 2000, unless the Closing Date has occurred on or prior to such date.

         (b) The Total Commitment shall terminate (and the Commitment of each Lender shall terminate) on the earlier of (x) the Maturity Date and (y) the date on which a Change of Control occurs.

         4.4. EXTENSION OF MATURITY DATE. At any time after January 1, 2001 and during the 30 day period following delivery by the Borrower pursuant to section 8.1(a) of its consolidated financial statements for its fiscal year then most recently ended, and annually thereafter during the 30 day period following delivery by the Borrower of its consolidated financial statements pursuant to section 8.1(a), the Borrower may request the Administrative Agent to determine if all of the Lenders are then willing to extend the Maturity Date for a single additional year. If the Borrower so requests, the Administrative Agent will so advise the Lenders. If all of the Lenders in their sole discretion are all willing to so extend the Maturity Date, after taking into account such considerations as any Lender may deem relevant, the Borrower, the Administrative Agent and all of the Lenders (including each Letter of Credit Issuer) shall execute and deliver a definitive written instrument so extending the Maturity Date. No such extension of the Maturity Date shall be valid or effective for any purpose unless such definitive written instrument is so signed and delivered within 60 days following the giving by the Administrative Agent of notice to the Lenders that the Borrower has requested such an extension.


         SECTION 5. PAYMENTS.

         5.1. Voluntary Prepayments of Loans. The Borrower may not voluntarily prepay any Competitive Bid Loan, in whole or in part, unless such prepayment is permitted and made as contemplated by section 2.3(d). The Borrower shall have the right to prepay any of its General Revolving Loans or Swing Line Revolving Loans, in whole or in part, without premium or penalty, from time to time on the following terms and conditions:

                  (a) Notices: the Borrower shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of its intent to prepay the Loans, the amount of such prepayment and (in the case of LIBOR Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Administrative Agent by

                           (i) 12:00 noon (local time at the Notice Office)
                  three Business Days prior to the date of such prepayment, in the case of any prepayment of LIBOR Loans, or

                           (ii) 12:00 noon (local time at the Notice Office) on
                  the date of such prepayment, in the case of any prepayment of Prime Rate Loans,

         and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders;

                           (b) Partial Prepayments under the General Revolving
         Facility: in the case any partial prepayment of any Borrowing under the General Revolving Facility, such partial prepayment shall be in an aggregate principal of at least $1,000,000 or an integral multiple of $100,000 in excess thereof, in the case of any Borrowing comprised of Prime Rate Loans, and at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof, in the case of any Borrowing comprised of LIBOR Loans;

                  (c) Partial Prepayments under the Swing Line Revolving
         Facility: in the case any partial prepayment of any Borrowing under the Swing Line Revolving Facility, such partial prepayment shall be in an aggregate principal of at least $500,000 or an integral multiple of $100,000 in excess thereof;

                  (d) Minimum Borrowing Amount Remaining After Partial
         Prepayments: no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

                  (e) Prepayments to be Applied Pro Rata: each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and

                  (f) Breakage Compensation: each prepayment of LIBOR Loans or Money Market Rate Loans pursuant to this section 5.1 on any date other than the last day of the Interest Period applicable thereto, in the case of a LIBOR Loan, or the maturity date thereof, in the case of a Money Market Rate Loan, as applicable, shall be accompanied by any amounts payable in respect thereof under section 2.10.

         5.2. Mandatory Prepayments. The Loans shall be subject to mandatory prepayment in accordance with the following provisions:

                  (a) If Outstanding General Revolving Loans, Swing Line Revolving Loans and Letter of Credit Outstandings Exceed Total General Revolving Commitment. If on any date (after giving effect to any other payments on such date) the sum of (i) the aggregate outstanding principal amount of General Revolving Loans and Swing Line Revolving Loans, plus (ii) the aggregate amount of Letter of Credit Outstandings, exceeds the Total General Revolving Commitment as then in effect, then the Borrower shall prepay on such date that principal amount of General Revolving Loans and, after General Revolving Loans have been paid in full, Swing Line Revolving Loans, and after Swing Line Revolving Loans have been paid in full, Unpaid Drawings, in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of any Loans to the applicable requirements as to the amounts of partial prepayments which are contained in section 5.1. If, after giving effect to the prepayment of General Revolving Loans, Swing Line Revolving Loans and Unpaid Drawings, the aggregate amount of Letter of Credit Outstandings exceeds the Total General Revolving Commitment as then in effect, the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrower and the other Letter of Credit Obligors in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations).

                  (b) If Outstanding Swing Line Revolving Loans Exceed Unutilized Total General Revolving Commitment Amount. If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Swing Line Revolving Loans exceeds the Unutilized Total General Revolving Commitment as then in effect, then the Borrower shall prepay on such date Swing Line Revolving Loans in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Swing

         Line Revolving Loans to the requirements as to the amounts of partial prepayments of Swing Line Revolving Loans which are contained in section 5.1.

                  (c) If Outstanding Swing Line Revolving Loans Exceed Swing Line Revolving Commitment. If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Swing Line Revolving Loans exceeds the Swing Line Revolving Commitment at such time, THEN the Borrower shall prepay on such date Swing Line Revolving Loans in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Swing Line Revolving Loans to the requirements as to the amounts of partial prepayments of Swing Line Revolving Loans which are contained in section 5.1.

                  (d) Mandatory Prepayment---Change of Control. On the date of which a Change of Control occurs, notwithstanding anything to the contrary contained in this Agreement, no further Borrowings shall be made and the then outstanding principal amount of all Loans, if any, and other Obligations, shall become due and payable and shall be prepaid in full, together with accrued interest and Fees, and the Borrower shall contemporaneously either (i) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions acceptable to the Required Lenders), or (ii) the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Letter of Credit Outstandings and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrower and the other Letter of Credit Obligors in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, each Letter of Credit Issuer and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent, each Letter of Credit Issuer and the Borrower until the proceeds are applied to the secured obligations).

                  (e) Particular Loans to be Prepaid. With respect to each repayment or prepayment of Loans required by this section 5.2, the Borrower shall designate the Types of Loans which are to be repaid or prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made, provided that (i) the Borrower shall first so designate all Loans that are Prime Rate Loans and LIBOR Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other LIBOR Loans for repayment or prepayment, (ii) if the outstanding principal amount of LIBOR Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall be converted into Prime Rate Loans, and (iii) each repayment and prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under section 2.10. Any repayment or prepayment of LIBOR Loans pursuant to this section 5.2 shall in all events be accompanied by such compensation as is required by section 2.10.

         5.3. Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its PRO RATA share) account of the Lenders entitled thereto, not later than 12:00 noon (local time at the Payment Office) on the date when due and shall be made at the Payment Office in immediately available funds and in lawful money of the United States of America, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 12:00 noon (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Unpaid Drawings, interest and Fees then due hereunder and an Event of Default is not then in existence, such funds shall be applied (i) first, towards payment of interest and Fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and Fees then due to such parties, and (ii) second, towards payment of principal and Unpaid Drawings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Unpaid Drawings then due to such parties.

         5.4. Net Payments. (a) All payments made by the Borrower hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as otherwise provided for in section 5.4(c), all such payments will be made free and clear of, and without deduction or withholding for, any present or future United States withholding taxes. The Borrower will furnish to the Administrative Agent within 45 days after the date of any withholding or deduction on account of United States withholding taxes certified copies of tax receipts, or other evidence satisfactory to the Lender, evidencing payment thereof by the Borrower.

         (b) Each Lender that is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes agrees to provide to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the cases of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to section 12.4 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this section 5.4(b)), on the date of such assignment or transfer to such Lender,
(i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Credit Document, or (ii) if the Lender is not a "bank" within the meaning of section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit G (any such certificate, a "SECTION 5.4(b)(ii) CERTIFICATE") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement, any Note or any other Credit Document. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a
Section 5.4(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, any Note or any other Credit Document, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this section 5.4(b).

         (c) Notwithstanding anything to the contrary contained in section 5.4(a), the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to the Borrower such forms that establish a complete exemption from such deduction or withholding (i) if such Lender has not provided to the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to section 5.4(b), or (ii) in the case of a payment other than interest, to a Lender described in clause (ii) of section 5.2(b) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes.



         SECTION 6. CONDITIONS PRECEDENT.

         6.1. Conditions Precedent at Closing Date. The obligation of the Lenders to make Loans, and of any Letter of Credit Issuer to issue Letters of Credit, is subject to the satisfaction of each of the following conditions on the Closing Date:

                  (a) Effectiveness; Notes. On or prior to the Closing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender each appropriate Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

                  (b) Fees, etc. The Borrower shall have paid or caused to be paid all fees required to be paid by it on or prior to such date pursuant to section 4.1 hereof and all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent which have been invoiced on or prior to such date in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby.

                  (c) Charter and Good Standing of the Borrower. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, (1) a copy of the articles of incorporation of the Borrower, including any amendments or restatements thereof, certified as of a recent date by the Secretary of State of Ohio, and (2) a copy of a certificate of good standing for the Borrower, issued as of a recent date by the Secretary of State of Ohio.

                  (d) Corporate Secretary's Certificate of the Borrower. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Closing Date, certifying (1) a true and correct copy of resolutions of the Board of Directors of the Borrower, approving the Credit Documents to which the Borrower is or may become a party, and certifying that such resolutions were duly adopted and are in full force and effect, (2) a true and correct copy of the Code of Regulations of the Borrower, and
         (3) the names and true signatures of the officers of the Borrower who are authorized to sign the Credit Documents to which the Borrower is a party and any other documents to which the Borrower is a party which may be executed and delivered in connection herewith.

                  (e) Compliance Certificate of the Borrower. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, a Compliance Certificate, dated the Closing Date, duly executed on behalf of the Borrower, to the effect that (1) no Default or Event of Default is in existence, (2) all agreements, covenants and conditions required to be performed or complied with by the Borrower or any of the other Credit Parties under this Agreement or any of the other Credit Documents on or prior to the Closing Date have duly performed or complied with prior to or at the Closing Date, and (3) all representations and warranties of the Borrower contained in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for any such representations and warranties which expressly relate to an earlier specified date, in which case such representations and warranties are reaffirmed as true and correct in all material respects as of the date when made.

                  (f) Opinion of Counsel. On the Closing Date, the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, from Squire, Sanders & Dempsey L.L.P., special counsel to the Borrower, substantially in the form of Exhibit D hereto and covering such other matters incident to the transactions contemplated hereby as the Administrative Agent may reasonably request, such opinion to be in form and substance satisfactory to the Administrative Agent.

                  (g) Existing Credit Facility. Contemporaneously with the Closing Date, the Borrower shall have terminated the commitments of the lenders under its Credit Agreement, dated as of August 22, 1990, as amended and prepaid any borrowings thereunder.

                  (h) Proceedings and Documents. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Administrative Agent and the Lenders and the Administrative Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel or any Lender may reasonably request.

         6.2. Conditions Precedent to All Credit Events (Other than any Competitive Bid Borrowing). The obligations of the Lenders to make each Revolving Loan and/or of a Letter of Credit Issuer to issue each Letter of Credit is subject, at the time thereof, to the satisfaction of the following conditions:

                  (a) Notice of Revolving Borrowing, etc. The Administrative Agent shall have received a Notice of Revolving Borrowing meeting the requirements of section 2.2 with respect to the incurrence of Loans or a Letter of Credit Request meeting the requirement of section 3.2 with respect to the issuance of a Letter of Credit.

                  (b) No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

The acceptance of the benefits of each such Credit Event shall constitute a representation and warranty by the Borrower to each of the Lenders that all of the applicable conditions specified in section 6.1 and/or 6.2, as the case may be, have been satisfied as of the times referred to in sections 6.1 and 6.2. All of the certificates, legal opinions and other documents and papers referred to in this section 6, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Administrative Agent and the Lenders and, except for the Notes, in sufficient counterparts for the Administrative Agent and the Lenders, and the Administrative Agent will promptly distribute to the Lenders their respective Notes and the copies of such other certificates, legal opinions and documents.

         6.3. Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each Lender which is to make a Competitive Bid Loan on the occasion of a Competitive Bid Borrowing (including the initial Competitive Bid Borrowing) to make such Competitive Bid Loan as part of such Competitive Bid Borrowing is subject to satisfaction of each of the following conditions;

                  (a) Notice of Competitive Bid Borrowing. The Administrative Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto.

                  (b) Competitive Bid Note. Prior to the time such Competitive Bid Borrowing is to be made by any applicable Lender, the Administrative Agent shall have received a Competitive Bid Note payable to the order of such Lender.

                  (c) No Default; Representations and Warranties. At the time thereof and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

The acceptance of the benefits of each Competitive Bid Loan shall constitute a representation and warranty by the Borrower to each of the Lenders that all of the applicable conditions specified in this section 6.3 exist as of that time. The Administrative Agent will promptly distribute to the Lenders participating in such Competitive Bid Borrowing their respective Competitive Bid Notes (to the extent not previously delivered).


         SECTION 7. REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lenders to enter into this Agreement and to make the Loans, and/or to issue and/or to participate in the Letters of Credit provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

         7.1. Corporate Status, etc. Each of the Borrower and its Subsidiaries
(i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

         7.2. Subsidiaries. Annex II hereto lists, as of the date hereof, each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein).

         7.3. Corporate Power and Authority, etc. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is party. Each Credit Party has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding agreement or obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         7.4. No Violation. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to such Credit Party or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, or
(iii) will violate any provision of the certificate or articles of incorporation, code of regulations or by-laws, or other charter documents of such Credit Party.

         7.5. Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Credit Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which any Credit Party is a party.

         7.6. Litigation. There are no actions, suits or proceedings pending or, to, the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries (i) that have, or could reasonably be expected to have, a Material Adverse Effect, or (ii) which question the validity or enforceability of any of the Credit Documents, or of any action to be taken by the Borrower or any of the other Credit Parties pursuant to any of the Credit Documents.

         7.7. Use of Proceeds; Margin Regulations. (a) The proceeds of all Loans and Credit Events shall be utilized for lawful purposes not inconsistent with the requirements of this Agreement.

         (b) No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower or of the Borrower and its consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

         7.8. Financial Statements, etc. (a) The Borrower has furnished to the Lenders and the Administrative Agent complete and correct copies of the audited consolidated balance sheets of the Borrower and its consolidated subsidiaries as of December 31, 1999 and December 31, 1998 and the related audited consolidated statements of income, shareholders' equity, and cash flows of the Borrower and its consolidated subsidiaries for the fiscal years then ended, accompanied by the report thereon of KPMG LLP. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Borrower and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated.

         (b) The Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that the Borrower has incurred to the Administrative Agent and the Lenders. The Borrower now has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and the Borrower, as of the Closing Date, owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay the Borrower's debts; and the Borrower is not entering into the Credit Documents with the intent to hinder, delay or defraud its creditors. For purposes of this section 7.8(b), "debt" means any liability on a claim, and "claim" means (x) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         (c) The Borrower has delivered or caused to be delivered to the Lenders prior to the execution and delivery of this Agreement (i) a copy of the Borrower's Report on Form 10-K as filed (without Exhibits) with the SEC for its fiscal year ended December 31, 1999, which contains a general description of the business and affairs of the Borrower and its Subsidiaries, (ii) a confidential information brochure dated March 2000 prepared by the Administrative Agent (with assistance from the Borrower) which contains information with respect to the business, properties and operations of the Borrower and its Subsidiaries (the "CONFIDENTIAL INFORMATION MEMORANDUM").

         7.9. No Material Adverse Change. Since December 31, 1999, there has been no change in the business, operations, liabilities or condition (financial or other) of the Borrower and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, EXCEPT FOR any changes none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

         7.10. Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Borrower and each of its Subsidiaries has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. The Borrower knows of no proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Borrower and its Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

         7.11. Title to Properties, etc. The Borrower and each of its Subsidiaries has good and marketable title, in the case of real property, and good title (or valid Leaseholds, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Permitted Liens. The interests of the Borrower and each of its Subsidiaries in the properties reflected in the most recent balance sheet referred to in section 7.8, taken as a whole, were sufficient, in the judgment of the Borrower, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Borrower and such Subsidiaries.

         7.12. Lawful Operations, etc. Except for known situations or incidents which are reserved for on the most recent consolidated balance sheet referred to in section 7.8 or which, if not so reserved, could not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Subsidiaries is in full compliance with all material requirements imposed by law, whether federal or state, including (without limitation) Environmental Laws and zoning ordinances.

         7.13. Environmental Matters. (a) The Borrower and each of its Subsidiaries is in compliance with all Environmental Laws governing its business, except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries under any Environmental Law have been secured and the Borrower and each of its Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any Environmental Laws, and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are no Environmental Claims pending or, to the best knowledge of the Borrower, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect.

         (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Borrower or any of its Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event is not in compliance with Environmental Laws and is reasonably likely to have a Material Adverse Effect.

         7.14. Compliance with ERISA. Compliance by the Borrower with the provisions hereof and Credit Events contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or section 4975 of the Code. The Borrower and each of its Subsidiaries, (i) has fulfilled all obligations under minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) has satisfied all respective contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under the Title IV of ERISA to the PBGC with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event will or could result in the termination of such Plan, Multiemployer Plan or Multiple Employer Plan and give rise to a material liability of the Borrower or any ERISA Affiliate in respect thereof. Neither the Borrower nor any ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a "contributing sponsor" (as such term is defined in section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Lenders in writing.

         7.15. Intellectual Property, etc. The Borrower and each of its Subsidiaries has obtained or has the right to use all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, except for such patents, trademarks, service marks, trade names, copyrights, licenses and rights, the loss of which, and such conflicts, which in any such case individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         7.16. Investment Company Act, etc. Neither the Borrower nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

         7.17. Burdensome Contracts; Labor Relations. Neither the Borrower nor any of its Subsidiaries (i) is subject to any burdensome contract, agreement, corporate restriction, judgment, decree or order, (ii) is a party to any labor dispute affecting any bargaining unit or other group of employees generally,
(iii) is subject to any material strike, slow down, workout or other concerted interruptions of operations by employees of the Borrower or any Subsidiary, whether or not relating to any labor contracts, (iv) is subject to any significant pending or, to the knowledge of the Borrower, threatened, unfair labor practice complaint, before the National Labor Relations Board, and (v) is subject to any significant pending or, to the knowledge of the Borrower, threatened, grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement, (vi) is subject to any significant pending or, to the knowledge of the Borrower, threatened, significant strike, labor dispute, slowdown or stoppage, or (vii) is, to the knowledge of the Borrower, involved or subject to any union representation organizing or certification matter with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in any of the above clauses), for such matters as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         7.18. Existing Indebtedness. Annex III sets forth a true and complete list, as of the date or dates set forth therein, of all Indebtedness of the Borrower and each of its Subsidiaries, on a consolidated basis, which (i) has an outstanding principal amount of at least $5,000,000, or may be incurred pursuant to existing commitments or lines of credit, or (ii) is secured by any Lien on any property of the Borrower or any Subsidiary, and which will be outstanding on the Closing Date after giving effect to any Borrowing hereunder which is expected to be made on the Closing Date, other than the Indebtedness created under the Credit Documents (all such Indebtedness, whether or not in a principal amount meeting such threshold and required to be so listed on Annex III, herein the "EXISTING INDEBTEDNESS"). The Borrower has provided to the Administrative Agent prior to the date of execution hereof true and complete copies (or summary descriptions) of all agreements and instruments governing the Indebtedness listed on Annex III (the "EXISTING INDEBTEDNESS AGREEMENTS").

         7.19. True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such person in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that any such future information which may consist of financial projections prepared by the Borrower is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results.


         SECTION 8. AFFIRMATIVE COVENANTS.

         The Borrower hereby covenants and agrees that on the Effective Date and thereafter so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Credit Documents, have been paid in full:

         8.1. Reporting Requirements. The Borrower will furnish to each Lender and the Administrative Agent:

                  (a) Annual Financial Statements. As soon as available and in any event within 120 days after the close of each fiscal year of the Borrower, the consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholders' equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Borrower, which opinion shall be unqualified and shall (i) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization).

                  (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the close of each of the first three fiscal quarters in each fiscal year of the Borrower, the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of income and of cash flows for such fiscal quarter and/or for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which shall be certified on behalf of the Borrower by the Chief Financial Officer or other Authorized Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

                  (c) Officer's Compliance Certificates. At the time of the delivery of the financial statements provided for in sections 8.1(a) and (b), a certificate on behalf of the Borrower of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that, to the best knowledge of the Borrower, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the actions the Borrower proposes to take with respect thereto, which certificate shall set forth the calculations required to establish compliance with the provisions of sections 9.6 and 9.7 of this Agreement.

                  (d) Notice of Default. Promptly, and in any event within 5 days after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto.

                  (e) ERISA. Promptly, and in any event within 15 days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate on behalf of the Borrower of an Authorized Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

                           (i) that a Reportable Event has occurred with respect
                  to any Plan;

                           (ii) the institution of any steps by the Borrower,
                  any ERISA Affiliate, the PBGC or any other person to terminate any Plan;

                           (iii) the institution of any steps by the Borrower or
                  any ERISA Affiliate to withdraw from any Plan;

                           (iv) the institution of any steps by the Borrower or
                  any Subsidiary to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) in excess of $5,000,000;

                           (v) a non-exempt "prohibited transaction" within the
                  meaning of section 406 of ERISA in connection with any Plan;

                           (vi) that a Plan has an Unfunded Current Liability
                  exceeding $5,000,000;

                           (vii) any material increase exceeding $5,000,000 in
                  the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement welfare liability; or

                           (viii) the taking of any action by, or the
                  threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

                  (f) Environmental Matters. Promptly upon, and in any event within 10 Business Days after, an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters: (i) any pending or overtly threatened in writing material Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (A) results in material noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (B) would reasonably be expected to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that would reasonably be expected to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and
         (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim, the Borrower's or such Subsidiary's response thereto and the potential exposure in dollars, if known or reasonably quantifiable, of the Borrower and its Subsidiaries with respect thereto.

                  (g) SEC Reports and Registration Statements. Promptly after transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and all annual, quarterly or current reports that the Borrower or any of its Subsidiaries files with the SEC on Form 10-K, 10-Q or 8-K (or any successor forms).

                  (h) Annual and Quarterly Reports, Proxy Statements and other Reports Delivered to Stockholders Generally. Promptly after transmission thereof to its stockholders, copies of all annual, quarterly and other reports and all proxy statements that the Borrower furnishes to its stockholders generally.

                  (i) Other Information. With reasonable promptness, such other information or documents (financial or otherwise) relating to the Borrower or any of its Subsidiaries as any Lender may reasonably request from time to time.

         8.2. Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower or such Subsidiaries, as the case may be, in accordance with GAAP; and (ii) permit, upon at least five Business Days' notice to the Chief Financial Officer of the Borrower, officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another person), to examine the books of account of the Borrower and any of its Subsidiaries, and make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the Lenders may request.

         8.3. Insurance. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower and its Subsidiaries at the date hereof, and (ii) forthwith upon any Lender's written request, furnish to such Lender (with a copy to the Administrative Agent) such information about such insurance as such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Lender and certified by an Authorized Officer of the Borrower.

         8.4. Payment of Taxes and Claims. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, could become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP; and PROVIDED, FURTHER, that the Borrower will not be considered to be in default of any of the provisions of this sentence if the Borrower or any Subsidiary fails to pay any such amount which, individually or in the aggregate, is immaterial.

         8.5. Corporate Franchises. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and authority, PROVIDED that nothing in this section 8.5 shall be deemed to prohibit (i) any transaction permitted by section 9.2; (ii) the termination of existence of any Subsidiary if (A) the Borrower determines that such termination is in its best interest and (B) such termination is not adverse in any material respect to the Lenders; or (iii) the loss of any rights, authorities or franchises if the loss thereof, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         8.6. Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements, thereto, to the extent and in the manner customary for companies in similar businesses.

         8.7. Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply, in all material respects, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, other than those (i) the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect; and/or (ii) imposed by Environmental Laws, as to which section 8.8 shall be applicable.

         8.8. Compliance with Environmental Laws. Without limitation of the covenants contained in section 8.7 hereof, the Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, EXCEPT to the extent that such compliance with Environmental Laws is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, and an adverse outcome in such proceedings is not reasonably expected to have a Material Adverse Effect.

         8.9. Fiscal Years, Fiscal Quarters. If the Borrower shall change any of its or any of its Subsidiaries' fiscal years or fiscal quarters (other than the fiscal year or fiscal quarters of a person which becomes a Subsidiary, made at the time such person becomes a Subsidiary to conform to the Borrower's fiscal year and fiscal quarters), the Borrower will promptly, and in any event within 30 days following any such change, deliver a notice to the Administrative Agent and the Lenders describing such change and any material accounting entries made in connection therewith and stating whether such change will have any impact upon any financial computations to be made hereunder, and if any such impact is foreseen, describing in reasonable detail the nature and extent of such impact. If the Required Lenders determine that any such change will have any impact upon any financial computations to be made hereunder which is adverse to the Lenders, the Borrower will, if so requested by the Administrative Agent, enter into an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, modifying any of the financial covenants or related provisions hereof in such manner as the Required Lenders determine is necessary to eliminate such adverse effect.

         8.10. Hedge Agreements, etc. If the Borrower determines to enter into any Hedge Agreement, it may do so, and if any Subsidiary of the Borrower determines to enter into any Hedge Agreement, the Borrower will ensure that it does so, but only if such Hedge Agreement is entered into in compliance with the following requirements: (i) the principal purpose of such Hedge Agreement, insofar as the Borrower or any Subsidiary is concerned, is to provide protection to the Borrower or any such Subsidiary from fluctuations and other changes in interest rates, currency exchange rates and/or raw material or commodity prices, as and to the extent considered reasonably necessary by the

Borrower; and (ii) such Hedge Agreement does not expose the Borrower or its Subsidiaries to predominantly speculative risks unrelated to the amount of assets, Indebtedness or other liabilities intended to be subject to coverage on a notional basis under such Hedge Agreement and any other Hedge Agreements related thereto.

         8.11. Certain Subsidiaries to Join in Subsidiary Guaranty. (a) In the event that at any time after the Closing Date

                  (x) the Borrower has any Material Subsidiary (other than a Foreign Subsidiary as to which section 8.11(b) applies) which is not a party to the Subsidiary Guaranty, or

                  (y) an Event of Default shall have occurred and be continuing and the Borrower has any Subsidiary which is not a party to the Subsidiary Guaranty,

then the Borrower will notify the Administrative Agent in writing of such event, identifying the Subsidiary in question and referring specifically to the rights of the Administrative Agent and the Lenders under this section. The Borrower will, within 30 days following request therefor from the Administrative Agent (who may give such request on its own initiative and who shall so give such request if so instructed by the Required Lenders), cause such Subsidiary to deliver to the Administrative Agent, in sufficient quantities for the Lenders,
(i) a Subsidiary Guaranty (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "SUBSIDIARY GUARANTY"), substantially in the form attached hereto as Exhibit C, if the Subsidiary Guaranty has not previously been executed and delivered, (ii) if the Subsidiary Guaranty has previously been executed and delivered, a joinder supplement, reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders, duly executed by such Subsidiary, pursuant to which such Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder, and (ii) if such Subsidiary is a corporation, resolutions of the Board of Directors of such Subsidiary, certified by the Secretary or an Assistant Secretary of such Subsidiary as duly adopted and in full force and effect, authorizing the execution and delivery of such joinder supplement, or if such Subsidiary is not a corporation, such other evidence of the authority of such Subsidiary to execute such joinder supplement as the Administrative Agent may reasonably request. The Borrower represents and warrants that, as of the date hereof and as of the Closing Date, the Borrower has no Domestic Subsidiary which, when considered alone or together with its Subsidiaries, would be a Material Subsidiary.

         (b) Notwithstanding the foregoing provisions of this section 8.11, the Borrower shall not, unless an Event of Default shall have occurred and be continuing, be required to cause a Foreign Subsidiary to join in the Subsidiary Guaranty if (i) to do so would subject the Borrower to liability for additional United States income taxes by virtue of section 956 of the Code in an amount the Borrower considers material, and (ii) the Borrower provides the Administrative Agent with documentation, including computations prepared by the Borrower's internal tax officer, its independent accountants or tax counsel, reasonably acceptable to the Required Lenders, in support thereof.

         8.12. Most Favored Covenant Status. Should the Borrower at any time after the Effective Date, issue or guarantee any unsecured Indebtedness denominated in U.S. dollars for money borrowed or represented by bonds, notes, debentures or similar securities in an aggregate amount exceeding $50,000,000, to any lender or group of lenders acting in concert with one another, or one or more institutional investors, pursuant to a loan agreement, credit agreement, note purchase agreement, indenture, guaranty or other similar instrument, which agreement, indenture, guaranty or instrument, includes affirmative or negative business or financial covenants (or any events of default or other type of restriction which would have the practical effect of any affirmative or negative business or financial covenant, including, without limitation, any "put" or mandatory prepayment of such Indebtedness upon the occurrence of a "change of control") which are applicable to the Borrower, other than those set forth herein or in any of the other Credit Documents, the Borrower shall promptly so notify the Administrative Agent and the Lenders and, if the Administrative Agent shall so request by written notice to the Borrower (after a determination has been made by the Required Lenders that any of the above-referenced documents or instruments contain any such provisions, which either individually or in the aggregate, are more favorable to the holders of such unsecured Indebtedness than any of the provisions set forth herein), the Borrower, the Administrative Agent and the Lenders shall promptly amend this Agreement to incorporate some or all of such provisions, in the discretion of the Administrative Agent and the Required Lenders, into this Agreement and, to the extent necessary and reasonably desirable to the Administrative Agent and the Required Lenders, into any of the other Credit Documents, all at the election of the Administrative Agent and the Required Lenders.

         8.13. Senior Debt. The Borrower will at all times ensure that (i) the claims of the Lenders in respect of the Obligations of the Borrower will in all respects rank prior to or on a parity with the claims of every senior unsecured creditor of the Borrower, and (ii) any Indebtedness of the Borrower which is subordinated in any manner to the claims of any other creditor of the Borrower will be subordinated in like manner to such claims of the Lenders.


         SECTION 9. NEGATIVE COVENANTS.

         The Borrower hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Credit Documents, have been paid in full:

         9.1. Changes in Business. Neither the Borrower nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the Effective Date.

         9.2. Consolidation, Merger, Asset Sales, etc. The Borrower will not, and will not permit any Subsidiary to, (1) enter into any transaction of merger or consolidation, (2) sell all or substantially all of its Property and business, (3) otherwise make or effect any Asset Sale, or (4) agree to do any of the foregoing at any future time, except that the following shall be permitted:

                  (a) Certain Intercompany Mergers, etc. If no Default or Event of Default shall have occurred and be continuing or would result therefrom,

                           (i) the merger, consolidation or amalgamation of any
                  Subsidiary of the Borrower with or into the Borrower, PROVIDED the Borrower is the surviving or continuing or resulting corporation;

                           (ii) the merger, consolidation or amalgamation of any
                  Subsidiary of the Borrower with or into another Subsidiary of the Borrower, PROVIDED that the surviving or continuing or resulting corporation is a Wholly-Owned Subsidiary of the Borrower;

                           (iii) the liquidation, winding up or dissolution of
                  any Subsidiary of the Borrower; and

                           (iv) the making of any Asset Sale by the Borrower to
                  any Wholly-Owned Subsidiary or by any Subsidiary to the Borrower or any other Wholly-Owned Subsidiary of the Borrower;

         shall each be permitted.

                           (b) Other Mergers, etc. Involving the Borrower. The Borrower may consolidate or merge with any other corporation, or sell, transfer or otherwise dispose of all or substantially all of the property and assets of the Borrower and its Subsidiaries as an entirety to any acquiring person, if (i) the surviving, continuing or resulting corporation of such merger or consolidation (if other than the Borrower) or the acquiring person, is a corporation, partnership or limited liability company formed under the laws of one of the States of the United States or the District of Columbia, and unconditionally assumes the obligations of the Borrower under the Credit Documents pursuant to an assumption agreement delivered to the Administrative Agent contemporaneously with the consummation of such transaction and in form and substance reasonably satisfactory to the Required Lenders,
         (ii) no Event of Default has occurred and is continuing or would result therefrom, (iii) no Change of Control would be occasioned thereby, and
         (iv) the Consolidated Net Worth of the surviving, continuing or resulting corporation of such merger or consolidation or the acquiring person, as applicable, is at least 95% of the Consolidated Net Worth of the Borrower as of the end of its most recent fiscal quarter ended prior to the date such transaction is consummated.

                  (c) Asset Sales in Permitted Receivables Programs. The Borrower or any of its Subsidiaries may make any Asset Sale consisting of trade receivables and related collateral, credit support and similar rights, pursuant to one or more receivables programs, to a person who is not a Subsidiary of the Borrower; provided that (i) the consideration to be received by the Borrower and its Subsidiaries for any such Asset Sale consists of cash; (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom; and (iii) the aggregate outstanding balance of the trade receivables subject to all such programs at any point in time is not in excess of $150,000,000 (collectively, the "PERMITTED RECEIVABLES PROGRAMS").

                  (d) Other Permitted Asset Sales. In addition to the Asset Sales permitted in section 9.2(c) above, if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any of its Subsidiaries may make any other Asset Sale to a person who is not a Subsidiary of the Borrower; PROVIDED that:

                           (i) in the case of any such Asset Sale or related
                  series of Asset Sales where the fair value (as determined by management of the Borrower) of the Property covered thereby exceeds $50,000,000 in the aggregate, at least 75% of the consideration to be received by the Borrower and its Subsidiaries consists of cash;

                           (ii) the cumulative aggregate consideration for all
                  such Asset Sales completed during the the calendar ended December 31, 2000, or any subsequent calendar year, does not exceed $125,000,000 in the case of any such calendar year; and

                           (iii) in the case of any such transaction involving
                  consideration in excess of $50,000,000, at least five Business Days prior to the date of completion of such transaction the Borrower shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Borrower by an Authorized Officer of the Borrower, which certificate shall contain (1) a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated purchase price or other consideration for such transaction, (2) a certification that no Default or Event of Default has occurred and is continuing, or would result from consummation of such transaction, and (3) which shall (if requested by the Administrative Agent) include a certified copy of the draft or definitive documentation pertaining thereto;

         For the avoidance of doubt, no amounts in respect of Asset Sales made in Permitted Receivables Programs pursuant to section 9.2(c) shall be included in any dollar computations pursuant to this section 9.2(d).

Without limitation of the foregoing, the Borrower will not directly or indirectly use any proceeds of a Credit Event hereunder to finance an Acquisition which is actively opposed by the Board of Directors (or similar governing body) of the selling person or the person whose equity interests are to be acquired, unless all of the Lenders specifically approve or consent to such Acquisition in writing.

         9.3. Restrictions on Secured Debt. The Borrower will not itself, and will not permit any Domestic Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed represented by notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (such notes, bonds, debentures or other similar evidences of indebtedness for money borrowed being hereinafter called "DEBT"), secured by a Mortgage on any Principal Domestic Manufacturing Property of the Borrower or any Domestic Subsidiary, or any shares of stock or Debt of any Domestic Subsidiary, without effectively providing that the Obligations of the Borrower under this Agreement and the other Credit Documents (together with, if the Borrower shall so determine, any other Debt of the Borrower or such Domestic Subsidiary then existing or thereafter created which is not subordinate to the Obligations) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt plus all Attributable Debt of the Borrower and its Domestic Subsidiaries in respect of sale and leaseback transactions (as defined in section 9.4) would not exceed 10% of Consolidated Net Tangible Assets; PROVIDED, HOWEVER, that this section 9.3 shall not apply to, and there shall be excluded from secured Debt in any computation under this section 9.3, Debt secured by:

                  (1) Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Domestic Subsidiary;

                  (2) Mortgages in favor of the Borrower or any Domestic Subsidiary;

                  (3) Mortgages on property of the Borrower or a Domestic Subsidiary in favor of the United States of America or any State thereof, or Puerto Rico, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or Puerto Rico, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute;

                  (4) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction or improvement cost thereof or to secure any Debt incurred prior to, at the time of, or within 120 days after, the acquisition of such property or shares or Debt or the completion of any such construction or improvement for the purpose of financing all or any part of the purchase price or construction or improvement cost thereof;

                  (5) Mortgages securing obligations issued by a State, territory or possession of the United States, any political subdivision of any of the foregoing, or the District of Columbia, or any instrumentality of the foregoing to finance the acquisition or construction or property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling of the Internal Revenue Service, includable in gross income of the holder by reason of section 103(a)(1) of the Internal Revenue Code (or any successor to such provision as in effect at the time of issuance of such obligations); and

                  (6) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Debt secured by any Mortgage referred to in the foregoing clauses (1) to (5), inclusive; PROVIDED, that (i) such extension, or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property) and (ii) the Debt secured by such Mortgage at such time is not increased.

         9.4. Limitation on Sales and Leasebacks. The Borrower will not itself, and it will not permit any Domestic Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Borrower or any Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Borrower or any Domestic Subsidiary for a period, including renewals, in excess of three years of any Principal Domestic Manufacturing Property which has been or is to be sold or transferred, more than 120 days after the acquisition thereof or the completion of construction and commencement of full operation thereof, by the Borrower or any Domestic Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Domestic Manufacturing Property (herein referred to as a "SALE AND LEASEBACK TRANSACTION") unless either:

                  (1) the Borrower or such Domestic Subsidiary could create Debt secured by a Mortgage pursuant to section 9.3 on the Principal Domestic Manufacturing Property to be leased back in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the Obligations, or

                  (2) the Borrower within 120 days after the sale or transfer shall have been made by the Borrower or by any such Domestic Subsidiary, applies an amount equal to the greater of (i) the net proceeds of the sale of the Principal Domestic Manufacturing Property sold and leased back pursuant to such arrangement or (ii) the fair market value of the Principal Domestic Manufacturing Property so sold and leased back at the time of entering into such arrangements (as determined by any two of the following: the Chairman of the Board of the Borrower, its President, any Vice President, Finance of the Borrower, its Treasurer and its Controller) to the retirement of Funded Debt of the Borrower which is PARI PASSU with the Obligatuions; PROVIDED, that the amount to be applied to the retirement of Funded Debt of the Borrower shall be reduced by (a) the amount by which the Total General Revolving Commitment was permanently reduced during the 120 days after such sale, if any such reduction in fact occurred, and
         (b) the principal amount of
         such Funded Debt, other than Obligations, voluntarily retired by the Borrower within 120 days after such sale. Notwithstanding the foregoing, no retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

         9.5. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Borrower or any of its Subsidiaries, EXCEPT:

                  (a) Credit Documents: Indebtedness incurred under this Agreement and the other Credit Documents;

                  (b) Existing Indebtedness: Existing Indebtedness; and any refinancing, extension, renewal or refunding of any such Existing Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice); PROVIDED that any Existing Indebtedness identified in Annex III or otherwise referred to in section 6.1 as being intended to be refinanced by Loans incurred hereunder or otherwise retired, may not be otherwise refinanced;

                  (c) Intercompany Debt: the following: (i) unsecured Indebtedness of the Borrower owed to any of its Subsidiaries; and (ii) Indebtedness of any of the Borrower's Subsidiaries owed to the Borrower or to another Subsidiary of the Borrower;

                  (d) Hedge Agreements: Indebtedness of the Borrower and its Subsidiaries under Hedge Agreements; and

                  (e) Additional Indebtedness and Guaranty Obligations: additional Indebtedness and Guaranty Obligations of the Borrower and/or any of its Subsidiaries, not otherwise permitted pursuant to the foregoing clauses, without limitation as to aggregate amount, PROVIDED that at the time of incurrence thereof and after giving effect thereto,
         (i) no Event of Default shall have occurred and be continuing or shall result therefrom, (ii) if such Indebtedness or Guaranty Obligations is secured by any collateral, such Indebtedness is permitted by section 9.3, and (iii) the Borrower would have been in compliance with the covenants contained in sections 9.6 and 9.7 hereof if such Indebtedness had been incurred at the beginning of the most recent Testing Period for which financial information has been furnished to the Lenders hereunder, and such Indebtedness remained outstanding throughout such Testing Period.

         9.6. Consolidated Total Debt/Consolidated EBITDA Ratio. The Borrower will not at any time permit the ratio of (x) the amount of Consolidated Total Debt at such time to (y) Consolidated EBITDA for its then most recent Testing Period, to exceed 3.25 to 1.00.

         9.7. Interest Coverage Ratio. The Borrower will not permit the ratio of
(x) Consolidated EBITDA for any Testing Period, to (y) Consolidated Interest Expense for such Testing Period, to be less than 4.00 to 1.00.

         9.8. No Stock Repurchases While Index Debt is Not Investment Grade, etc. The Borrower will not, at any time when its Index Debt is not Investment Grade, directly or indirectly make, or permit any of its Subsidiaries to directly or indirectly make, any purchase, redemption, retirement or other acquisition of (i) any shares of capital stock of any class of the Borrower (other than for a consideration consisting solely of capital stock of the same class of the Borrower), or (ii) any warrants, rights or options to acquire, or any securities convertible into or exchangeable for, any capital stock of the Borrower.

         9.9. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Borrower, any Subsidiary, and in the case of a Subsidiary, the Borrower or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a person other than an Affiliate, except agreements and transactions with and payments to employees, officers, directors, shareholders and other Affiliates which are either (i) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (ii) entered into outside the ordinary course of business, approved by the directors or shareholders of the Borrower, and not prohibited by any of the provisions of this Agreement.

         9.10. Plan Terminations, Minimum Funding, etc. The Borrower will not, and will not permit any ERISA Affiliate to, (i) terminate any Plan or Plans so as to result in liability of the Borrower or any ERISA Affiliate to the PBGC in excess of, in the aggregate, $5,000,000, (ii) permit to exist one or more events or conditions which reasonably present a material risk of the termination by the PBGC of any Plan or Plans with respect to which the Borrower or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of such amount in the aggregate, or (iii) fail to comply with the minimum funding standards of ERISA and the Code with respect to any Plan.


         SECTION 10. EVENTS OF DEFAULT.

         10.1. Events of Default. Any of the following specified events shall constitute an Event of Default (each an "EVENT OF DEFAULT"):

                  (a) Payments: the Borrower shall (i) default in the payment when due of any principal of the Loans or any reimbursement obligation in respect of any Unpaid Drawing; or (ii) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                  (b) Representations, etc.: any representation, warranty or statement made by the Borrower or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  (c) Certain Negative Covenants: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in sections 9.2 through 9.8, inclusive, of this Agreement, or section 9.10 of this Agreement; or

                  (d) Other Covenants: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Credit Document, other than those referred to in section 10.1(a) or (b) or (c) above, and such default is not remedied within 30 days after the earlier of (i) an officer of the Borrower obtaining actual knowledge of such default and
         (ii) the Borrower receiving written notice of such default from the Administrative Agent or the Required Lenders (any such notice to be identified as a "notice of default" and to refer specifically to this paragraph); or

                  (e) Cross Default Under Other Agreements: the Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) owed to any Lender, or having an aggregate unpaid principal amount (or Capitalized Lease Obligation, in the case of a Capital Lease, or present value, based on the implicit interest rate, in the case of a Synthetic Lease) of $25,000,000 or greater, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof), or

                  (f) Other Credit Documents: the Subsidiary Guaranty (once executed and delivered) shall cease for any reason (other than termination in accordance with its terms) to be in full force and effect; or any Credit Party shall default in any payment obligation thereunder; or any Credit Party shall default in any material respect in the due performance and observance of any other obligation thereunder and such default shall continue unremedied for a period of at least 30 days after notice by the Administrative Agent or the Required Lenders; or any Credit Party shall (or seek to) disaffirm or otherwise limit its obligations thereunder otherwise than in strict compliance with the terms thereof; or

                  (g) Judgments: one or more judgments, orders or decrees shall be entered against the Borrower and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not effectively reserved its rights) of $10,000,000 or more in the aggregate for all such judgments, orders and decrees for the Borrower and its Subsidiaries, and any such judgments or orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or

                  (h) Bankruptcy, etc.: any of the following shall occur:

                           (i) the Borrower or any of its Material Subsidiaries
                  (the Borrower and each of such other persons, each a "PRINCIPAL PARTY") shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or

                           (ii) an involuntary case is commenced against any
                  Principal Party under the Bankruptcy Code and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or

                           (iii) a custodian (as defined in the Bankruptcy Code)
                  is appointed for, or takes charge of, all or substantially all of the property of any Principal Party; or

                           (iv) any Principal Party commences (including by way
                  of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "CONSERVATOR") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Principal Party; or

                           (v) any such proceeding is commenced against any
                  Principal Party to the extent such proceeding is consented by such person or remains undismissed for a period of 60 days; or

                           (vi) any Principal Party is adjudicated insolvent or
                  bankrupt; or

                           (vii) any order of relief or other order approving
                  any such case or proceeding is entered; or

                           (viii) any Principal Party suffers any appointment of
                  any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or

                           (ix) any Principal Party makes a general assignment
                  for the benefit of creditors; or

                           (x) any corporate (or similar organizational) action
                  is taken by any Principal Party for the purpose of effecting any of the foregoing; or

                  (i) ERISA: (i) any of the events described in clauses (i) through (viii) of section 8.1(e) shall have occurred; or (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) any such event or events or any such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect.

         10.2. Acceleration, etc. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower or any other Credit Party in any manner permitted under applicable law:

                  (a) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;

                  (b) declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all other Obligations owing hereunder and under the other Credit Documents to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

                  (c) terminate any Letter of Credit which may be terminated in accordance with its terms;

                  (d) direct the Borrower to pay (and the Borrower hereby agrees that on receipt of such notice or upon the occurrence of an Event of Default with respect to the Borrower under section 10.1(h), it will pay) to the Administrative Agent an amount of cash equal to the aggregate Stated Amount of all Letters of Credit then outstanding (such amount to be held as security for the Borrower's (and any other Letter of Credit Obligor's) reimbursement obligations in respect thereof); and/or

                  (e) exercise any other right or remedy available under any of the Credit Documents or applicable law;

PROVIDED that, if an Event of Default specified in section 10.1(h) shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a) and/or
(b) above shall occur automatically without the giving of any such notice.

         10.3. Application of Liquidation Proceeds. All monies received by the Administrative Agent or any Lender from the exercise of remedies hereunder or under the other Credit Documents or under any other documents relating to this Agreement shall, unless otherwise required by the terms of the other Credit Documents or by applicable law, be applied as follows:

                  (i) first, to the payment of all expenses (to the extent not otherwise paid by the Borrower or any of the other Credit Parties) incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, reasonable documented attorneys' fees, court costs and any foreclosure expenses;

                  (ii) second, to the payment PRO RATA of interest then accrued on the outstanding Loans;

                  (iii) third, to the payment PRO RATA of any fees then accrued and payable to the Administrative Agent, any Letter of Credit Issuer or any Lender under this Agreement in respect of the Loans or the Letter of Credit Outstandings;

                           (iv) fourth, to the payment PRO RATA of (A) the principal balance then owing on the outstanding Loans, and (B) the Stated Amount of the Letter of Credit Outstandings (to be held and applied by the Administrative Agent as security for the reimbursement obligations in respect thereof);

                  (v) fifth, to the payment to the Lenders of any amounts then accrued and unpaid under sections 2.9, 2.10, 3.5 and 5.4 hereof, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts PRO RATA;

                  (vi) sixth, to the payment PRO RATA of all other amounts owed by the Borrower to the Administrative Agent, to any Letter of Credit Issuer or any Lender under this Agreement or any other Credit Document, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts PRO RATA; and

                  (vii) finally, any remaining surplus after all of the Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.


         SECTION 11. THE ADMINISTRATIVE AGENT.

         11.1. Appointment. Each Lender hereby irrevocably designates and appoints NCB as Administrative Agent to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes NCB as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this section 11 are solely for the benefit of the Administrative Agent, and the Lenders, and the Borrower and its Subsidiaries shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

         11.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by section 11.3.

         11.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except for its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or of its Subsidiaries or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any Subsidiary of the Borrower or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

         11.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or all of the Lenders, or all of the Lenders (other than any Defaulting Lender), as applicable, as to any matter which, pursuant to section 12.12, can only be effectuated with the consent of all Lenders, or all Lenders (other than any Defaulting Lender), as the case may be), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         11.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         11.6. Non-Reliance. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         11.7. Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such ratably according to their respective Loans and Unutilized Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing




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is not paid by the Borrower, PROVIDED that no Lender shall be liable to the
Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this section 11.7 shall survive the payment of all Obligations.

         11.8. The Administrative Agent in Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries and their Affiliates as though not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         11.9. Successor Administrative Agent. The Administrative Agent may resign as the Administrative Agent upon not less than 20 Business Days' notice to the Lenders and the Borrower. The Administrative Agent may be removed as the Administrative Agent for cause upon not less than 20 Business Days' notice to the Administrative Agent and the Borrower from the Required Lenders. The Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, subject to prior approval by the Borrower if no Event of Default has occurred and is continuing (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning or removed Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring or removed Administrative Agent's resignation or removal hereunder as the Administrative Agent, the provisions of this section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         11.10. Other Agents. Any Lender identified herein as a Co-Agent, Syndication Agent, Documentation Agent, Managing Agent, Manager, Lead Arranger, Arranger or any other corresponding title, other than "Administrative Agent", shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Credit Document except those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.



         SECTION 12. MISCELLANEOUS.

         12.1. Payment of Expenses etc. (a) Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to pay (or reimburse the Administrative Agent for) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein, including, without limitation, the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent.

         (b) The Borrower agrees to pay (or reimburse the Administrative Agent, the Lenders and their Affiliates for) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Lenders and their Affiliates in connection with any amendment, waiver or consent relating to any of the Credit Documents which is requested by any Credit Party, including, without limitation, the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent.

         (c) The Borrower agrees to pay (or reimburse the Administrative Agent, the Lenders and their Affiliates for) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Lenders and their Affiliates in connection with the enforcement of any of the Credit Documents or the other documents and instruments referred to therein, including, without limitation,
(i) the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special




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counsel to the Administrative Agent, and (ii) the reasonable fees and disbursements of any individual counsel to any Lender (including allocated costs of internal counsel).

         (d) Without limitation of the preceding section 12.1(c), in the event of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Borrower or any of its Subsidiaries, the Borrower agrees to pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

         (e) The Borrower agrees to pay and hold the Administrative Agent each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each such Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such indemnified person) to pay such taxes.

         (f) The Borrower agrees to indemnify the Administrative Agent, each Lender, and their respective officers, directors, trustees, employees, representatives, agents and Affiliates (collectively, the "INDEMNITEES") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of

                  (i) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, other than any such investigation, litigation or proceeding arising out of transactions solely between any of the Lenders or the Administrative Agent, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitments, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory or other governmental authority having jurisdiction over it, or

                  (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, if the Borrower or any such Subsidiary could have or is alleged to have any responsibility in respect thereof, the non-compliance of any such Real Property with foreign, federal, state and local laws, regulations and ordinances (including applicable permits thereunder) applicable thereto, or any Environmental Claim asserted against the Borrower or any of its Subsidiaries, in respect of any such Real Property, including, in each case, without limitation, the reasonable documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the person to be indemnified or of any other Indemnitee who is such person or an Affiliate of such person). To the extent that the undertaking to indemnify, pay or hold harmless any person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         12.2. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches, agencies and Affiliates of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations the Borrower purchased by such Lender pursuant to section 12.4(c), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said



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

Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Lender agrees to promptly notify the Borrower after any such set off and application, PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set off and application.

         12.3. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or electronic e-mail transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Borrower, at 1000 Lakeside Avenue, Cleveland, Ohio 44114, attention: D. Thomas George, Vice President and Treasurer (facsimile: (216) 875-7237); if to any Lender at its address specified for such Lender on Annex I hereto or the Assignment Agreement or Designation Agreement pursuant to which it became a Lender hereunder; if to the Administrative Agent, at its Notice Office; or at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, transmitted or cabled or sent by overnight courier, and shall be effective when received.

         12.4. Benefit of Agreement. (a) Successors and Assigns Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, provided that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders, and, PROVIDED, FURTHER, that any assignment by a Lender of its rights and obligations hereunder shall be effected in accordance with section 12.4(c).

         (b) Grant of Participations by Lenders. Notwithstanding the foregoing, each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to (x) an Affiliate of such Lender which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), (y) another Lender which is not a Defaulting Lender, or (z) one or more Eligible Transferees, PROVIDED that in the case of any such participation,

                  (i) the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto),

                  (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged,

                  (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

                  (iv) such Lender shall remain the holder of any Note for all purposes of this Agreement and

                  (v) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of sections 2.9 and 2.10 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and

PROVIDED FURTHER, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (1) change any date upon which a mandatory and automatic reduction in any Commitment in which such Participant is participating is scheduled to be made, or change the amount thereof, (2) change any date upon which an installment payment of any Loans in which such Participant is participating is scheduled to be made, or change the amount thereof, (3) change any date upon which a reimbursement obligation in respect of a Letter of Credit or Unpaid Drawing in which such Participant is participating is scheduled to be made, or change the amount thereof, (4) extend the final scheduled maturity of the Loans in which such participant is participating (it being understood that any waiver of the making of, or the application of, any mandatory prepayment to such Loans shall not constitute an extension of the final maturity date thereof), (5) reduce the rate or extend the time of payment of interest or Fees on any such Loan or Commitment (except in connection with a waiver of the applicability of any post-default increase in interest rates), (6) reduce the principal amount of any such Loan, (7) increase such participant's participating interest in any Commitment over the amount thereof then in effect, (8) extend the expiration or termination of any Letter of Credit beyond the scheduled expiration of any Commitment with respect thereto in which such participant is participating, (9) release any Credit Party from its obligations under the Subsidiary Guaranty, except strictly in accordance with the provisions of the Credit Documents, or
(10) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

         (c) Assignments by Lenders. Notwithstanding the foregoing, (x) any Lender may assign all or a fixed portion of its Loans and/or Commitment, and its rights and obligations hereunder, which does not have to be pro rata among the Facilities, to another Lender that is not a Defaulting Lender, or to an Affiliate of any Lender (including itself) and which is not a Defaulting Lender and which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), and (y) any Lender may assign all, or if less than all, a fixed portion, equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of its Loans and/or Commitment and its rights and obligations hereunder, which does not have to be PRO RATA among the Facilities, to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment Agreement, PROVIDED that,

                  (i) assignments by the Swing Line Lender of its Swing Line Revolving Commitment and its Swing Line Revolving Loans may only be made if all of its Swing Line Revolving Commitment and all of its Swing Line Revolving Loans are assigned to a single assignee and only if the assignee thereof is or becomes a Lender with a General Revolving Commitment,

                  (ii) in the case of any assignment of a portion of any Loans and/or Commitment of a Lender, such Lender shall retain a minimum fixed portion of all Loans and Commitments equal to at least $5,000,000,

                  (iii) at the time of any such assignment Annex I shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders,

                  (iv) upon surrender of the old Notes, new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of section 2.6 (with appropriate modifications) to the extent needed to reflect the revised Commitments,

                  (v) in the case of clause (y) only, the consent of the Administrative Agent and each Letter of Credit Issuer shall be required in connection with any such assignment (which consent shall not be unreasonably withheld or delayed), and

                  (vi) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,000, and

PROVIDED FURTHER, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Lender Register maintained by it as provided herein.

         To the extent of any assignment pursuant to this section 12.4(c) the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments.

         At the time of each assignment pursuant to this section 12.4(c) to a person which is not already a Lender hereunder and which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 5.4(b)(ii) Certificate) described in section 5.4(b). To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to this section 12.4(c) would, at the time of such assignment, result in increased costs under section
2.9 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

         Nothing in this section 12.4(c) shall prevent or prohibit (i) any Lender which is a bank, trust company or other financial institution from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) any Lender which is a trust, limited liability company, partnership or other investment company from pledging its Notes or Loans to a trustee or agent for the benefit of holders of certificates or debt securities issued by it. No such pledge, or any assignment pursuant to or in lieu of an enforcement of such a pledge, shall relieve the transferor Lender from its obligations hereunder.

         (d) Designated Bidder Provisions. (i) Notwithstanding the foregoing, each Lender may assign to one or more banks or other entities any Competitive Bid Note or Notes held by it. In addition, each Lender (other than the Designated Bidders) may designate one or more banks or other entities to have a right to make Competitive Bid Loans as a Lender pursuant to section 2.3; PROVIDED, HOWEVER, that (A) no such Lender shall be entitled to make more than three such designations, (B) each such Lender making one or more of such designations shall retain the right to make Competitive Bid Loans as a Lender pursuant to section 2.3, (C) each such designation shall be to a Designated Bidder, and (D) the parties to each such designation shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Lender Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make Competitive Bid Loans as a Lender pursuant to section 2.3 and the obligations related thereto.

         (ii) By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (A) such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (B) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower or any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (C) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in section 7.8(a) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Designation Agreement; (D) such designee will, independently and without reliance upon the Administrative Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (E) such designee confirms that it is a Designated Bidder; (F) such designee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (iii) Upon its receipt of a Designation Agreement executed by a designating Lender and a designee representing that it is a Designated Bidder, the Administrative Agent shall, if such Designation Agreement has been properly completed, (A) accept such Designation Agreement, (B) record the information contained therein in the Lender Register and (C) give prompt notice thereof to the Borrower.

         (e) No SEC Registration or Blue Sky Compliance. Notwithstanding any other provisions of this section 12.4, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

         (f) Representations of Lenders. Each Lender initially party to this Agreement hereby represents, and each person that became a Lender pursuant to an assignment permitted by this section 12.4 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, PROVIDED that subject to the preceding sections 12.4(b), (c) and (d), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

         (g) Grants by Lenders to SPVs. (i) Notwithstanding anything to the contrary contained herein, any Lender, (a "DESIGNATING LENDER") may grant to a special purpose funding vehicle (an "SPV"), identified as such in writing from time to time by the Designating Lender to the Administrative Agent, the Borrower and the other Lenders, the option to provide to the Borrower all or any part of any Loan that such Designating Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; PROVIDED that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Lender shall be obligated to make such Loan pursuant to the terms hereof, and (iii) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent, and as if, such Loan were made by such Designating Lender.

         (ii) As to any Loans or portion thereof made by it, each SPV shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement; PROVIDED, HOWEVER, that each SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement (and any other Credit Documents) and to exercise on such SPV's behalf, all of such SPV's voting rights under this Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV.

         (iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

         (iv) In addition, notwithstanding anything to the contrary contained in this section 12.4, any SPV may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Designating Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. This section 12.4(g) may not be amended without the written consent of any Designating Lender affected thereby.

         12.5. No Waiver: Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Letter of Credit Issuer may have had notice or knowledge of such Default or Event of Default at the time. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have.

         12.6. Payments Pro Rata; Sharing of Setoffs, etc. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived in writing its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received. As to any such payment received by the Administrative Agent prior to 1:00 P.M. (local time at the Payment Office) in funds which are immediately available on such day, the Administrative Agent will use all reasonable efforts to distribute such payment in immediately available funds on the same day to the Lenders as aforesaid.

         (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the General Revolving Loans, Swing Line Revolving Loans, or reimbursement obligations with respect to Unpaid Drawings, or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, PROVIDED that (i) if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest, and (ii) the provisions of this section 12.6(b) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or participant pursuant to section 12.4, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this section 12.6(b) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

         (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding sections 12.6(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Lenders which are not Defaulting Lenders, as opposed to Defaulting Lenders.

         (d) If any Lender shall fail to make any payment required to be made by it to the Administrative Agent pursuant to section 2.6(b) or 3.4(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision of this Agreement), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations to the Administrative Agent under such sections until all such unsatisfied obligations are fully paid.

         12.7. Calculations: Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); PROVIDED, that if at any time the computations determining compliance with section 9 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such computations shall set forth in reasonable detail a description of the differences and the effect upon such computations.

         (b) All computations of interest on Loans hereunder (other than Prime Rate Loans) and all computations of Facility Fees, Letter of Credit Fees and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days, and all computations of interest on Prime Rate Loans hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as applicable.

         12.8. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Court of Common Pleas of Cuyahoga

County, Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices pursuant to section 12.3, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

         (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in section 12.8(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

         12.9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

         12.10. Effectiveness; Integration. This Agreement shall become EFFECTIVE ON THE DATE (the "Effective Date") on which the Borrower and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it. This Agreement, the other Credit Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, for its own account and benefit and/or for the account, benefit of, and distribution to, the Lenders, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof.

         12.11. Headings Descriptive. The headings of the several sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         12.12. Amendment or Waiver. Neither this Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Lenders, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) affected thereby,

                  (a) change any date upon which a mandatory and automatic reduction in any Commitment of such Lender is scheduled to be made, or change the amount thereof,

                  (b) change any date upon which an installment payment of any Loans made by such Lender is scheduled to be made, or change the amount thereof,

                  (c) change any date upon which a reimbursement of an Unpaid Drawing is scheduled to be made, or reduce the amount thereof, if such Lender is a Participant with respect thereto;

                  (d) extend the final scheduled maturity of any Commitment or Loan of such Lender (it being understood that any waiver of the making of, or the application of, any mandatory prepayment to such Loans shall not constitute an extension of the final maturity date thereof),

                  (e) reduce the rate or extend the time of payment of interest or Fees on any Loan or Commitment of such Lender (except in connection with a waiver of the applicability of any post-default increase in interest rates),

                  (f) reduce the principal amount of any Loan of any Lender,

                  (g) increase such Lender's Commitment over the amount thereof then in effect,

                  (h) extend the expiration or termination of any Letter of Credit beyond the scheduled expiration of such Lender's Commitment with respect thereto,

                  (i) release the Borrower from any obligations as a guarantor of its Subsidiaries' obligations under any Credit Document,

                  (j) release any Credit Party from the Subsidiary Guaranty, except strictly in accordance with the provisions of the Credit Documents,

                  (k) change the definition of the term "Change of Control" or any of the provisions of section 4.3 or 5.2 which are applicable upon a Change of Control,

                  (l) amend, modify or waive any provision of this section 12.12, or section 11.7, 12.1, 12.4, 12.6 or 12.7(b), or any other provision of any of the Credit Documents pursuant to which the consent or approval of all Lenders is by the terms of such provision explicitly required,

                  (m) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders, or

                  (n) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; and

PROVIDED, FURTHER, that no change, waiver or other modification affecting the rights and benefits of a Lender and not all Lenders in a like or similar manner, shall be made without the written consent of such Lender. No provision of section 3 or 11 may be amended without the consent of (x) any Letter of Credit Issuer adversely affected thereby or (y) the Administrative Agent, respectively.

         12.13. Survival of Indemnities. All indemnities set forth herein including, without limitation, in section 2.9, 2.10, 3.5, 11.7 or 12.1 shall survive the execution and delivery of this Agreement and the making and repayment of Loans.

         12.14. Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, PROVIDED that the Borrower shall not be responsible for costs arising under section 2.9 resulting from any such transfer (other than a transfer pursuant to section 2.11) to the extent not otherwise applicable to such Lender prior to such transfer.

         12.15. Confidentiality. (a) Each of the Administrative Agent, the Letter of Credit Issuers and the Lenders agrees to maintain the confidentiality of the Confidential Information (as defined below), except that

Confidential Information may be disclosed (1) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential),
(2) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty's professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this section 12.15, (3) to the extent requested by any regulatory authority, (4) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, it being understood and agreed that unless prohibited by law or court order any such person will use reasonable efforts to advise the Borrower reasonably in advance of any required disclosure to be made pursuant to subpoena, discovery proceedings in any litigation or governmental investigation or any court order,
(5) to any other party to this Agreement, (6) to any other creditor of the Borrower or any other Credit Party which is a direct or intended beneficiary of any of the Credit Documents, (7) in connection with the exercise of any remedies hereunder or under any of the other Credit Documents, or any suit, action or proceeding relating to this Agreement or any of the other Credit Documents or the enforcement of rights hereunder or thereunder, (8) subject to an agreement containing provisions substantially the same as those of this section 12.15, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (9) with the consent of the Borrower, or (10) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this section 12.15, or
(ii) becomes available to the Administrative Agent, any Letter of Credit Issuer or any Lender on a nonconfidential basis from a source other than the Borrower without a duty of confidentiality to the Borrower being violated.

         (b) For the purposes of this section 12.15, "CONFIDENTIAL INFORMATION" means all information received from or on behalf of the Borrower and/or its Subsidiaries, or obtained by the Administrative Agent, any Letter of Credit Issuer or any Lender based on an inspection or review of the books and records of the Borrower and/or its Subsidiaries, relating to the Borrower, its Subsidiaries or their business, other than any such information that is available to the Administrative Agent, any Letter of Credit Issuer or any Lender on a nonconfidential basis prior to disclosure by the Borrower; PROVIDED that, in the case of information received or obtained from or on behalf of the Borrower and/or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery or the time obtained as confidential.

         (c) Any person required to maintain the confidentiality of Confidential Information as provided in this section 12.15 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such person would accord to its own confidential information. The Borrower hereby agrees that the failure of the Administrative Agent, any Letter of Credit Issuer or any Lender to comply with the provisions of this section 12.15 shall not relieve the Borrower, or any other Credit Party, of any of its obligations under this Agreement or any of the other Credit Documents.

         12.16. Lender Register. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this section 12.16, to maintain a register (the "LENDER REGISTER") on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of the Lenders, the Loans made to the Borrower by each of the Lenders and each repayment and prepayment in respect of the principal amount of such Loans of each such Lender. Failure to make any such recordation, or (absent manifest error) any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to section 12.4(c). The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this section 12.16, except to the extent attributable to the gross negligence or wilful misconduct of the Administrative Agent. The Lender Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         12.17. Limitations on Liability of the Letter of Credit Issuers. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither any Letter of Credit Issuer nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by a Letter of Credit Issuer against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, EXCEPT that the Borrower (or a Subsidiary which is the account party in respect of the Letter of Credit in question) shall have a claim against a Letter of Credit Issuer, and a Letter of Credit Issuer shall be liable to the Borrower (or such Subsidiary), to the extent of any direct, but not consequential, damages suffered by the Borrower (or such Subsidiary) which the Borrower (or such Subsidiary) proves were caused by (i) such Letter of Credit Issuer's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (ii) such Letter of Credit Issuer's willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, a Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation.

         12.18. General Limitation of Liability. No claim may be made by the Borrower, any Lender, the Administrative Agent, any Letter of Credit Issuer or any other person against the Administrative Agent, any Letter of Credit Issuer, or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Credit Documents, or any act, omission or event occurring in connection therewith; and each of the Borrower, each Lender, the Administrative Agent and each Letter of Credit Issuer hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         12.19. No Duty. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Credit Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, to any of its Subsidiaries, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. The Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

         12.20. Lenders and Agent Not Fiduciary to Borrower, etc. The relationship among the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent, each Letter of Credit Issuer and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent, each Letter of Credit Issuer and the Lenders have no fiduciary or other special relationship with the Borrower and its Subsidiaries, and no term or provision of any Credit Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

         12.21. Survival of Representations and Warranties. All representations and warranties herein shall survive the making of Loans and the issuance of Letters of Credit hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf. All statements contained in any certificate or other document delivered to the Administrative Agent or any Lender or any holder of any Notes by or on behalf of the Borrower or of its Subsidiaries pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Administrative Agent or any Lender.

         12.22. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         12.23. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action, event, condition or circumstance is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations or restrictions of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or event, condition or circumstance exists.

         12.24. No Reliance on Margin Stock. Each Lender represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         12.25. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Prime Rate to the date of repayment, shall have been received by such Lender.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


FERRO CORPORATION                     NATIONAL CITY BANK,
                                        individually as a Lender and as the
                                        Letter of Credit Issuer, and in its
                                        capacity as the Lead Arranger and
                                        the Administrative Agent
By:
   ----------------------------
         D. Thomas George
         Treasurer
                                      By:
                                         ----------------------------
                                               Terri L. Cable
                                               Senior Vice President


KEYBANK NATIONAL ASSOCIATION,         BANK ONE, MICHIGAN,
  individually as a Lender and          individually as a Lender and as
  as Syndication Agent                  Documentation Agent



By:                                   By:
  ------------------------------         ----------------------------
         Title:                                Title:


FLEET NATIONAL BANK                   CITIBANK, N. A.



By:                                   By:
  ------------------------------         ----------------------------
         Title:                                Title:


FIFTH THIRD BANK, NORTHEASTERN OHIO   MELLON BANK, N. A.



By:                                   By:
  ------------------------------         ----------------------------
         Title:                                Title:

                                     ANNEX I

                                                    INFORMATION AS TO LENDERS

=============================================================================================================================
      NAME OF LENDER         COMMITMENT             DOMESTIC LENDING OFFICE               EURODOLLAR LENDING OFFICE
=============================================================================================================================
National City Bank                             National City Bank                       National City Bank
                             GENERAL           1900 East Ninth Street                   1900 East Ninth Street
                             REVOLVING         Cleveland, Ohio 44114                    Cleveland, Ohio 44114
                             COMMITMENT:
                                               PRIMARY CONTACT:
                             $80,000,000       Terri L. Cable
                                               Senior Vice President
                                               Telephone: (216) 575-3354
                             SWING LINE        Facsimile: (216) 222-0003
                             REVOLVING
                             COMMITMENT:       CONTACT FOR BORROWINGS, PAYMENTS,
                                               ETC.:
                                               Connie B. Djukic
                             $10,000,000       Money Desk Officer
                                               Telephone: (216) 575-2578
                                               Facsimile: (216) 575-2481

                                               LETTER OF CREDIT CONTACT:
                                               Nicole Piccolo
                                               Letter of Credit Coordinator
                                               23000 Millcreek Blvd. #7532
                                               Highland Hills, Ohio 44122
                                               Tel. (216) 488-7547
                                               Fax. (216) 488-7550

                                               WIRING INFORMATION:
                                               ABA No. 041 000  124
                                               Ref.: Ferro Corporation
                                               Attention:  Commercial Loan
                                               Operations Large Corporate
                                               Processing


-----------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================
      NAME OF LENDER         COMMITMENT             DOMESTIC LENDING OFFICE               EURODOLLAR LENDING OFFICE
=============================================================================================================================
Bank One, Michigan                             Bank One, Michigan                       Bank One, Michigan
                             GENERAL           611 Woodward Avenue                      611 Woodward Avenue
                             REVOLVING         Detroit, Michigan 48226                  Detroit, Michigan 48226
                             COMMITMENT:
                                               PRIMARY CONTACTS:
                             $50,000,000       Babette Coerdt
                                               First Vice President
                                               600 Superior Avenue
                                               Cleveland, Ohio 44114
                                               Tel. (216) 261-2226
                                               Fax. (216) 348-6642

                                               CONTACT FOR BORROWINGS, PAYMENTS,
                                               ETC.:
                                               Karen Graham
                                               Tel. (313) 225-2579
                                               Fax. (313) 225-1586

                                               WIRING INFORMATION:
                                               ABA No.  072  000  326
                                               a/c # 2891000007
                                               Ref.: Ferro Corporation
                                               LS2 Clearing Account
                                               Attention:  Commercial Loan
                                               Operations

-----------------------------------------------------------------------------------------------------------------------------
KeyBank National                               KeyBank National Association             KeyBank National Association
Association                  GENERAL           127 Public Square                        127 Public Square
                             REVOLVING         Cleveland, Ohio 44114                    Cleveland, Ohio 44114
                             COMMITMENT:
                                               PRIMARY CONTACTS:
                             $50,000,000       Brendan Lawlor
                                               Vice President
                                               Tel. : (216) 689-5642
                                               Fax. : (216) 689-4981

                                               CONTACT FOR BORROWINGS, PAYMENTS,
                                               ETC.:
                                               Elise Jackson
                                               Tel. (216) 689-0206
                                               Fax. (216) 689-4981

                                               WIRING INFORMATION:
                                               ABA No.  041   001  039
                                               a/c # 3057
                                               Ref.: Ferro Corporation
                                               Attention:  Commercial Loan Operations

-----------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================
      NAME OF LENDER         COMMITMENT             DOMESTIC LENDING OFFICE               EURODOLLAR LENDING OFFICE
=============================================================================================================================
Citibank, N. A.                                Citibank, N. A.                          Citibank, N. A.
                             GENERAL           399 Park Avenue                          399 Park Avenue
                             REVOLVING         New York, New York 10043                 New York, New York 10043
                             COMMITMENT:
                                               PRIMARY CONTACTS:
                             $35,000,000       Diane Pockaj
                                               Vice President
                                               Tel.:  (212) 559-4649
                                               Fax.: (212) 773-0289
                                               Jeff Stern
                                               Assistant Vice President
                                               Tel.:  (212) 559-5089
                                               Fax.: (212) 773-0289

                                               CONTACT FOR BORROWINGS, PAYMENTS,
                                               ETC.:
                                               Cindy Mark
                                               Manager
                                               Two Penns Way
                                               New Castle, Del. 19720
                                               Tel. (302) 894-6083
                                               Fax (302) 894-6090

                                               WIRING INFORMATION:
                                               ABA No.  021   000   89
                                               a/c # 4054-8046
                                               Ref.: Ferro Corporation
                                               Attention:  Commercial Loan
                                               Operations

-----------------------------------------------------------------------------------------------------------------------------


=============================================================================================================================
      NAME OF LENDER         COMMITMENT             DOMESTIC LENDING OFFICE               EURODOLLAR LENDING OFFICE
=============================================================================================================================
Fleet National Bank                            Fleet National Bank                      Fleet National Bank
                             GENERAL           100 Federal Street                       100 Federal Street
                             REVOLVING         Boston, Massachusetts 02110              Boston, Massachusetts 02110
                             COMMITMENT:
                                               PRIMARY CONTACTS:
                             $35,000,000       Bob MacElhiney
                                               Vice President
                                               Tel. (617) 434-7068
                                               Fax  (617) 434-0816
                                               Suzanne Chomiczewski
                                               Tel. (617) 434-3325
                                               Fax  (617) 434-0816

                                               CONTACT FOR BORROWINGS, PAYMENTS,
                                               ETC.:
                                               Shrago, Halise
                                               Tel. (781) 467-2169
                                               Fax (781) 467-2167

                                               WIRING INFORMATION:
                                               ABA No.  011   000   390
                                               Ref.: Ferro Corporation
                                               Attention:  Commercial Loan
                                               Operations

-----------------------------------------------------------------------------------------------------------------------------


=============================================================================================================================
      NAME OF LENDER         COMMITMENT             DOMESTIC LENDING OFFICE               EURODOLLAR LENDING OFFICE
=============================================================================================================================
Fifth Third Bank,                              Fifth Third Bank, Northeastern Ohio      Fifth Third Bank, Northeastern Ohio
Northeastern Ohio            GENERAL           1404 East Ninth Street                   1404 East Ninth Street
                             REVOLVING         Cleveland, Ohio 44114                    Cleveland, Ohio 44114
                             COMMITMENT:
                                               PRIMARY CONTACTS:
                             $25,000,000       Jim Byrnes
                                               Vice President
                                               Tel. (216) 274-5575
                                               Fax. (216) 274-5507

                                               CONTACT FOR BORROWINGS, PAYMENTS,
                                               ETC.:
                                               Vel Woods
                                               Tel. (216) 274-5578
                                               Fax (216) 274-5507

                                               CONTACT FOR LETTER OF CREDIT:
                                               Tim McGuire
                                               Tel. (216) 274-5480
                                               Fax (216) 274-5507

                                               WIRING INFORMATION:
                                               Fifth Third Bank, Cincinnati Ohio
                                               ABA No.  042  000  314
                                               a/c # 99208599
                                               Benef: C/O Fifth Third Bank,
                                               Northeastern Ohio
                                               Ref.: Ferro Corporation
                                               Attention:  Commercial Loan
                                               Operations

-----------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================
      NAME OF LENDER         COMMITMENT             DOMESTIC LENDING OFFICE               EURODOLLAR LENDING OFFICE
=============================================================================================================================
Mellon Bank, N. A.                             Mellon Bank, N. A.                       Mellon Bank, N. A.
                             GENERAL           One Mellon Center                        One Mellon Center
                             REVOLVING         Pittsburgh, Pennsylvania 15258           Pittsburgh, Pennsylvania 15258
                             COMMITMENT:
                                               PRIMARY CONTACTS:
                             $25,000,000       Charles Frankenberry
                                               Vice President
                                               Tel.: (412) 236-1643
                                               Fax.: (412) 234-8888

                                               CONTACT FOR BORROWINGS, PAYMENTS,
                                               ETC.:



                                               LETTER OF CREDIT CONTACT:



                                               WIRING INFORMATION:
                                               ABA No.  043  000  261
                                               a/c #
                                               Ref.: Ferro Corporation
                                               Attention:  Commercial Loan
                                               Operations

=============================================================================================================================


                                    ANNEX II

                         INFORMATION AS TO SUBSIDIARIES

                                                              Sovereign power under
Name of Subsidiary                                            the laws of which organized
------------------------------                                ---------------------------
Ferro Electronic Materials, Inc.                                  USA
Ferro Industrial Products Ltd.                                    Canada
Ferro B. V.                                                       The Netherlands
         Ferro (Holland) B. V.                                    The Netherlands
         Ferro France S.a.R.L.                                    France
                  Ferro Chemicals S. A.                           France
         Ruhr-Pulverlack GmbH                                     Germany
         Ferro (Deutschland) GmbH                                 Germany
         Ferro (Italia) S.R.L.                                    Italy
         Ferro Industrias-Quimacas S. A.                          Portugal
         Ferro Toyo Co., Ltd. (60%)                               Taiwan, ROC
Ferro Enamel Espanola S. A.                                       Spain
Ege-FerroKimya A.S. (49.9%)                                       Turkey
Ferro (Great Britain) Ltd.                                        United Kingdom
Ferro Enamel Argentina S.A.I.Cy.M.                                Argentina
         Minera Loma Blanca S. A.                                 Argentina
         Procesadora de Boratos Argentinos S. A. (50%)            Argentina
Ferro Enamel do Brasil, I.C.L.                                    Brasil
Ferro Mexicana S.A.deC.V.                                         Mexico
Ferro de Venezuela C.A. (51%)                                     Venezuela
Ferro Corporation (Australia) Pty. Ltd.                           Australia
Ferro Far East, Ltd.                                              Peoples Republic of China
Ferro (Ningho) Powder Coatings, Ltd.                              Peoples Republic of China
Ferro Industrial Products Limited (Taiwan)                        Taiwan, ROC
Ferro (Thailand) Co., Ltd. (49%)                                  Thailand
Ferro Japan K.K.                                                  Japan
PT Ferro Mas Dinamika (95%)                                       Indonesia




-------------
         * Percentages in parentheses indicate Ferro's ownership. Ferro has a number of sales and warehousing subsidiaries throughout the world which are omitted from the foregoing because they are considered in the aggregate or individually not to constitute a significant subsidiary.

                                    ANNEX III

                      DESCRIPTION OF EXISTING INDEBTEDNESS
                             (as of March 31, 2000)

LONG TERM DEBT OF PARENT COMPANY
         PUBLICLY HELD DEBT
                  7.625% Debentures due May 2013              $25,000,000
                  8% Debentures due June 2025                 $50,000,000
                  7.375% Debentures due October 2015          $25,000,000
                  7.125% Debentures due March 2028            $55,000,000               $155,000,000

         REVOLVING CREDIT AGREEMENT BORROWINGS                                          $ 95,000,000

                                                                -----------------------------------------
                                                                Parent Co. Long-Term Debt  $250,000,000
                                                                -----------------------------------------


                                                                -----------------------------------------
                                                                Subsidiary Long-Term Debt  $2,515,573*
                                                                -----------------------------------------

                                                               *Reported only as of year-end (12/31/99).

SHORT-TERM DEBT OF PARENT COMPANY
         Money Market Borrowings
                  (generally less than 1 month maturity)                                $17,500,000

SECURED LONG-TERM DEBT
         International Subsidiaries                                                     $1,842,583
                                                                                [Included above in Subsidiary
                                                                                Long-Term Debt]


                        -----Continued on Next Page-----


--------------------------
GUARANTEES
--------------------------

=======================================================================================================================
   Subsidiary     Requesting Bank     Date of        Amount of       Current USD    Date of Board   Maximum Amount of
                                     Guaranty     Guaranty Issued    Equivalent     Authorization  Board Authorization
=======================================================================================================================
PT Ferro Mas      Citibank           4/27/1999     USD5,000,000      $5,000,000        9/3/92        $4,000,000
Dinamika                                                                              4/23/93        $1,000,000
(Indonesia)                                                                                          ($10MM Blanket)
-----------------------------------------------------------------------------------------------------------------------
Ferro Industrial  Citibank           9/29/1998     USD$1,500,000     $1,500,000       4/27/90        $3,600,000
Products Ltd.                                                                                        (TWD120,000,000)
-----------------------------------------------------------------------------------------------------------------------
Ferro (Thailand)  Citibank           7/15/1996     USD$2,500,000     $2,500,000       8/15/93        $3,550,000
Co., Ltd.
-----------------------------------------------------------------------------------------------------------------------

TOTALS                                                               $9,000,000                      $11,150,000
=======================================================================================================================




--------------------------
COMFORT LETTERS
--------------------------

=======================================================================================================================
 Subsidiary     Requesting Bank   Date of Comfort     Amount of       Current USD    Date of Board   Maximum Amount of
                                      Letter       Guaranty Issued    Equivalent     Authorization  Board Authorization
=======================================================================================================================
Ferro Far East    Citibank         July 28, 1993    HKD6,000,000       $775,000        7/19/85         $1,900,000
Limited (Hong                      reaffirmed
Kong)                              11/11/96 and
                                   10/22/97
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

=======================================================================================================================




--------------------------
SYNTHETIC LEASE

A five year lease entered into in 1995 in connection with the Synthetic Products Company acquisition, under which the Borrower has the opportunity to purchase the leased assets at the end of the lease term for approximately $29.6 million
--------------------------

                                    ANNEX IV

              DESCRIPTION OF LETTERS OF CREDIT DEEMED ISSUED UNDER
                              THE CREDIT AGREEMENT

                                   EXHIBIT A-1


                             GENERAL REVOLVING NOTE


$________________                                             Cleveland, Ohio
                                                            ____________, 2000


         FOR VALUE RECEIVED, the undersigned FERRO CORPORATION, an Ohio corporation (herein, together with its successors and assigns, the "BORROWER"), hereby promises to pay to the order of _______________________ (the "LENDER"), in lawful money of the United States of America and in immediately available funds, at the Payment Office (such term and certain other terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) of National City Bank (the "ADMINISTRATIVE AGENT"), the principal sum of ________________ DOLLARS AND ____ CENTS ($ ) or, if less, the then unpaid principal amount of all General Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, on the Maturity Date.

         The Borrower promises also to pay interest in like currency and funds at the Payment Office on the unpaid principal amount of each General Revolving Loan made by the Lender from the date of such General Revolving Loan until paid at the rates and at the times provided in section 2.7 of the Credit Agreement.

         This Note is one of the General Revolving Notes referred to in the Credit Agreement, dated as of May 9, 2000, among the Borrower, the financial institutions from time to time party thereto (including the Lender), and National City Bank, as Administrative Agent (as from time to time in effect, the "CREDIT AGREEMENT"), and is entitled to the benefits thereof and of the other Credit Documents. As provided in the Credit Agreement, this Note is subject to mandatory prepayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO.


                                             FERRO CORPORATION


                                             By: _____________________________
                                                   Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

====================================================================================================================
                                                                   AMOUNT
                                                                     OF
     DATE             AMOUNT           TYPE                       PRINCIPAL         UNPAID
      OF                OF              OF          INTEREST       PAID OR         PRINCIPAL             MADE
   NOTATION            LOAN            LOAN          PERIOD        PREPAID          BALANCE               BY
====================================================================================================================

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

====================================================================================================================


                                   EXHIBIT A-2


                            SWING LINE REVOLVING NOTE


$________________                                             Cleveland, Ohio
                                                              _________, 2000

         FOR VALUE RECEIVED, the undersigned FERRO CORPORATION, an Ohio corporation (herein, together with its successors and assigns, the "BORROWER"), hereby promises to pay to the order of _______________________ (the "LENDER"), in lawful money of the United States of America and in immediately available funds, at the Payment Office (such term and certain other terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) of National City Bank (the "ADMINISTRATIVE AGENT"), the principal sum of ________________ DOLLARS AND ____ CENTS ($ ) or, if less, the then unpaid principal amount of all Swing Line Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement. The Borrower will pay the principal amount of any Swing Line Revolving Loan on the maturity date specified therefor in the Notice of Borrowing relating thereto, which maturity date shall in no event be more than 30 days following the date such Swing Line Revolving Loan was made.

         The Borrower promises also to pay interest in like currency and funds at the Payment Office on the unpaid principal amount of each Swing Line Revolving Loan made by the Lender from the date of such Swing Line Revolving Loan until paid at the rates and at the times provided in section 2.7 of the Credit Agreement.

         This Note is the Swing Line Revolving Note referred to in the Credit Agreement, dated as of May 9, 2000, among the Borrower, the financial institutions from time to time party thereto (including the Lender), and National City Bank, as Administrative Agent (as from time to time in effect, the "CREDIT AGREEMENT"), and is entitled to the benefits thereof and of the other Credit Documents. As provided in the Credit Agreement, this Note is subject to mandatory prepayment prior to the maturity date of any Swing Line Revolving Loan, in whole or in part.

         In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO.


                                           FERRO CORPORATION


                                           By: ______________________________
                                                    Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

====================================================================================================================
                                      TYPE                           AMOUNT
                                       OF                              OF
     DATE            AMOUNT         LOAN/ OR      MATURITY         PRINCIPAL          UNPAID
      OF               OF           INTEREST                        PAID OR          PRINCIPAL         MADE
   NOTATION           LOAN            RATE                          PREPAID           BALANCE           BY
====================================================================================================================

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

====================================================================================================================


                                   EXHIBIT A-3


                              COMPETITIVE BID NOTE


$________________                                              Cleveland, Ohio
                                                               _________, 2000

         FOR VALUE RECEIVED, the undersigned FERRO CORPORATION, an Ohio corporation (herein, together with its successors and assigns, the "BORROWER"), hereby promises to pay to the order of _______________________ (the "LENDER"), in lawful money of the United States of America and in immediately available funds, at the Payment Office (such term and certain other terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) of National City Bank (the "ADMINISTRATIVE AGENT"), the principal sum of ________________ DOLLARS AND ____ CENTS ($ ) or, if less, the then unpaid principal amount of all Competitive Bid Loans made by the Lender to the Borrower pursuant to the Credit Agreement. The Borrower will pay the principal amount of any Competitive Bid Loan on the maturity date specified therefor in the Notice of Borrowing relating thereto, which maturity date shall in no event be more than six months following the date such Competitive Bid was made.

         The Borrower promises also to pay interest in like currency and funds at the Payment Office on the unpaid principal amount of each Competitive Bid Loan made by the Lender from the date of such Competitive Bid Loan until paid at the rates and at the times provided in section 2.7 of the Credit Agreement.

         This Note is one of the Competitive Bid Notes referred to in the Credit Agreement, dated as of May 9, 2000, among the Borrower, the financial institutions from time to time party thereto (including the Lender), and National City Bank, as Administrative Agent (as from time to time in effect, the "CREDIT AGREEMENT"), and is entitled to the benefits thereof and of the other Credit Documents. As provided in the Credit Agreement, this Note is subject to mandatory prepayment prior to the maturity date of any Competitive Bid Loan evidenced hereby, in whole or in part.

         In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO.


                                            FERRO CORPORATION


                                            By: ______________________________
                                                       Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

====================================================================================================================
                                        TYPE                            AMOUNT
                                         OF                               OF
     DATE            AMOUNT           LOAN/ OR        MATURITY        PRINCIPAL          UNPAID
      OF               OF             INTEREST                         PAID OR          PRINCIPAL         MADE
   NOTATION           LOAN              RATE                           PREPAID           BALANCE           BY
====================================================================================================================

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

====================================================================================================================


                                   EXHIBIT B-1

                          NOTICE OF REVOLVING BORROWING

                                                                       [Date]

National City Bank,
         as Administrative Agent for the Lenders party to the Credit Agreement referred to below
1900 East Ninth Street
Cleveland, Ohio 44114
         Attention: Loan Operations--Agency Services

             RE: NOTICE OF REVOLVING BORROWING UNDER THE CREDIT AGREEMENT, DATED AS OF MAY 9, 2000

Ladies and Gentlemen:

         The undersigned, Ferro Corporation (the "BORROWER"), refers to the Credit Agreement, dated as of May 9, 2000 (as amended from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "LENDERS"), and National City Bank, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to section 2.2(a) of the Credit Agreement, that the undersigned hereby requests one or more Revolving Borrowings under the Credit Agreement, and in that connection sets forth in the schedule attached hereto the information relating to each such Borrowing (collectively the "PROPOSED BORROWING") as required by section 2.2(a) of the Credit Agreement.

         The undersigned hereby specifies that the Proposed Borrowing will consist of Loans as indicated in the schedule attached hereto.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                  (A) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and

                  (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                             Very truly yours,

                                             FERRO CORPORATION


                                             By: ______________________________
                                                       Title:

                               BORROWING SCHEDULE


PROPOSED BORROWING #1:


====================================================================================================================
     BUSINESS DAY                                                                                INTEREST PERIOD
          OF                                                                  AGGREGATE           IF LOANS ARE
       PROPOSED                FACILITY                 TYPE OF                AMOUNT                 LIBOR
       BORROWING                                         LOANS                OF LOANS                LOANS
====================================================================================================================
                         General Revolving        Prime Rate Loans                              One Month
    ______, 20____       Loans
                                                  LIBOR Loans                 $____________     Two Months

                         Swing Line Revolving     Money Market Rate                             Three Months
                         Loans                    Loans with an interest
                                                  rate of ___% and a                            Six Months
                                                  maturity of ___ days
                                                  [not more than 30 days]
                           [Circle one of                                                       [Circle one of
                               above]                [Circle and/or                                   above]
                                                    complete one of
                                                         above]
====================================================================================================================


PROPOSED BORROWING #2:

======================== ====================== ======================== ==================== ======================
     BUSINESS DAY                                                                                INTEREST PERIOD
          OF                                                                  AGGREGATE           IF LOANS ARE
       PROPOSED                FACILITY                 TYPE OF                AMOUNT                 LIBOR
       BORROWING                                         LOANS                OF LOANS                LOANS
====================================================================================================================
                         General Revolving        Prime Rate Loans                              One Month
    ______, 20____       Loans
                                                  LIBOR Loans                 $____________     Two Months

                         Swing Line Revolving     Money Market Rate                             Three Months
                         Loans                    Loans with an interest
                                                  rate of ___% and a                            Six Months
                                                  maturity of ___ days
                                                  [not more than 30 days]                          [Circle one of
                            [Circle one of                                                           above]
                                above]              [Circle and/or
                                                   complete one of
                                                        above]
====================================================================================================================


                                   EXHIBIT B-2

                       NOTICE OF COMPETITIVE BID BORROWING

                                                                 [Date]

National City Bank,
         as Administrative Agent for the Lenders party to the Credit Agreement referred to below
1900 East Ninth Street
Cleveland, Ohio 44114
         Attention: Loan Operations--Agency Services

             RE:      NOTICE OF COMPETITIVE BID BORROWING
                      UNDER THE CREDIT AGREEMENT, DATED AS OF MAY 9, 2000

Ladies and Gentlemen:

         The undersigned, Ferro Corporation (the "BORROWER"), refers to the Credit Agreement, dated as of May 9, 2000 (as amended from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "LENDERS"), and National City Bank, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to section 2.3(a) of the Credit Agreement, that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "PROPOSED BORROWING") is requested to be made:

         (A)   Date of Proposed Borrowing:     __________________________.
         (B)   Amount of Proposed Borrowing:   $_______________.
         (C)   Maturity Date:                  [1], [2], [3] or [6] Months.
         (D)   Interest Rate Basis:            [Fixed Rate] or [Margin over Adjusted LIBO Rate].
         (E)   Interest Payment Date(s):       _________________________.
         (F)   Default Interest Rate:          ___% above the Interest Rate.
         (G)   _____________________:          ________________________.
         (H)   _____________________:          ________________________.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                  (A) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and

                  (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                              Very truly yours,

                                              FERRO CORPORATION


                                              By: _____________________________
                                                     Title:

                                   EXHIBIT B-3

                              NOTICE OF CONVERSION

                                                                        [Date]

National City Bank,
         as Administrative Agent for the Lenders party to the Credit Agreement referred to below
1900 East Ninth Street
Cleveland, Ohio 44114
         Attention: Loan Operations-Agency Services

            RE: NOTICE OF CONVERSION OF GENERAL REVOLVING LOANS OF ONE TYPE INTO ANOTHER TYPE, PURSUANT TO THE CREDIT AGREEMENT,
                  DATED AS OF MAY 9, 2000

Ladies and Gentlemen:

         The undersigned, Ferro Corporation (the "BORROWER"), refers to the Credit Agreement, dated as of May 9, 2000 (as amended from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "LENDERS"), and National City Bank, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to section 2.5 of the Credit Agreement, that the undersigned hereby requests one or more Conversions of General Revolving Loans, outstanding pursuant to a Borrowing and consisting of one Type of Loan, into General Revolving Loans of another Type, pursuant to section 2.5 of the Credit Agreement, and in that connection sets forth in the schedule attached hereto the information relating to each such Conversion.



                                            Very truly yours,

                                            FERRO CORPORATION


                                            By: ______________________________
                                                     Title:

                               CONVERSION SCHEDULE


PROPOSED CONVERSION #1
        [OF THE GENERAL REVOLVING LOANS DESCRIBED IN THE FIRST TABLE BELOW INTO THE GENERAL REVOLVING LOANS DESCRIBED IN THE SECOND TABLE BELOW]

====================================================================================================================
                                                               AGGREGATE                   INTEREST PERIOD
                                                                AMOUNT                       IF LOANS ARE
     DATE OF LOANS              TYPE OF LOANS                  OF LOANS                      LIBOR LOANS
====================================================================================================================
                                                                                       One Month
       ____, 20__         Prime Rate Loans
                                                               $________               Two Months
                          LIBOR Loans
                                                                                       Three Months

                                [Circle one of                                         Six Months
                                    Above]
                                                                                            [Circle one of
                                                                                                above]

====================================================================================================================



====================================================================================================================
                                                               AGGREGATE                   INTEREST PERIOD
                                                                AMOUNT                       IF LOANS ARE
     DATE OF LOANS              TYPE OF LOANS                  OF LOANS                      LIBOR LOANS
====================================================================================================================
                                                                                      One Month
       ____, 20__         Prime Rate Loans
                                                               $________              Two Months
                          LIBOR Loans
                                                                                      Three Months

                                [Circle one of                                        Six Months
                                    Above]
                                                                                            [Circle one of
                                                                                                above]

====================================================================================================================

PROPOSED CONVERSION #2
       [OF THE GENERAL REVOLVING LOANS DESCRIBED IN THE FIRST TABLE BELOW INTO THE GENERAL REVOLVING LOANS DESCRIBED IN THE SECOND TABLE BELOW]

====================================================================================================================
                                                               AGGREGATE                   INTEREST PERIOD
                                                                AMOUNT                       IF LOANS ARE
     DATE OF LOANS              TYPE OF LOANS                  OF LOANS                      LIBOR LOANS
====================================================================================================================
                                                                                      One Month
       ____, 20__         Prime Rate Loans
                                                               $________              Two Months
                          LIBOR Loans
                                                                                      Three Months

                                [Circle one of                                        Six Months
                                    Above]
                                                                                            [Circle one of
                                                                                                above]

====================================================================================================================



====================================================================================================================
                                                               AGGREGATE                   INTEREST PERIOD
                                                                AMOUNT                       IF LOANS ARE
     DATE OF LOANS              TYPE OF LOANS                  OF LOANS                      LIBOR LOANS
====================================================================================================================
                                                                                      One Month
       ____, 20__         Prime Rate Loans
                                                               $________              Two Months
                          LIBOR Loans
                                                                                      Three Months

                                [Circle one of                                        Six Months
                                    Above]
                                                                                            [Circle one of
                                                                                                above]

====================================================================================================================


                                   EXHIBIT B-4


                            LETTER OF CREDIT REQUEST

No. ______________1

                                                            Dated  __________2


National City Bank,
         as Administrative Agent for the Lenders party to the Credit Agreement referred to below
1900 East Ninth Street
Cleveland, Ohio 44114
         Attention: International Department/ Letter of Credit Operations

Ladies and Gentlemen:

         The undersigned, Ferro Corporation (the "BORROWER"), refers to the Credit Agreement, dated as of May 9, 2000 (as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT", the capitalized terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "LENDERS"), and National City Bank, as Administrative Agent for such Lenders.

         The undersigned hereby requests that , as a Letter of Credit Issuer, issue a Letter of Credit on __________, 20__ (the "DATE OF ISSUANCE") in the aggregate amount of U.S.$ , for the account of [the Borrower]
[named Subsidiary].

         The beneficiary of the requested Letter of Credit will be ___________ ________,3 and such Letter of Credit will be in support of ___________
_________ 4 and will have a stated termination date of ____________.5


         The undersigned hereby certifies that after giving effect to the requested issuance of the Letter of Credit:

                  (i) $_________ principal amount of Loans will be outstanding; and

                  (ii)  the Letter of Credit Outstandings will be $___________.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Date of Issuance:

                  (A) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after


--------

1        Letter of Request Number.

2 Date of Letter of Request (at least five Business Days prior to the Date of Issuance or such lesser number as may be agreed by the relevant Letter of Credit Issuer).

3        Insert name and address of beneficiary.

4 Insert description of the supported obligations, name of agreement and/or the commercial transaction to which this Letter of Credit Request relates.

5 Insert last date upon which drafts may be presented (which may not be beyond the 15th Business Day next preceding the Maturity Date).

         giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and

                  (B) no Default or Event of Default has occurred and is continuing, or would result after giving effect to the issuance of the Letter of Credit requested hereby.

         Copies of all documentation with respect to the supported transaction are attached hereto.


                                      Very truly yours,

                                      FERRO CORPORATION


                                      By: ____________________________________
                                                 Title:

                                    EXHIBIT C






                           ---------------------------


                                     FORM OF
                               SUBSIDIARY GUARANTY


                           ---------------------------

                                    EXHIBIT D






                           ---------------------------


                                     FORM OF
                           OPINION OF SPECIAL COUNSEL
                                 TO THE BORROWER


                           ---------------------------

                                                              April __, 2000


The Administrative Agent
         and each of the Lenders party to the
         Credit Agreement referred to below
c/o National City Bank
1900 East Ninth Street
Cleveland, Ohio 44114

         RE:      CREDIT AGREEMENT, DATED AS OF MAY 9, 2000,
                  WITH FERRO CORPORATION

Ladies and Gentlemen:

         We have acted as special counsel to Ferro Corporation, an Ohio corporation (the "BORROWER"), in connection with (i) the execution and delivery of the Credit Agreement, dated as of May 9, 2000 (the "CREDIT AGREEMENT"), among the Borrower, the financial institutions party thereto (the "LENDERS") and National City Bank, as Administrative Agent, and (ii) the transactions contemplated thereby. Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement. This opinion letter is delivered by us to you at the request of the Borrower in accordance with the requirements of section 6.1(f) of the Credit Agreement.

         As such special counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records and matters of law as we have considered necessary as a basis for the opinions set forth herein, including without limitation the following:

                  (a) the Credit Agreement; and

                  (b) the General Revolving Notes in the aggregate principal amount of $300,000,000, the Swing Line Revolving Note in the principal amount of $10,000,000, and the Competitive Bid Notes, in each case which are being delivered today to the Lenders pursuant to the Credit Agreement.

The documents referred to in clauses (a) and (b) above are herein sometimes referred to as the "CREDIT DOCUMENTS".

         In our examination we have assumed the genuineness of all signatures (other than as to the Borrower), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact not independently verified by us we have relied, to the extent we deemed appropriate, upon representations and certificates of officers of the Borrower, public officials and other appropriate persons. All assumptions and statements of reliance as to factual matters herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon. We have also assumed the due authorization, execution and delivery of the Credit Documents on the part of the Lenders and the Administrative Agent, and the legality, validity, binding effect on, and enforceability of the Credit Documents against, the Lenders and the Administrative Agent.

         We understand that you have considered the applicability of fraudulent transfer laws to the transactions contemplated by the Credit Documents, as to which laws we express no opinion, and have satisfied yourself with respect thereto.

         Our examination of matters of law in connection with the opinions expressed herein has been limited to the federal laws of the United States and the laws of the State of Ohio, and accordingly, no opinions expressed herein shall be deemed to cover any other laws.

         We have neither examined nor requested an examination of the indices or records of any court or governmental or other agency, authority, instrumentality or entity, nor have we made inquiry of any person or entity, except as expressly set forth in this opinion letter. In addition, we have not independently verified or investigated the accuracy or completeness of any factual information and, because the scope of our examination did not include such verification, we assume no responsibility for the accuracy or completeness of any such information.

         As used herein, "to our knowledge" shall mean to the actual knowledge of the lawyers who have been actively involved in the negotiation of the Credit Documents and the lawyers in our firm who are the current primary contacts for the Borrower at the firm.

         Based upon the foregoing and subject to the qualifications, assumptions and limitations contained in this opinion letter, we are of the opinion that:

                  1. CORPORATE STATUS, ETC. The Borrower is a validly existing Ohio corporation and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged.

                  2. QUALIFICATION AS A FOREIGN CORPORATION. Based solely on certificates received as of recent dates from the Secretary of State or other appropriate governmental official of _____, _____, _____, _____, _____, _____, and _____, the Borrower was, as of the date of the applicable certificate, duly qualified as a foreign corporation and in good standing in each such jurisdiction.

                  3. SUBSIDIARIES. To our knowledge, Annex II to the Credit Agreement correctly sets forth each Subsidiary of the Borrower and the direct and indirect ownership interest of the Borrower therein.

                  4. CORPORATE POWER AND AUTHORITY, ETC. The Borrower has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party.

                  5. EXECUTION AND DELIVERY OF CREDIT DOCUMENTS. The Borrower has duly executed and delivered each Credit Document to which it is a party.

                  6. ENFORCEABILITY OF CREDIT DOCUMENTS. The Credit Agreement and the Notes each constitutes the legal, valid and binding agreement or obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws, and related judicial doctrines, from time to time in effect affecting creditors' rights and remedies generally, general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity, and the qualification that certain other provisions of such Credit Documents may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of Ohio or other applicable jurisdictions, but the inclusion of such provisions does not affect the validity as against any Credit Party of any of such Credit Documents as a whole, and such Credit Documents contain adequate provisions for enforcing payment of the obligations governed thereby and for the realization of the principal rights and benefits afforded thereby, subject to the other qualifications and limitations contained in this opinion letter.

                  7. NO VIOLATION. Neither the execution, delivery or performance by the Borrower of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, will contravene any provision of any State of Ohio or United States federal law, statute, rule, regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), or, to our knowledge, any order, writ, injunction or decree of any court or governmental instrumentality applicable to the Borrower or its properties and assets, will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or its Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, agreement or other instrument of which we have knowledge to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or will violate any provision of the articles of incorporation or code of regulations of the Borrower.

                  8. GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Ohio or United States federal governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by the Borrower of any Credit Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

                  9. LITIGATION. To our knowledge, there are no actions, suits or proceedings pending or threatened with respect to the Borrower or any of its Subsidiaries that have, or could reasonably be expected to have, a Material Adverse Effect, or which question the validity or enforceability of any of the Credit Documents, or of any action to be taken by any Credit Party pursuant to any of the Credit Documents to which it is a party.

                  10. INVESTMENT COMPANY ACT, ETC. The Borrower is not subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

                                    * * * * *

         The opinions set forth above are subject to the following assumptions, qualifications and limitations:

                  (a) We express no opinion with respect to any provision in any of the Credit Documents purporting to allow the collection of attorneys' fees or other expenses of enforcement.

                  (b) We express no opinion with respect to (i) the power or authority of the Administrative Agent and/or the Lenders to make the Loans contemplated by the Credit Documents; (ii) compliance by the Administrative Agent and/or the Lenders with any federal or state law, rule, regulation or restriction relating to banking or lending; or
         (iii) compliance by the Administrative Agent and/or the Lenders with any federal or state law, rule, regulation or restriction which is or was required to be complied with by the Administrative Agent and/or the Lenders (as opposed to compliance therewith by the Borrower) in order to enforce any rights of the Administrative Agent and/or the Lenders under any of the Credit Documents.

                  (c) We express no opinion as to the availability of any equitable or self-help remedy in the event of a breach of the Credit Documents or as to the right of the Administrative Agent and/or the Lenders to exercise remedies available to them upon the happening of a non-material breach under the Credit Documents.

         This opinion letter is being furnished only to the addressees and is solely for their benefit and the benefit of their participants and assigns in connection with the transactions contemplated by the Credit Documents. This opinion letter may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                              Very truly yours,

                                    EXHIBIT E






                           ---------------------------


                                     FORM OF
                              ASSIGNMENT AGREEMENT


                           ---------------------------

                              ASSIGNMENT AGREEMENT

                               DATE:_____________


         Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined.

         _____________ (the "ASSIGNOR") and ______________ (the "ASSIGNEE")
hereby agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the "ASSIGNED SHARE") of all of Assignor's outstanding rights and obligations under the Credit Agreement indicated in Item 4 of Annex I, including, without limitation, all rights and obligations with respect to the Assigned Share of the Assignor's Commitment and of the Loans, Unpaid Drawings and the Notes held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth in Item 4 of Annex I.

         2. The Assignor (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement, that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of the other Credit Parties of any of its obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

         3. The Assignee (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement; (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement;
(iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender[; and (vi) to the extent legally entitled to do so, attaches the forms described in section 5.4(b)(ii) of the Credit Agreement6.

         4. Following the execution of this Assignment Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment Agreement shall be the date of execution hereof by the Assignor, the Assignee and the consent hereof by the Administrative Agent and the receipt by the Administrative Agent of the administrative fee referred to in section 12.4(c) of the Credit Agreement, unless otherwise specified in Item 5 of Annex I hereto (the "SETTLEMENT DATE").


--------------

6 If the Assignee is organized under the laws of a jurisdiction outside the United States.

         5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

         6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (x) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I, (y) all Facility Fee (if applicable) on the Assigned Share of the Commitment at the rate specified in Item 7 of Annex I, and
(z) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Facility Fee and Letter of Credit Fees, to be paid by the Administrative Agent, upon receipt thereof from the Borrower, directly to the Assignee. It is further agreed that all payments of principal made by the Borrower on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

         7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO.

                                      * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


[NAME OF ASSIGNOR],                        [NAME OF ASSIGNEE],
      as Assignor                               as Assignee


By:____________________________            By:____________________________
         Title:                                        Title:


Acknowledged and Agreed:

NATIONAL CITY BANK,
      as Administrative Agent


By: ______________________________
         Vice President

                                     ANNEX I
                                       TO
                       ASSIGNMENT AND ASSUMPTION AGREEMENT


1.       The Borrower:

                  FERRO CORPORATION

2.       Name and Date of Credit Agreement:

                  Credit Agreement, dated as of May 9, 2000, among Ferro Corporation, the Lenders from time to time party thereto, and National City Bank, as Administrative Agent.

3.       Date of Assignment Agreement:

                  --------- ---, -----

4.       Amounts (as of date of item #3 above):

--------------------------------------------------------------------------------------------------------------------
                         GENERAL REVOLVING      GENERAL REVOLVING      SWING LINE REVOLVING   SWING LINE REVOLVING
                         COMMITMENT             LOANS                  COMMITMENT             LOANS
--------------------------------------------------------------------------------------------------------------------
AGGREGATE AMOUNT FOR            $_____                 $_____                 $_____                 $_____
ALL LENDERS
--------------------------------------------------------------------------------------------------------------------
ASSIGNED SHARE                  _____%                 _____%                 _____%                 _____%

--------------------------------------------------------------------------------------------------------------------
AMOUNT OF ASSIGNED              $_____                 $_____                 $_____                 $_____
SHARE
--------------------------------------------------------------------------------------------------------------------
AMOUNT RETAINED BY              $_____                 $_____                 $_____                 $_____
ASSIGNOR
--------------------------------------------------------------------------------------------------------------------


5.        Settlement Date:

                  --------- ---, ---

6.       Rate of Interest
         to the Assignee:       As set forth in section 2.7 of the Credit
                                Agreement (unless otherwise agreed to by the Assignor and the Assignee).7

------------

7 The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in section
         2.7 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

7.       Facility
         Fee: As set forth in section 4.1(a) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).8

8.       Letter of
         Credit Fees:           As set forth in section 4.1(b) of the Credit
                                Agreement (unless otherwise agreed to by the Assignor and the Assignee).9


9.       Notices:

ASSIGNOR:                                        ASSIGNEE:

----------------------                           ----------------------

----------------------                           ----------------------

----------------------                           ----------------------
Attention:                                       Attention:
Telephone No.:                                   Telephone No.:
Facsimile No.:                                   Facsimile No.:


10.      Payment Instructions:


ASSIGNOR:                                        ASSIGNEE:

----------------------                           ----------------------

----------------------                           ----------------------

----------------------                           ----------------------
ABA No.                                          ABA No.
Account No.:                                     Account No.:
Reference:                                       Reference:
Attention:                                       Attention:
Telephone No.:                                   Telephone No.:
Facsimile No.:                                   Facsimile No.:


------------

8 The Borrower and the Administrative Agent shall direct the entire amount of the Facility Fee to the Assignee at the rate set forth in section 4.1(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of Facility Fee through payment by the Assignee to the Assignor.

9 The Borrower and the Administrative Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in section 4.1(b) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Letter of Credit Fees through payment by the Assignee to the Assignor.

                                    EXHIBIT F






                           ---------------------------


                                     FORM OF
                              DESIGNATION AGREEMENT


                           ---------------------------

                              DESIGNATION AGREEMENT

                           Dated _____________, 20____

         Reference is made to the Credit Agreement, dated as of May 9, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Ferro Corporation, an Ohio corporation (herein, together with its successors and assigns, the "BORROWER"), the Lenders (as defined in the Credit Agreement), and National City Bank, as Administrative Agent for the Lenders (the "ADMINISTRATIVE AGENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

         __________________________ (the "DESIGNATOR") and ____________________
(the "DESIGNEE") agree as follows:

         1. The Designator hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Competitive Bid Loans pursuant to section 2.3 of the Credit Agreement.

         2. The Designator makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto and
(ii) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

         3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in section 7.8(a) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement and, if the Designee is an insurance company, represents and warrants that the designation hereunder shall not constitute or otherwise result in any prohibited transaction under section 406 of ERISA or section 4975 of the Internal Revenue Code; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Designator or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a Designated Bidder; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) specifies as its Applicable Lending Office with respect to Competitive Bid Loans (and address for notices) the offices set forth beneath its name on the signature pages hereof.

         4. Following the execution of this Designation Agreement by the Designator and its Designee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Designation Agreement shall be the date of acceptance thereof by the Administrative Agent (the "EFFECTIVE DATE").

         5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Competitive Bid Loans as a Lender pursuant to section 2.3 of the Credit Agreement and the rights and obligations of a Lender related thereto.

         6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio.

         7. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Designation Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                          [NAME OF DESIGNATOR]


                                          By:__________________________________
                                                   Vice President


                                          [NAME OF DESIGNEE]


                                          By:__________________________________
                                                   Vice President

                                          Applicable Lending
                                              Office (and
                                              address for
                                              notices):

                                              [Address]

Accepted this ______ day
of ____________, 20___

NATIONAL CITY BANK,
         AS ADMINISTRATIVE AGENT


BY: ___________________________________
         VICE PRESIDENT

                                    EXHIBIT G

                         SECTION 5.4(B)(II) CERTIFICATE




         Reference is hereby made to the Credit Agreement, dated as of May 9, 2000, among Ferro Corporation, the financial institutions party thereto from time to time, and National City Bank, as Administrative Agent (the "CREDIT AGREEMENT"). Pursuant to the provisions of section 5.4(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                            [NAME OF LENDER]


                                            By:_______________________________
                                                      Title:


Dated:__________